Exhibit 10.1

J.P.Morgan
CREDIT AGREEMENT
dated as of June 5, 2019
among
VISHAY INTERTECHNOLOGY, INC.,
as Borrower

The LENDERS Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent
___________________________
JPMORGAN CHASE BANK, N.A.,
as Joint Lead Arranger and Joint Bookrunner
___________________________
COMERICA BANK,
CITIZENS BANK, N.A.,
HSBC BANK USA, NATIONAL ASSOCIATION, AND
UNICREDIT BANK AG,
as Joint Lead Arrangers and Joint Bookrunners
___________________________

COMERICA BANK,
CITIZENS BANK, N.A.,
HSBC BANK USA, NATIONAL ASSOCIATION, AND
UNICREDIT BANK AG,
as Co-Syndication Agents
___________________________

SANTANDER BANK, NATIONAL ASSOCIATION,
TD BANK, N.A.,
MUFG BANK, LTD., AND
KBC BANK N.V.,
as Co-Documentation Agents

SCHEDULES:

Schedule 2.01	Commitments
Schedule 2.04	Existing Letters of Credit

EXHIBITS:

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Collateral Agreement
Exhibit D	Form of Global Intercompany Note
Exhibit E	Form of Compliance Certificate
Exhibit F	Form of Interest Election Request
Exhibit G-1	Form of Perfection Certificate
Exhibit G-2	Form of Supplemental Perfection Certificate
Exhibit H	Form of Solvency Certificate
Exhibit I-1	Form of U.S. Tax Certificate for Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-2	Form of U.S. Tax Certificate for Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-3	Form of U.S. Tax Certificate for Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-4	Form of U.S. Tax Certificate for Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes

CREDIT AGREEMENT dated as of June 5, 2019 (this “Agreement”), among VISHAY INTERTECHNOLOGY, INC., as Borrower, the LENDERS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The parties hereto hereby agree as follows:
ARTICLE I

Definitions
SECTION 1.01. Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:
 “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Alternate Base Rate.
 “Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period (or, solely for purposes of clause (c) of the defined term “Alternate Base Rate”, for purposes of determining the Alternate Base Rate as of any date), an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) for Borrowings denominated in dollars, (i) the LIBO Rate for such Interest Period (or such date, as applicable) multiplied by (ii) the Statutory Reserve Rate and (b) for Borrowings denominated in a Designated Foreign Currency, the LIBO Rate for such currency for such Interest Period.
 “Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.
 “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
 “Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.
 “Aggregate Revolving Commitment” means the sum of the Revolving Commitments of all the Revolving Lenders.
 “Aggregate Revolving Exposure” means the sum of the Revolving Exposures of all the Revolving Lenders.
 “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1%; provided, that if such rate shall be less than zero, such rate shall be deemed to be zero.  For purposes of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate at approximately 11:00 a.m., London time, on such day for deposits in dollars with a maturity of one month (or, if the LIBO Screen Rate is not available for such one month maturity, the Interpolated Rate).  Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.

 “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
 “Applicable Percentage” means, at any time, with respect to any Revolving Lender, the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at such time; provided that, in the case of Section 2.19, when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Revolving Commitments (disregarding any Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment.  If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and to any Revolving Lender’s status as a Defaulting Lender at the time of determination.
 “Applicable Rate” means, for any day, with respect to any Revolving Loan that is an ABR Loan, any Revolving Loan that is a Eurocurrency Loan, or the commitment fees payable in respect of the Revolving Commitments hereunder, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurocurrency Spread” or “Commitment Fee Rate”, respectively, based upon the Leverage Ratio as of the end of the fiscal quarter of the Borrower for which consolidated financial statements have theretofore been most recently delivered pursuant to Section 5.01(a) or 5.01(b); provided that the Applicable Rate shall be the applicable rate per annum set forth below in Category III at all times on and prior to the date on which consolidated financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) as of and for the fiscal quarter of the Borrower ending June 29, 2019 and the Compliance Certificate required to be delivered in connection therewith are delivered:
Level	Leverage Ratio	ABR Spread	Eurocurrency Spread	Commitment Fee Rate
I	Greater than or equal to 2.50 to 1.00	1.00%	2.00%	0.35%
II	Greater than or equal to 1.50 to 1.00, but less than 2.50 to 1.00	0.75%	1.75%	0.30%
III	Less than 1.50 to 1.00	0.50%	1.50%	0.25%

For purposes of the foregoing, subject to the proviso in the foregoing paragraph, each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) of the consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change.  Notwithstanding the foregoing, the Applicable Rate shall be based on the rates per annum set forth in Category I at the option of the Administrative Agent or at the request of the Required Lenders if the Borrower fails to deliver the consolidated financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) or any Compliance Certificate required to be delivered pursuant hereto, in each case within the time periods specified herein for such delivery, during the period commencing on and including the day of the occurrence of a Default resulting from such failure and until the delivery thereof.

 “Approved Fund” means any Person (other than a natural person and any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
 “Arrangers” means JPMorgan Chase Bank, N.A., Comerica Bank, Citizens Bank, N.A., HSBC Bank USA, National Association and UniCredit Bank AG in their capacities as joint lead arrangers and joint bookrunners for the credit facilities provided for herein.
 “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Administrative Agent, in the form of Exhibit A or any other form reasonably approved by the Administrative Agent.
 “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
 “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
 “Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.

 “Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
 “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
 “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
 “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
 “Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.
 “Borrower” means Vishay Intertechnology, Inc., a Delaware corporation.
 “Borrowing” means Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.
 “Borrowing Minimum” means (a) in the case of a Eurocurrency Borrowing denominated in Dollars, $5,000,000, (b) in the case of a Eurocurrency Borrowing denominated in any Designated Foreign Currency, the smallest amount of such Designated Foreign Currency that is an integral multiple of 100,000 units of such currency and that has a Dollar Equivalent in excess of $5,000,000 and (c) in the case of an ABR Borrowing, $1,000,000.
 “Borrowing Multiple” means (a) in the case of a Eurocurrency Borrowing denominated in Dollars, $1,000,000, (b) in the case of a Eurocurrency Borrowing denominated in any Designated Foreign Currency, the smallest amount of such Designated Foreign Currency that is an integral multiple of 100,000 units of such currency and that has a Dollar Equivalent in excess of $1,000,000 and (c) in the case of an ABR Borrowing, $1,000,000.
 “Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be, in the case of a written Borrowing Request, in the form of Exhibit B or any other form approved by the Administrative Agent and otherwise consistent with the requirements of Section 2.03.
 “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market.

 “Calculation Date” means (a) the first Business Day of each calendar month, (b) each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of (i) a Borrowing Request or an Interest Election Request with respect to any Loan, (ii) the conversion into or continuation of any Loan pursuant to the terms of this Agreement or (iii) the issuance, amendment, renewal or extension of a Letter of Credit, (c) if an Event of Default has occurred and is continuing, any Business Day as determined by the Administrative Agent in its sole discretion and (d) any other date requested by the Administrative Agent in its reasonable discretion.
 “Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Borrower and its consolidated Subsidiaries for such period prepared in accordance with GAAP, excluding (i) any such expenditures made to restore, replace or rebuild assets to substantially the same condition as that of such assets immediately prior to any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, such assets to the extent such expenditures are made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such casualty, damage, taking, condemnation or similar proceeding, (ii) any such expenditures to the extent made with the proceeds of any grant received during such period by the Borrower or any Subsidiary from any Governmental Authority, (iii) expenditures that constitute Permitted Acquisitions and (iv) the purchase price of property, plant or equipment purchased during such period to the extent the consideration therefor consists of any combination of (A) used or surplus property, plant or equipment traded in at the time of such purchase and (B) the proceeds of a concurrent sale of used or surplus property, plant or equipment and (b) such portion of principal payments on Finance Lease Obligations made by the Borrower or any Subsidiary during such period as is attributable to additions to property, plant and equipment that have not otherwise been reflected on the consolidated statement of cash flows as additions to property, plant and equipment.
 “Cash Equivalents” means:
(a)
direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or the European Union (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or the European Union, as applicable), in each case maturing up to one year from the date of acquisition thereof;

(b)
investments in commercial paper maturing up to 12 months from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least (i) A-2 by S&P or (ii) P-2 by Moody’s;

(c)
investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing up to one year from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank (whether domestic or foreign) that has a combined capital and surplus and undivided profits of not less than an amount the Dollar Equivalent of which is $500,000,000;

(d)
fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)
“money market funds” that (i) comply with the criteria set forth in Rule 2a‑7 of the Investment Company Act, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $1,000,000,000;

(f)	investment funds investing at least 95% of their assets in securities of the types described in clauses (a) through (e) above; and
(g)
in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

 “Cash Management Services” means any treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, corporate credit and purchase card and other card services, automated clearinghouse transactions, return items, overdrafts, temporary advances, interest and fees and interstate depository network services) provided to the Borrower or any Subsidiary.
 “CFC” means (a) each Subsidiary that is a “controlled foreign corporation” for purposes of the Code, (b) each subsidiary of any such controlled foreign corporation and (c) any CFC Holdco.
 “CFC Holdco” means a Domestic Subsidiary (including, for the avoidance of doubt, an entity that is disregarded for United States federal income tax purposes) that for United States federal income tax purposes has no material assets other than Equity Interests in one or more CFCs (including for this purpose, any debt or other instrument treated as equity for U.S. Federal income tax purposes).
 “Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), other than the Permitted Holders, of Equity Interests in the Borrower representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower; (b) persons who were (i) directors of the Borrower on the date hereof, (ii) nominated or approved by the board of directors of the Borrower or (iii) appointed by directors who were directors of the Borrower on the date hereof or were nominated or approved as provided in clause (ii) above, ceasing to occupy a majority of the seats (excluding vacant seats) on the board of directors of the Borrower; or (c) the occurrence of any “change in control” (or similar event, however denominated) with respect to the Borrower under and as defined in any indenture or other agreement or instrument evidencing, governing the rights of the holders of or otherwise relating to any Material Indebtedness of the Borrower or any Subsidiary.
 “Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

 “Charges” has the meaning set forth in Section 9.13.
 “Charitable Organization” has the meaning assigned to such term in the definition of the term “Permitted Transferee”.
 “Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans of any Series or Revolving Loans, (b) any Commitment, refers to whether such Commitment is a Term Commitment of any Series or a Revolving Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.
 “Class B Common Stock” means the Class B Common Stock, $0.10 par value per share, of the Borrower.
 “Code” means the Internal Revenue Code of 1986.
 “Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations.
 “Collateral Account” has the meaning set forth in Section 2.04(i).
 “Collateral Agreement” means the Guarantee and Collateral Agreement dated as of the Effective Date, among the Borrower, the other Loan Parties, and the Administrative Agent, together with all supplements thereto.
 “Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a)
the Administrative Agent shall have received from the Borrower and each Material Domestic Subsidiary either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Material Domestic Subsidiary after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, together with documents and opinions of the type referred to in paragraphs (b) and (c) of Section 4.01 with respect to such Material Domestic Subsidiary;

(b)
all Equity Interests in any wholly-owned Subsidiary owned directly by or on behalf of any Loan Party shall have been pledged pursuant to the Collateral Agreement (provided that the Loan Parties shall not be required to pledge Equity Interests in any Foreign Subsidiary that is not a Material Foreign Subsidiary and shall not be required to pledge more than 65% of the voting power of the outstanding voting Equity Interests of any Material Foreign Subsidiary), and the Administrative Agent shall, to the extent required by the Collateral Agreement, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)
(i) all Indebtedness of the Borrower and each Subsidiary, and (ii) all other Indebtedness (other than Cash Equivalents) of any Person in a principal amount of $1,000,000 or more, in each case that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(d)
all documents and instruments, including Uniform Commercial Code financing statements, required by Requirements of Law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, with the priority required by, and subject to the exceptions and limitations set forth in, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement”, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

(e)
each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (i) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if, and for so long as the Administrative Agent and the Borrower reasonably agree that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to the Borrower and the Subsidiaries, including any potential Section 956 Impact), shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (ii) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth therein and in the Security Documents, (iii) in no event shall (A) the Collateral include any Excluded Assets or (B) control agreements or control or similar arrangements be required (including with respect to cash deposit or securities accounts), other than in respect of pledges of certificated equity interests and debt instruments as set forth above in clauses (b) and (c), and (iv) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interest in any Collateral or to perfect any security interest in such Collateral, including any intellectual property registered in, licensed solely for use in, or arising solely under the laws of, any non-U.S. jurisdiction.  The Administrative Agent may grant extensions of time for the creation and perfection of security interests in, or the obtaining of, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents or otherwise in its sole discretion.

 “Commitment” means a Revolving Commitment, a Term Commitment of any Series or any combination thereof (as the context requires).
 “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
 “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document or the transactions contemplated herein or therein that is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 9.01, including through the Platform.
 “Compliance Certificate” means a Compliance Certificate in the form of Exhibit E or any other form reasonably approved by the Administrative Agent.
 “Confidential Information Memorandum” means the Lender Presentation dated May 2019, relating to the credit facility provided for herein.
 “Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum, without duplication, of (i) the interest expense (including imputed interest expense in respect of Finance Lease Obligations) of the Borrower and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest or other financing costs becoming payable during such period in respect of Indebtedness of the Borrower or its consolidated Subsidiaries to the extent such interest or other financing costs shall have been capitalized rather than included in consolidated interest expense for such period in accordance with GAAP and (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(ii) below that were amortized or accrued in a previous period, minus (b) the sum of (i) to the extent included in such consolidated interest expense for such period, noncash amounts attributable to amortization or write-off of capitalized interest or other financing costs (including debt issuance costs) paid in a previous period and (ii) to the extent included in such consolidated interest expense for such period, noncash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period.

 “Consolidated EBITDA” means, for any period (including any period which, or any portion of which, occurs prior to the Effective Date), Consolidated Net Income for such period, plus
(a)	without duplication and to the extent deducted in determining such Consolidated Net Income, the sum for the Borrower and the Subsidiaries of:
(i)	consolidated interest expense for such period (including imputed interest expense in respect of Finance Lease Obligations), determined on a consolidated basis in accordance with GAAP;
(ii)	consolidated income tax expense for such period;
(iii)	all amounts attributable to depreciation and amortization for such period (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period);
(iv)	any Non-Cash Charges for such period (excluding any additions to bad debt reserves or bad debt expense);
(v)	any losses attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement;
(vi)	losses recognized related to any Person (excluding the Borrower) that is not a consolidated Subsidiary and accounted for by equity method;
(vii)
restructuring charges and reserves in an aggregate amount not to exceed $35,000,000 for any period of four consecutive fiscal quarters ending immediately prior to or any time after the Effective Date (provided that 50% of any unused amount under this clause (vii) during each fiscal year may be carried forward to, and applied to restructuring charges and reserves taken, at any time during, the next succeeding fiscal year; provided further that all restructuring charges and reserves taken in any fiscal year shall be deemed to first utilize the $35,000,000 basket for such year prior to utilizing any such carry-forward amount); and

(viii)
restructuring charges and reserves in connection with any Material Acquisition (i) that are taken substantially simultaneously with the consummation of such Material Acquisition and (ii) substantially all the cash expenditures in connection with which are anticipated to occur during the eighteen-month period following the date of such consummation, in a cumulative aggregate amount not exceeding $100,000,000 in respect of all fiscal periods ending on or after March 30, 2019;

and minus
(b)	without duplication and to the extent included in determining such Consolidated Net Income, the sum for the Borrower and the Subsidiaries of:

(i)	any gains attributable to the early extinguishment of Indebtedness or obligations under any Hedging Agreement;
(ii)
income recognized related to any Person (excluding the Borrower) that is not a consolidated Subsidiary and accounted for by equity method except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to the Borrower or any other consolidated Subsidiary;

(iii)
the income of any Person that is not a consolidated Subsidiary during such period to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Subsidiary is not permitted without any prior approval of any Governmental Authority that has not been obtained or is not permitted by the operation of the terms of the organizational documents of such Subsidiary, any agreement or other instrument binding upon the Borrower or any Subsidiary or any law applicable to the Borrower or any Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions has been legally and effectively waived, except to the extent of any cash dividends or similar cash distributions actually paid by such Person to the Borrower or a Subsidiary Loan Party; and

(iv)	any non-cash credits for such period (excluding any deductions to bad debt reserves or bad debt expense);
provided that any cash expenditure or receipt made with respect to any noncash items added back or deducted in computing Consolidated EBITDA for any prior period pursuant to clause (a)(iv) or (b)(iv) above (or that would have been added back or deducted had this Agreement been in effect during such prior period) shall be subtracted or added back, as applicable, in computing Consolidated EBITDA for the period in which such cash expenditure or receipt is made; provided further that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition, or any exclusive license, of assets by the Borrower or any of its consolidated Subsidiaries, other than dispositions of inventory and other dispositions and licenses in the ordinary course of business.
 “Consolidated Net Income” means, for any period, the net income or loss of the Borrower and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
 “Consolidated Tangible Net Worth” means on any date the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all liabilities, and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense, capitalized software, customer relationships, non-competition agreements and other intangible assets, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Borrower and its consolidated Subsidiaries and computed in accordance with GAAP.

 “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.
 “Convertible Senior Debt” means, collectively, (a) the 2.25% Convertible Senior Debentures due 2040 issued by the Borrower under the Indenture dated as of November 9, 2010, between the Borrower and Wilmington Trust Company, as trustee, (b) the 2.25% Convertible Senior Debentures due 2041 issued by the Borrower under the Indenture dated as of May 13, 2011, between the Borrower and Wilmington Trust Company, as trustee, and (c) the 2.25% Convertible Senior Notes due 2025 issued by the Borrower under the Indenture dated as of June 12, 2018, between the Borrower and HSBC Bank USA N.A., as trustee.
 “Covered Entity” means any of the following:
(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
 “Covered Party” has the meaning assigned to it in Section 9.21.
 “Credit Party” means the Administrative Agent, each Issuing Bank and each other Lender.
 “Default” means any event or condition that constitutes, or upon notice, lapse of time or both would, unless cured or waived, constitute an Event of Default.
 “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
 “Defaulting Lender” means any Revolving Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent or (d) has (i) become the subject of a Bankruptcy Event or a Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower, each Issuing Bank and each Revolving Lender.

“Designated Foreign Currency” means (a) Euro, (b) Sterling and (c) any other currency specified by the Borrower in a notice to the Administrative Agent and agreed to by the Administrative Agent and each Lender that is freely transferable and convertible into Dollars in the London market and for which LIBO Rates can be determined by reference to the applicable LIBO Screen Rate.
“Designated Foreign Currency Sublimit” means an amount equal to the lesser of the Aggregate Revolving Commitment and $250,000,000.  The Designated Foreign Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitment.
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Subsidiary in connection with a disposition pursuant to Section 6.05 that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Financial Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of such disposition).
“Disclosed Matters” means the actions, suits, proceedings and the environmental, Intellectual Property and other matters disclosed in Schedule 3.06 to the Disclosure Letter.
“Disclosure Letter” means that certain Disclosure Letter, dated the date hereof, from the Borrower to the Administrative Agent.

“Disposition” has the meaning set forth in Section 6.05.
“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that requires the payment of any dividend (other than dividends payable solely in Qualified Equity Interests) or that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:
(a)
matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b)
is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c)
is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by the Borrower or any Subsidiary, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date that is 91 days after the Latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, the date hereof); provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable, the cancellation or expiration of all Letters of Credit and the termination or expiration of the Commitments and (ii) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Documentation Agent” means Santander Bank, National Association, and TD Bank, N.A., each in its capacity as a documentation agent for the credit facilities provided for herein.
“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in any Designated Foreign Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.06 using the Exchange Rate with respect to such Designated Foreign Currency at the time in effect for such amount under the provisions of such Section.

 “dollars”, “Dollars” or “$” refers to lawful money of the United States of America.
 “Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia, excluding, however, any such Subsidiary that is owned, directly or indirectly, by a Subsidiary that is not incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia, and further excluding any CFC Holdco formed or acquired after the Effective Date.
 “EBITDA” means, with respect to any Subsidiary for any period, the portion of Consolidated EBITDA attributable to such Subsidiary and its consolidated subsidiaries during such period.
 “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
 “EEA Member Country” means (a) any member state of the European Union, (b) Iceland, (c) Liechtenstein and (d) Norway.
 “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
 “Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02), being the date of this Agreement as set forth in the preamble hereto.
 “Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person (and any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), a Defaulting Lender, the Borrower, any Subsidiary or any other Affiliate of the Borrower.
 “EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.
 “Engagement Letter” means the Engagement Letter dated April 30, 2019, between the Borrower and JPMorgan Chase Bank, N.A.
 “Environmental Laws” means all rules, regulations, codes, ordinances, judgments, orders, decrees and other laws, and all injunctions, notices or binding agreements, issued, promulgated or entered into by or with any Governmental Authority and relating to (a) the protection of the environment, (b) the preservation or reclamation of natural resources, (c) the generation, management, Release or threatened Release of any Hazardous Material or (d) with respect to Hazardous Materials, the protection of human health and safety.

 “Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties and indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
 “Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing (other than, prior to the date of such conversion, Indebtedness that is convertible into Equity Interests).
 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
 “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code.
 “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30‑day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA), (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (f) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (h) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA or (i) the occurrence of a “prohibited transaction” with respect to which the Borrower or any Subsidiary is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 406 of ERISA) with respect to which the Borrower or any such Subsidiary could otherwise be liable.

 “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
 “Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.
 “Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Adjusted LIBO Rate or LIBO Rate.
 “Event of Default” has the meaning set forth in Article VII.
 “Exchange Act” means the United States Securities Exchange Act of 1934.
 “Exchange Rate” means on any day, for purposes of determining the Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into Dollars determined by using the rate of exchange for the purchase of Dollars with such other currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Thomson Reuters Corp., Refinitiv, or any successor thereto (“Reuters”) source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with such other currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion). Notwithstanding the foregoing provisions of this definition or the definition of the term “Dollar Equivalent”, (x) the Borrower may determine the Exchange Rate in accordance with the foregoing terms from any publicly available service for purposes of Article VI as provided in Sections 1.06(c) and (d) and (y) each Issuing Bank may, solely for purposes of computing the fronting fees owed to it under Section 2.11(b), compute the Exchange Rate for purposes of determining the LC Exposure attributable to any Letter of Credit issued by it that is denominated in a Designated Foreign Currency by reference to exchange rates determined using any reasonable method customarily employed by it for such purpose.
 “Excluded Assets” has the meaning set forth in the Collateral Agreement.

 “Excluded Subsidiary” means (a) any Subsidiary that is not a wholly-owned subsidiary of the Borrower, (b) any Subsidiary that is a CFC, including any CFC Holdco formed or acquired after the Effective Date, (c) any Subsidiary that is prohibited by applicable law from guaranteeing the Loan Document Obligations, (d) any Subsidiary that (i) is prohibited by any contractual obligation existing on the Effective Date or on the date such Subsidiary is acquired or otherwise becomes a Subsidiary (but not entered into in contemplation of such acquisition) from guaranteeing the Loan Document Obligations, (ii) would require governmental (including regulatory) consent, approval, license or authorization to provide such Guarantee, unless such consent, approval, license or authorization has been received, or (iii) the provision of a Guarantee by such Subsidiary would result in a material adverse tax consequence (as reasonably determined in good faith by the Borrower), (e) any captive insurance subsidiary, not for profit subsidiary or special purpose entity (including any Securitization Vehicle) and (f) any other Subsidiary excused from becoming a Loan Party pursuant to the last paragraph of the definition of the term “Collateral and Guarantee Requirement

 “Excluded Swap Guarantor” means any Subsidiary Loan Party all or a portion of whose Guarantee of, or grant of a security interest to secure, any Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).
 “Excluded Swap Obligations” means, with respect to any Subsidiary Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Loan Party of, or the grant by such Subsidiary Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).  If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
 “Excluded Taxes” means, with respect to any payment made by any Loan Party under this Agreement or any other Loan Document, any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f), and (d) any U.S. federal withholding Taxes imposed under FATCA.

 “Existing Credit Agreement” means the Credit Agreement, dated as of December 1, 2010, as amended and restated as of August 8, 2013 and as further amended and restated as of December 10, 2015, and in effect immediately prior to the Effective Date, among the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

 “Existing Letter of Credit” means each letter of credit previously issued pursuant to the Existing Credit Agreement by a Person that shall be an Issuing Bank for the account of the Borrower or any Subsidiary that (a) is outstanding on the Effective Date and (b) is listed on Schedule 2.04.
 “Extending Lenders” has the meaning assigned to such term in Section 2.21(a).
 “Extension Offer” has the meaning assigned to such term in Section 2.21(a).
 “Extension Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with an Extension Offer pursuant to Section 2.21, providing for an extension of the Maturity Date applicable to the Extending Lenders’ Loans and/or Commitments of the applicable Extension Request Class (such Loans or Commitments being referred to as the “Extended Loans” or “Extended Commitments”, as applicable) and, in connection therewith, (a) an increase or decrease in the rate of interest accruing on such Extended Loans, (b) in the case of Extended Loans that are Term Loans of any Class, a modification of the scheduled amortization applicable thereto; provided that the weighted average life to maturity of such Extended Loans shall be no shorter than the remaining weighted average life to maturity (determined at the time of such Extension Offer) of the Term Loans of such Class, (c) a modification of voluntary or mandatory prepayments applicable thereto (including prepayment premiums and other restrictions thereon); provided that in the case of Extended Loans that are Term Loans, such requirements may provide that such Extended Loans may participate in any mandatory prepayments on a pro rata basis (or on a basis that is less than a pro rata basis) with the Loans of the applicable Extension Request Class, but may not provide for prepayment requirements that are more favorable than those applicable to the Loans of the applicable Extension Request Class, (d) an increase in the fees payable to, or the inclusion of new fees to be payable to, the Extending Lenders in respect of such Extension Offer or their Extended Loans or Extended Commitments and/or (e) an addition of any covenants or provisions applicable to the Borrower and the Subsidiaries (i) applicable only to periods after the Latest Maturity Date in effect at the time of such Extension Permitted Amendment or (ii) that are also for the benefit of all other Lenders in respect of Loans and Commitments outstanding at the time of such Extension Permitted Amendment.
 “Extension Request Class” has the meaning assigned to such term in Section 2.21(a).
 “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
 “Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

 “Finance Lease” means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such Person under Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842).
 “Finance Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Finance Lease; the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP and the final maturity of such obligations shall be the date of the last payment of such or any other amounts due under such lease (or other arrangement) prior to the first date on which such lease (or other arrangement) may be terminated by the lessee without payment of a premium or penalty.  For purposes of Section 6.02, a Finance Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

 “Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.  Unless otherwise specified, “Financial Officer” means a Financial Officer of the Borrower.
 “Foreign Jurisdiction Deposit” means a deposit or Guarantee incurred in the ordinary course of business and required by any Governmental Authority in a foreign jurisdiction as a condition of doing business in such jurisdiction.
 “Foreign Lender” means any Lender that is not a U.S. Person.
 “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
 “GAAP” means generally accepted accounting principles in the United States of America.
 “Global Intercompany Note” means the intercompany note substantially in the form of Exhibit D hereto, or otherwise in form and substance reasonably satisfactory to the Administrative Agent.
 “Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.
 “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

 “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), in good faith by a Financial Officer of the Borrower)).
 “Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
 “Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, foreign exchange transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any Subsidiary shall be a Hedging Agreement.
 “IBA” has the meaning set forth in Section 1.05.
 “Incremental Commitment” means an Incremental Revolving Commitment or an Incremental Term Commitment.
 “Incremental Equivalent Debt” means any Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes, notes or term loans secured on a junior lien basis or unsecured notes or terms loans; provided that (a) if such Indebtedness is secured, such Indebtedness shall be secured by the Collateral on a pari passu or junior basis with the Loan Document Obligations and shall not be secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, (b) the stated final maturity of such Indebtedness shall not be earlier than the Latest Maturity Date at the time of the incurrence of such Indebtedness (except for any such Indebtedness in the form of a bridge or other interim credit facility intended to be refinanced or replaced with long-term Indebtedness, which such Indebtedness, upon the maturity thereof, automatically converts into Indebtedness that satisfies the requirements set forth in this definition), (c) the terms and conditions of such Indebtedness (excluding, for the avoidance of doubt, pricing, maturity, prepayment or redemption terms) are not materially more favorable (when taken as a whole), as determined by the Borrower in good faith, to the lenders or holders providing such Indebtedness than those applicable to the existing Commitments and the Loans at the time of incurrence of such Indebtedness (except for covenants (including financial maintenance covenants) or other provisions (i) applicable only to periods after the Latest Maturity Date in effect at the time such Incremental Equivalent Debt is issued or (ii) that are also for the benefit of all other Lenders in respect of Loans and Commitments outstanding at the time such Incremental Equivalent Debt is incurred), as determined in good faith by the Borrower (it being understood that such Indebtedness may include one or more financial maintenance covenants with which the Borrower shall be required to comply; provided that any such financial maintenance covenant shall also be for the benefit of all other Lenders in respect of all Loans and Commitments outstanding at the time that such Incremental Equivalent Debt is incurred), (d) if such Indebtedness is secured, the security agreements relating to such Indebtedness shall not be materially more favorable (when taken as a whole) to the holders providing such Indebtedness than the existing Security Documents are to the Lenders (as determined in good faith by the Borrower) (with such differences as are appropriate to reflect the nature of such Incremental Equivalent Debt and are otherwise reasonably satisfactory to the Administrative Agent), (e) if such Indebtedness is secured, a trustee or note agent acting on behalf of the holders of such Indebtedness shall have become party to customary intercreditor arrangements mutually agreed with the Administrative Agent and (f) such Indebtedness shall not be guaranteed by any Subsidiaries other than the Loan Parties.

 “Incremental Extensions of Credit” has the meaning set forth in Section 2.20.
 “Incremental Facility” means an Incremental Revolving Facility or an Incremental Term Facility.
 “Incremental Facility Amendment” means an Incremental Facility Amendment, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Term Commitments of any Series or Incremental Revolving Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.20.
 “Incremental Fixed Amount” means $300,000,000.
 “Incremental Lender” means an Incremental Revolving Lender or an Incremental Term Lender.

 “Incremental Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Amendment and Section 2.20, to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure under such Incremental Facility Amendment.
 “Incremental Revolving Facility” means an incremental portion of the Revolving Commitments established hereunder pursuant to an Incremental Facility Amendment providing for Incremental Revolving Commitments.
 “Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment.
 “Incremental Revolving Loan” means a Loan made by an Incremental Revolving Lender to the Borrower pursuant to Section 2.20.
 “Incremental Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant an Incremental Facility Amendment and Section 2.20, to make Incremental Term Loans of any Series hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such Series to be made by such Lender.
 “Incremental Term Facility” means an incremental term loan facility established hereunder pursuant to an Incremental Facility Amendment providing for Incremental Term Commitments.
 “Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.
 “Incremental Term Loan” means a Loan made by an Incremental Term Lender to the Borrower pursuant to Section 2.20.
 “Incremental Term Maturity Date” means, with respect to Incremental Term Loans of any Series, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Amendment.
 “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person (i) for borrowed money or (ii) with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (including payments in respect of non-competition agreements or other arrangements representing acquisition consideration, in each case entered into in connection with an acquisition, but excluding (i) current accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of the Borrower or any Subsidiary and (iii) any purchase price adjustment, earnout or deferred payment of a similar nature incurred in connection with an acquisition), (e) all Finance Lease Obligations of such Person, (f) the maximum aggregate amount of all letters of credit and letters of guaranty in respect of which such Person is an account party, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, and (i) all Guarantees by such Person of Indebtedness of others.  The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  For the avoidance of doubt, obligations in respect of any lease that is not a Finance Lease are not included in the definition of Indebtedness.

 “Indemnified Institution” has the meaning set forth in Section 9.03(b).
 “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Loan Party under this Agreement or any other Loan Document and (b) Other Taxes.
 “Indemnitee” has the meaning set forth in Section 9.03(b).
 “Information” has the meaning assigned to such term in Section 9.12.
 “Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter acquired by the Borrower or any Subsidiary, including inventions, designs, patents, copyrights, trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other similar data or information, software and databases and related documentation, all additions, improvements and accessions to any of the foregoing and all registrations for any of the foregoing.
 “Interest Coverage Ratio” means, for any Test Period, the ratio of (i) Consolidated EBITDA less Capital Expenditures for such Test Period to (ii) Consolidated Cash Interest Expense for such Test Period.
 “Interest Election Request” means a written request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06, which shall be in the form of Exhibit F or any other form approved by the Administrative Agent.
 “Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, such day or days prior to the last day of such Interest Period as shall occur at intervals of three months’ duration after the first day of such Interest Period.

 “Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, if agreed to by each Lender participating therein, twelve months thereafter), as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
 “Interpolated Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, a rate per annum which results from interpolating on a linear basis between (a) the applicable LIBO Screen Rate for the longest maturity for which a LIBO Screen Rate is available that is shorter than such Interest Period and (b) the applicable LIBO Screen Rate for the shortest maturity for which a LIBO Screen Rate is available that is longer than such Interest Period, in each case at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
 “Investment” means, with respect to a specified Person, (i) any Equity Interests, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in accordance with GAAP) to, Guarantees of any Indebtedness of, or any other investment in, any other Person that are held or made by the specified Person and (ii) the purchase or acquisition (in one transaction or a series of related transactions) of all or substantially all the property and assets or business of any other Person or assets constituting a business unit, line of business, division or product line of any other Person.  The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined reasonably and in good faith by a Financial Officer of the Borrower) of such Equity Interests or other property as of the time of the transfer, without any adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such transfer, (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness, other securities or assets of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus the cost of all additions, as of such date, thereto, and minus the amount, as of such date, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (e) any Investment (other than any Investment referred to in clause (a), (b), (c) or (d) above) by the specified Person in any other Person resulting from the issuance by such other Person of its Equity Interests to the specified Person shall be the fair value (as determined reasonably and in good faith by a Financial Officer of the Borrower) of such Equity Interests at the time of the issuance thereof.  For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

 “IP Security Agreements” has the meaning set forth in the Collateral Agreement.
 “IRS” means the United States Internal Revenue Service.
 “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
 “Issuing Bank” means (a) JPMorgan Chase Bank, N.A., (b) solely with respect to each Existing Letter of Credit, the Lender that issued such Existing Letter of Credit and (c) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.04(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.04(k)), each in its capacity as an issuer of Letters of Credit hereunder.  Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.04 with respect to such Letters of Credit).
 “Judgment Currency” has the meaning assigned to such term in Section 9.15(b).
 “Junior Indebtedness” means any Indebtedness that is subordinated in right of payment to the Loan Document Obligations.
 “Latest Maturity Date” means, at any time, the latest of the Maturity Dates in respect of the Classes of Loans and Commitments that are outstanding at such time.

 “LC Commitment” means, with respect to an Issuing Bank, the aggregate maximum amount of Letters of Credit at any time outstanding that it will be required to issue hereunder.  The LC Commitment of each Issuing Bank existing on the Effective Date is set forth with respect to such Issuing Bank on Schedule 2.01 hereto, and the LC Commitment of each Lender designated as an Issuing Bank after the Effective Date will be specified in the agreement with respect to such designation contemplated by Section 2.04(j). The LC Commitment of any Issuing Bank may be increased or reduced by written agreement between such Issuing Bank and the Borrower, provided that a copy of such written agreement shall have been delivered to the Administrative Agent.

 “LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit. The amount of any LC Disbursement made by an Issuing Bank in a Designated Foreign Currency and not reimbursed by the Borrower shall be determined as set forth in Section 2.04(f) or 2.04(n), as applicable.
 “LC Exposure” means, at any time, the sum of (a) the aggregate amount of the Dollar Equivalents of all Letters of Credit that remain available for drawing at such time and (b) the aggregate amount of the Dollar Equivalents of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.19 of the LC Exposure of Defaulting Lenders in effect at such time.
 “LC Fee” has the meaning set forth in Section 2.11(b).
 “LC Participation Calculation Date” means, with respect to any LC Disbursement made by any Issuing Bank or any refund of a reimbursement payment made by any Issuing Bank to the Borrower, in each case in a Designated Foreign Currency, (a) the date on which such Issuing Bank shall advise the Administrative Agent that it purchased with Dollars the Designated Foreign Currency used to make such LC Disbursement or refund or (b) if such Issuing Bank shall not advise the Administrative Agent that it made such a purchase, the date on which such LC Disbursement or refund is made.
 “Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment or a Refinancing Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.
 “Letter of Credit” means any letter of credit issued pursuant to this Agreement and any Existing Letter of Credit, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.
 “Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the Test Period most recently ended on or before such date.
 “LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, the applicable LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if no LIBO Screen Rate shall be available at such time for such Interest Period but LIBO Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the LIBO Rate for such Interest Period shall be the Interpolated Rate.  Notwithstanding the foregoing, if the LIBO Rate, determined as provided above, would otherwise be less than zero, then the LIBO Rate shall be deemed to be zero for all purposes.

 “LIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Borrowing for any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in the relevant currency (for delivery on the first day of such Interest Period) for a period equal in length to such Interest Period as displayed on the Reuters screen page that displays such rate (currently page LIBOR01 or LIBOR02) or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for all purposes.

 “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance on, in or of such asset, including any arrangement entered into for the purpose of making particular assets available to satisfy any Indebtedness or other obligation, (b) the interest of a vendor or a lessor under any conditional sale agreement, finance lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
 “Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations of the Borrower under this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations (including with respect to attorneys’ fees) and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to each of the Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), in each case of clauses (a), (b) and (c), whether now or hereafter owing.
 “Loan Documents” means this Agreement, the Incremental Facility Amendments, the Refinancing Facility Agreements, the Collateral Agreement, the other Security Documents, any agreement designating an additional Issuing Bank as contemplated by Section 2.04(j) and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.08(c) (and, in each case, any amendment, restatement, waiver, supplement or other modification to any of the foregoing).

 “Loan Parties” means the Borrower and each Subsidiary Loan Party.
 “Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement, including pursuant to any Incremental Facility Amendment or any Refinancing Facility Agreement.
 “Local Time” means (a) with respect to a Loan or Borrowing denominated in Dollars, New York City time, and (b) with respect to a Loan or Borrowing denominated in any Designated Foreign Currency, London time.
 “Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Exposures and the unused Aggregate Revolving Commitment at such time and (b) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans of such Class representing more than 50% of all Term Loans of such Class outstanding at such time.
 “Material Acquisition” means any acquisition (including by way of a merger), or a series of related acquisitions, of (a) Equity Interests in any Person (other than an existing Subsidiary of the Borrower) if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person (other than an existing Subsidiary of the Borrower); provided that the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $110,000,000.
 “Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.
 “Material Disposition” means any Disposition, or a series of related Dispositions, of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by the Borrower or any Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $110,000,000.

 “Material Domestic Subsidiary” means each wholly-owned Domestic Subsidiary that is not an Excluded Subsidiary (a) the consolidated total assets of which exceed $25,000,000 or (b) the consolidated EBITDA of which exceeds $10,000,000, in each case as of the end of or for the most recent period of four consecutive fiscal quarters of the Borrower for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, as of and for the most recent such period contained in the financial statements referred to in Section 3.04); provided that if the consolidated total assets or combined consolidated EBITDA of all Domestic Subsidiaries that would not constitute Material Domestic Subsidiaries in accordance with the foregoing shall have exceeded 20% of the combined consolidated total assets of the Borrower and the Domestic Subsidiaries or 20% of the combined consolidated EBITDA of the Borrower and the Domestic Subsidiaries, then one or more of such Domestic Subsidiaries that would not otherwise be Material Domestic Subsidiaries and are not Excluded Subsidiaries shall for all purposes of this Agreement be and automatically become Material Domestic Subsidiaries in descending order based on the amounts of their consolidated total assets or consolidated EBITDA, as the case may be, until such excess shall have been eliminated.
 “Material Foreign Subsidiary” means each Foreign Subsidiary (a) the consolidated total assets of which exceed $125,000,000 or (b) the consolidated EBITDA of which exceeds $20,000,000, in each case as of the end of or for the most recent period of four consecutive fiscal quarters of the Borrower for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b)(or, prior to the delivery of any such financial statements, as of and for the most recent such period contained in the financial statements referred to in Section 3.04).
 “Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and Guarantees under the Loan Documents), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount of (i) $50,000,000 or more.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
 “Material Subsidiary” means each Material Domestic Subsidiary and each Material Foreign Subsidiary.
 “Maturity Date” means a Term Maturity Date or the Revolving Maturity Date, as the context requires.
 “Maximum Rate” has the meaning set forth in Section 9.13.
 “MNPI” means material information concerning the Borrower and the Subsidiaries and their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act.

 “Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.
 “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
 “Net Proceeds” means, with respect to any event, (a) the cash (which term, for purposes of this definition, shall include Cash Equivalents) proceeds (including, in the case of any casualty, condemnation or similar proceeding, insurance, condemnation or similar proceeds) received in respect of such event, including any cash received in respect of any noncash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earnout, but excluding any reasonable interest payments), but only as and when received, net of (b) the sum, without duplication, of (i) all fees and out-of-pocket expenses paid in connection with such event by the Borrower and the Subsidiaries, (ii) in the case of a Disposition (including pursuant to a casualty or a condemnation or similar proceeding) of an asset, (A) the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset and (B) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (B)) attributable to non-controlling interests and not available for distribution to or for the account of the Borrower and the Subsidiaries as a result thereof and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries and the amount of any reserves established by the Borrower and the Subsidiaries in accordance with GAAP to fund purchase price adjustment, indemnification and similar contingent liabilities (other than any earnout obligations) reasonably estimated to be payable and that are directly attributable to the occurrence of such event (as determined reasonably and in good faith by a Financial Officer).  For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of cash proceeds in respect of such event.

 “Non-Cash Charges” means any non-cash charges, including (a) any write-off for impairment of long lived assets including goodwill, intangible assets and fixed assets such as property, plant and equipment, and investments in debt and equity securities pursuant to GAAP, (b) non-cash expenses resulting from the grant of stock options, restricted stock awards or other equity-based incentives to any director, officer or employee of the Borrower or any Subsidiary (excluding, for the avoidance of doubt, any cash payments of income taxes made for the benefit of any such Person in consideration of the surrender of any portion of such options, stock or other incentives upon the exercise or vesting thereof) and (c) any non-cash charges resulting from the application of purchase accounting.
 “Non-Compliant Assets” has the meaning assigned to such term in the definition of the term “Permitted Acquisition”.

 “Non-Compliant Subsidiary” has the meaning assigned to such term in the definition of the term “Permitted Acquisition”.
 “Non-Defaulting Lender” means, at any time, any Revolving Lender that is not a Defaulting Lender at such time.
 “NYFRB” means the Federal Reserve Bank of New York.
 “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided further that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
 “Obligations” means, collectively, (a) the Loan Document Obligations, (b) the Secured Cash Management Obligations, and (c) the Secured Hedging Obligations.
 “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced by, this Agreement, or sold or assigned an interest in this Agreement).
 “Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.18(b)).
 “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).
 “Participant Register” has the meaning set forth in Section 9.04(c).
 “Participants” has the meaning set forth in Section 9.04(c)(i).
 “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

 “Perfection Certificate” means a certificate in the form of Exhibit G-1 or any other form approved by the Administrative Agent in its reasonable discretion.
 “Permitted Acquired Debt” means (a) Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in a Permitted Acquisition; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired and (ii) neither the Borrower nor any Subsidiary (other than such Person or the Subsidiary with which such Person is merged or consolidated or the Person that so assumes such Person’s Indebtedness) shall Guarantee or otherwise become liable for the payment of such Indebtedness, and Refinancing Indebtedness in respect of any of the foregoing and (b) Refinancing Indebtedness in respect of Indebtedness described in clause (a) above.
 “Permitted Acquisition” means any transaction or series of related transactions for the purpose of or resulting in the purchase or other acquisition, by merger or otherwise, by the Borrower or any Subsidiary of substantially all the Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person if (a) in the case of any purchase or other acquisition of Equity Interests in a Person, such Person and each subsidiary of such Person is (except to the extent otherwise permitted in this definition in the case of foreign and other Subsidiaries that will not become Loan Parties) organized under the laws of the United States of America, any State thereof or the District of Columbia and, upon the consummation of such acquisition, will be a wholly-owned Subsidiary that is a Domestic Subsidiary (including as a result of a merger or consolidation between any Subsidiary and such Person) and will be (unless such Person is not a Material Subsidiary or is an Excluded Subsidiary) a Subsidiary Loan Party or (b) in the case of any purchase or other acquisition of other assets, such assets will be (except to the extent otherwise permitted in this definition) owned by the Borrower or a Subsidiary Loan Party; provided that
 (i) all transactions related thereto are consummated in accordance with applicable law, except to the extent the failure to do so would not reasonably be expected to result in a Material Adverse Effect,
 (ii) the business of such Person, or such assets, as the case may be, constitute the same general type of business activities as the Borrower and the Subsidiaries or activities complementary, ancillary or reasonably related thereto or a reasonable extension or expansion thereof,
 (iii) at the time of and immediately after giving effect to any such purchase or other acquisition, no Default shall have occurred and be continuing or would result therefrom,
 (iv) the Total Consideration for any purchase or other acquisition of Non-Compliant Subsidiaries or Non-Compliant Assets, when taken together with the Total Consideration for all Non-Compliant Subsidiaries or Non-Compliant Assets acquired after the Effective Date, does not exceed $150,000,000 and

 (v) if the Total Consideration for such purchase or other acquisition exceeds $50,000,000, the Borrower shall be in Pro Forma Compliance with the covenants set forth in Sections 6.12 and 6.13 and the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer, certifying that all the requirements set forth in this definition have been satisfied with respect to such purchase or other acquisition, together with reasonably detailed calculations demonstrating satisfaction of the Pro Forma Compliance covenant compliance requirement set forth in this clause.
In addition to and notwithstanding the foregoing, a Permitted Acquisition of a Person that will become a Loan Party may include the indirect acquisition of Non-Compliant Subsidiaries or Non-Compliant Assets if the consideration allocable to the acquisition of such Non-Compliant Subsidiaries or such Non-Compliant Assets, as applicable (determined in accordance with GAAP and as reasonably estimated by a Financial Officer of the Borrower at the time such Permitted Acquisition is consummated) consists (x) of the issuance of Qualified Equity Interests of the Borrower or (y) other consideration that utilizes and is in an amount not in excess of the amount then available for Investments under Section 6.04(a) or 6.04(b)(xxiii).  For purposes of this definition, “Non-Compliant Subsidiary” means any Subsidiary of a Person acquired pursuant to a Permitted Acquisition that will not become a Subsidiary Loan Party in accordance with the requirements of clause (a) of this definition (other than a Domestic Subsidiary that is not a Material Subsidiary or is an Excluded Subsidiary), and “Non-Compliant Assets” means any assets acquired pursuant to a Permitted Acquisition to be held by a Subsidiary that is not a Subsidiary Loan Party (other than a Domestic Subsidiary that after giving Pro Forma Effect to such Permitted Acquisition is not a Material Subsidiary or is an Excluded Subsidiary).
 “Permitted Encumbrances” means:
(a)	Liens imposed by law for Taxes that are not yet due and payable or are being contested in compliance with Section 5.06;
(b)
carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.06;

(c)
pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws and (ii) in respect of letters of credit, surety bonds, bank guarantees or similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d)
pledges and deposits made (i) to secure the performance of bids, trade contracts, leases, statutory obligations (including to customs authorities), surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, surety bonds, bank guarantees or similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(e)
easements, covenants, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business, and other minor title imperfections with respect to real property, that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(f)	Liens arising from Cash Equivalents described in clause (d) of the definition of the term “Cash Equivalents”;
(g)
banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary, provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Borrower or any Subsidiary in excess of those required by applicable banking regulations, and Liens encumbering reasonable and customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(h)
Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases or consignments entered into by the Borrower and the Subsidiaries in the ordinary course of business;

(i)	Liens securing or otherwise arising from judgments not constituting an Event of Default under clause (l) of Article VII;
(j)
Liens of a collecting bank arising in the ordinary course of business under Section 4-210 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(k)
Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property (including any Intellectual Property) subject to any lease, license, sublicense or concession agreement permitted by this Agreement;

(l)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(m)
ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by the Borrower or any Subsidiary, so long as such ground lease does not interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(n)	Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;
(o)
Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(p)	Liens that are contractual rights of set-off; and
(q)
Liens arising in the ordinary course of business to secure accounts payable or similar trade obligations not constituting Indebtedness (other than any Indebtedness relating to deposits or advances set forth in clause (a)(ii) of the definition of Indebtedness, to the extent Liens with respect thereto are limited to the funds advanced or deposited).

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness other than (i) any Indebtedness relating to deposits or advances set forth in clause (a)(ii) of the definition of Indebtedness secured by a Lien on the funds advanced or deposited and (ii) Liens referred to in clauses (c) and (d) above securing obligations under letters of credit or bank guarantees or similar instruments.
 “Permitted Holder” means (a) the late Dr. Felix Zandman, his estate, heirs, executor, administrator or other personal representative, or any of his family members or any trust, fund or other entity that is controlled by him, his estate, heirs or any of his family members and (b) any Permitted Transferee from the foregoing or any other Permitted Transferee.
 “Permitted IP Transfer” means one or more sales after the Effective Date of intellectual property owned by a Domestic Subsidiary to a Foreign Subsidiary; provided that (a) any such sale is made solely for cash consideration paid by the acquiring Foreign Subsidiary to such Domestic Subsidiary at the time of transfer in an amount not less than the fair market value of the intellectual property transferred, (b) no Liens (other than Permitted Encumbrances and Liens under the Security Documents) shall exist on any such transferred intellectual property at the time of its transfer and (c) the aggregate, cumulative fair market value of all such transferred intellectual property shall not exceed $125,000,000.
 “Permitted Junior Lien Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes or loans; provided that (a) such Indebtedness is secured by the Collateral on a junior lien, subordinated basis to the Obligations and is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, (b) such Indebtedness constitutes Refinancing Term Loan Indebtedness, (c) the security agreements relating to such Indebtedness are not materially more favorable (when taken as a whole) to the lenders or holders providing such Indebtedness than the existing Security Documents are to the Lenders (as determined in good faith by the Borrower) (with such differences as are appropriate to reflect the nature of such Indebtedness and are otherwise reasonably satisfactory to the Administrative Agent), (d) such Indebtedness is not guaranteed by any Subsidiaries other than the Loan Parties and (e) such Indebtedness is subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent.

 “Permitted Pari Passu Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes; provided that (a) such Indebtedness is secured by the Collateral on a pari passu basis to the Obligations and is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, (b) such Indebtedness constitutes Refinancing Term Loan Indebtedness, (c) the security agreements relating to such Indebtedness are not materially more favorable (when taken as a whole) to the holders providing such Indebtedness than the existing Security Documents are to the Lenders (as determined in good faith by the Borrower) (with such differences as are appropriate to reflect the nature of such Indebtedness and are otherwise reasonably satisfactory to the Administrative Agent), (d) such Indebtedness is not guaranteed by any Subsidiaries other than the Loan Parties and (e) such Indebtedness is subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent.
 “Permitted Refinancing Debt” means (a) Permitted Pari Passu Refinancing Debt, (b) Permitted Junior Lien Refinancing Debt and (c) Permitted Unsecured Refinancing Debt, in each case in the form of one or more series of notes or term loan facilities other than Term Loans under this Agreement.
 “Permitted Senior Unsecured Indebtedness” means senior Indebtedness of the Borrower incurred in the form of one or more series of notes or loans that (a) is unsecured, (b) is not Guaranteed by any Subsidiary other than by Subsidiary Loan Parties on an unsecured basis, (c) does not have a stated final maturity prior to the date that is 91 days after the Latest Maturity Date at the time of incurrence of such Indebtedness (except for any such Indebtedness in the form of a bridge or other interim credit facility intended to be refinanced or replaced with long-term Indebtedness, which such Indebtedness, upon the maturity thereof, automatically converts into Indebtedness that satisfies the requirements set forth in this definition), and (d) is not required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, (x) upon the occurrence of an event of default, asset sale, change in control or other fundamental change or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness and (y) in the case of any such Indebtedness in the form of a bridge or other interim credit facility intended to be refinanced or replaced with long-term Indebtedness, upon the incurrence of such refinancing or replacement Indebtedness so long as such refinancing or replacement Indebtedness constitutes Permitted Senior Unsecured Indebtedness) prior to the date that is 91 days after the Latest Maturity Date at the time of incurrence of such Indebtedness.

 “Permitted Subordinated Indebtedness” means Indebtedness of the Borrower incurred in the form of one or more series of notes or loans the payment of which is subordinated to the Borrower’s obligations in respect of the Loan Documents Obligations on market terms reasonably acceptable to, and approved in writing by, the Administrative Agent, and which Indebtedness (a) is unsecured, (b) is not Guaranteed by any Subsidiary other than by Subsidiary Loan Parties on an unsecured and subordinated basis on market terms reasonably acceptable to, and approved in writing by, the Administrative Agent, and (c) does not mature or require any amortization payment to be made prior to the date that is 91 days after the Latest Maturity Date.

 “Permitted Transferee” means, with respect to each Permitted Holder,
(a)
in the case of a Permitted Holder that is a natural person, (i) the spouse of a Permitted Holder, any lineal descendant of a great grandparent of either a Permitted Holder or the spouse of such Permitted Holder, including adopted children; (ii) the trustee of a trust (whether testamentary, inter vivos or a voting trust) principally for the benefit of such Permitted Holder and/or one or more of such Permitted Holder’s Permitted Transferees described in each subclause of this clause (a); (iii) any organization to which contributions are deductible for federal income, estate or gift tax purposes or any split-interest trust described in Section 4947 of the Code (a “Charitable Organization”); (iv) a corporation, of which outstanding capital stock entitled to a majority of the votes in the election of directors is owned beneficially solely by, or a partnership, of which a majority of the partnership interests entitled to participate in the management of the partnership is owned beneficially solely by, such Permitted Holder and/or one or more of a Permitted Holder’s Permitted Transferees determined under this clause (a); and (v) the estate of a Permitted Holder;

(b)
in the case of a Permitted Holder holding the shares of Class B Common Stock in question as trustee pursuant to a trust (other than pursuant to a trust described in clause (f) below), (i) any person transferring Class B Common Stock to such trust and (ii) any Permitted Transferee of any such transferor determined pursuant to clause (a) above;

(c)	in the case of a Permitted Holder that is a Charitable Organization holding record and beneficial ownership of the shares of Class B Common Stock in question, any Permitted Holder;
(d)
in the case of a Permitted Holder that is a corporation or partnership (other than a Charitable Organization) acquiring record and beneficial ownership of the shares of Class B Common Stock in question upon its initial issuance by the Borrower, (i) a partner of such partnership or shareholder of such corporation at the time of issuance, and (ii) any Permitted Transferee (determined pursuant to clause (a) above) of any such partner or shareholder referred to in subclause (i) of this clause (d);

(e)
in the case of a Permitted Holder that is a corporation or partnership (other than a Charitable Organization or a corporation or partnership described in clause (d) above) holding record and beneficial ownership of the shares of Class B Common Stock in question, (i) any person transferring such shares of Class B Common Stock to such corporation or partnership and (ii) any Permitted Transferee of any such transferor determined under clause (a) above;

(f)
in the case of a Permitted Holder holding the shares of Class B Common Stock in question as trustee pursuant to a trust that was irrevocable at the time of issuance of the Class B Common Stock, (i) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise and (ii) any Permitted Transferee of any such person determined pursuant to clause (a) above; and

(g)
in the case of a Permitted Holder that is the estate of a deceased Permitted Holder or that is the estate of a bankrupt or insolvent Permitted Holder, that holds record and beneficial ownership of the shares of Class B Common Stock in question, a Permitted Transferee of such deceased, bankrupt or insolvent Permitted Holder as determined pursuant to clause (a), (b), (c), (d), (e) or (f) above, as the case may be.

 “Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Borrower in the form of one or more series of senior or subordinated unsecured notes or loans; provided that (a) such Indebtedness constitutes Refinancing Term Loan Indebtedness, (b) such Indebtedness is not guaranteed by any Subsidiaries other than the Loan Parties, (c) such Indebtedness is not secured by any Lien or any property or assets of the Borrower or any Subsidiary and (d) if such Indebtedness is contractually subordinated to the Loan Document Obligations, such subordination terms shall be market terms at the time of incurrence of such Indebtedness.
 “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
 “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
 “Platform” has the meaning set forth in Section 9.01(d).
 “Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City.  Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
 “Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.
 “Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any test or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis, that all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of (or commencing with) the first day of the applicable period of measurement in such test or covenant:  (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction (A) in the case of a Material Disposition of all or substantially all Equity Interests in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of the Subsidiaries, shall be excluded, and (B) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (ii) any repayment, retirement, redemption, satisfaction and discharge or defeasance of Indebtedness or Disqualified Equity Interests, (iii) any Indebtedness incurred or assumed by the Borrower or any of the Subsidiaries in connection therewith and (iv) if any such Indebtedness has a floating or formula rate, such Indebtedness shall be deemed to have accrued an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that except as specified in the applicable provision requiring Pro Forma Compliance or the satisfaction of a condition on a Pro Forma Basis, any determination of Pro Forma Compliance or the satisfaction of such condition on a Pro Forma Basis required shall be made assuming that compliance with the financial covenants set forth in Sections 6.12 and 6.13 or the satisfaction of such condition is required with respect to the most recent Test Period prior to such time for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the most recent Test Period contained in the financial statements referred to in Section 3.04).

 “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
 “Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.
 “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
 “QFC Credit Support” has the meaning assigned to it in Section 9.21.
 “Qualified Acquisition” means any acquisition (including by way of a merger and whether consummated in a single transaction or a series of related transactions) for aggregate consideration (including cash and non-cash consideration, assumed debt and the Borrower’s good faith estimate of the maximum amount of deferred purchase price) in excess of $200,000,000 that, on a Pro Forma Basis, would result in an increase in the Leverage Ratio for the most recent Test Period by 0.25 to 1.00 or more.
 “Qualified Equity Interests” means Equity Interests of the Borrower other than Disqualified Equity Interests.
 “Qualifying Round-Trip Investment” means Investments made in connection with reorganizations or restructurings of the ownership of Foreign Subsidiaries consisting of (i) Investments by the Borrower and Subsidiary Loan Parties made solely with assets (including Equity Interests in Foreign Subsidiaries dividended or distributed, not more than 90 days prior to the date of such Investment, to the Borrower or a Subsidiary Loan Party), which shall not make payment of any consideration therefor, and (ii) temporary Investments by the Borrower or Subsidiary Loan Parties in Subsidiaries other than Loan Parties of assets (including Equity Interests in Foreign Subsidiaries held by the Borrower or Subsidiary Loan Parties), all of which assets are returned to the Borrower or Subsidiary Loan Parties, without the payment of any consideration therefor, not later than the 60th day after the date such Investment was initially made; provided that (i) no such Investment shall be made pursuant to the transfer (including by way of dividend, distribution or contribution) of any Intellectual Property (other than Intellectual Property transferred pursuant to a transfer of the Equity Interests of the Subsidiary that owns such Intellectual Property), or of any Collateral or result in the loss or suspension of, or the loss or suspension of the perfection of, any Lien on or security interest in any Collateral, and (ii) no such transaction or Investment in connection therewith would reasonably be expected to result in, and no such transaction or Investment in connection therewith shall have, a significant adverse impact on the Borrower or any other Loan Party.

 “Recipient” has the meaning set forth in Section 2.16(a).
 “Refinanced Commitments” has the meaning set forth in the definition of “Refinancing Revolving Commitments”.
 “Refinanced Debt” has the meaning set forth in the definition of “Refinancing Term Loan Indebtedness”.
 “Refinancing Closing Date” has the meaning assigned to such term in Section 2.22(a).
 “Refinancing Commitment” means a Refinancing Revolving Commitment or a Commitment in respect of a Class of Refinancing Term Loans.
 “Refinancing Facility Agreement” means a Refinancing Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Refinancing Lenders establishing Refinancing Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.22.

 “Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount (or accreted value, in the case of zero coupon Indebtedness) of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, in the case of zero coupon Indebtedness) of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and any fees, premium and expenses relating to such extension, renewal or refinancing; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than the earlier of (i) the stated final maturity of such Original Indebtedness and (ii) the date that is 91 days after the Latest Maturity Date in effect on the date of such extension, renewal or refinancing (except for any such Indebtedness in the form of a bridge or other interim credit facility intended to be refinanced or replaced with long-term Indebtedness, which such Indebtedness, upon the maturity thereof, automatically converts into Indebtedness that satisfies the requirements set forth in this definition), (c) such Refinancing Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, (x) upon the occurrence of an event of default, asset sale, change in control or other fundamental change or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness and (y) in the case of any such Refinancing Indebtedness in the form of a bridge or other interim credit facility intended to be refinanced or replaced with long-term Indebtedness, upon the incurrence of such refinancing or replacement Indebtedness so long as such refinancing or replacement Indebtedness would have constituted Refinancing Indebtedness if originally incurred to refinance such Original Indebtedness) prior to the earlier of (i) the maturity of such Original Indebtedness and (ii) the date 91 days after the Latest Maturity Date in effect on the date of such extension, renewal or refinancing, provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Indebtedness shall be permitted so long as the weighted average life to maturity of such Refinancing Indebtedness shall be longer than the shorter of (x) the weighted average life to maturity of such Original Indebtedness remaining as of the date of such extension, renewal or refinancing and (y) the weighted average life to maturity of each Class of the Term Loans remaining as of the date of such extension, renewal or refinancing; (d) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of the Borrower or any Subsidiary, in each case that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness, and, in each case, shall constitute an obligation of the Borrower or such Subsidiary only to the extent of their obligations in respect of such Original Indebtedness; (e) if such Original Indebtedness shall have been subordinated to the Loan Document Obligations, such Refinancing Indebtedness shall also be subordinated to the Loan Document Obligations on terms not less favorable in any material respect to the Lenders; and (f) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) and, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Loan Document Obligations, by any Lien that shall not have been contractually subordinated on terms not less favorable in any material respect to the Lenders.

 “Refinancing Lenders” means, collectively, the Refinancing Revolving Lenders and the Refinancing Term Lenders.
 “Refinancing Revolving Commitments” means one or more Classes of revolving credit commitments obtained pursuant to a Refinancing Facility Agreement, in each case obtained in exchange for, or to extend, renew, refinance or replace, in whole or in part, existing Revolving Commitments hereunder (including any successive Refinancing Revolving Commitments) (such existing Revolving Commitments and successive Refinancing Revolving Commitments, the “Refinanced Commitments”); provided that (a) the amount of such Refinancing Revolving Commitments shall not exceed the amount of the Refinanced Commitments except by an amount no greater than accrued and unpaid interest with respect to such Refinanced Commitment and any reasonable fees, premium and expenses relating to such Refinancing Revolving Commitments; (b) the stated final maturity of such Refinancing Revolving Commitments (and the Refinancing Revolving Loans of the same Class) shall not be earlier than, and such Refinancing Revolving Commitments shall not be subject to any scheduled reduction prior to, the Latest Maturity Date of such Refinanced Commitments; (c) such Refinancing Revolving Commitments (and the Refinancing Revolving Loans of the same Class) shall not constitute an obligation (including pursuant to a Guarantee) of the Borrower or any Subsidiary, in each case that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Refinanced Commitments) an obligor in respect of such Refinanced Commitments (and the Revolving Loans of the same Class), and, in each case, shall constitute an obligation of the Borrower or such Subsidiary to the extent of its obligations in respect of such Refinanced Debt; and (d) such Refinancing Revolving Commitments (and the Refinancing Revolving Loans of the same Class) shall contain terms and conditions that are not materially more favorable (when taken as a whole), as determined by the Borrower in good faith, to the Lenders providing such Refinancing Revolving Commitments than those applicable to the existing Revolving Commitments and Revolving Loans being refinanced (other than (A) with respect to pricing, optional prepayments and redemption, (B) covenants or other provisions (i) applicable only to periods after the Latest Maturity Date or (ii) made applicable to the existing Revolving Commitments and Revolving Loans and (C) any financial maintenance covenants described in subclause (I) of Section 2.22(a)), as determined in good faith by the Borrower, on the date such Refinancing Revolving Commitments are incurred.

 “Refinancing Revolving Lender” means any Person that provides a Refinancing Revolving Commitment.
 “Refinancing Revolving Loans” means revolving loans incurred by the Borrower under this Agreement in respect of Refinancing Revolving Commitments.
 “Refinancing Term Commitments” means one or more Classes of term commitments hereunder that are established to fund Refinancing Term Loans pursuant to a Refinancing Facility Agreement in accordance with Section 2.22.
 “Refinancing Term Lender” means any Person that provides a Refinancing Term Loan.
 “Refinancing Term Loan Indebtedness” means (a) Permitted Refinancing Debt or (b) Refinancing Term Loans obtained pursuant to a Refinancing Facility Agreement, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, refinance or replace, in whole or part, existing Term Loans hereunder, including portions of Classes of Term Loans (including any successive Refinancing Term Loan Indebtedness) (such existing Term Loans and successive Refinancing Term Loan Indebtedness, the “Refinanced Debt”); provided that (i) the principal amount (or accreted value, in the case of zero coupon Indebtedness) of such Refinancing Term Loan Indebtedness shall not exceed the principal amount (or accreted value, in the case of zero coupon Indebtedness) of such Refinanced Debt except by an amount equal to the sum of accrued and unpaid interest, accrued fees and premiums (if any) with respect to such Refinanced Debt and fees and expenses associated with the refinancing of such Refinanced Debt with such Refinancing Term Loan Indebtedness; provided, however, that, as part of the same incurrence or issuance of Indebtedness as such Refinancing Term Loan Indebtedness, the

Borrower may incur or issue an additional amount of Indebtedness under Section 6.01 without violating this clause (i) (and, for purposes of clarity, (x) such additional amount of Indebtedness shall not constitute Refinancing Term Loan Indebtedness and (y) such additional amount of Indebtedness shall reduce the applicable basket under Section 6.01, if any, on a dollar-for-dollar basis); (ii) the stated final maturity of such Refinancing Term Loan Indebtedness shall not be earlier than the earlier of (x) the stated final maturity of the Refinanced Debt or (y) 91 days after the Latest Maturity Date of in effect on the date of such refinancing (except for any such Indebtedness in the form of a bridge or other interim credit facility intended to be refinanced or replaced with long-term Indebtedness, which such Indebtedness, upon the maturity thereof, automatically converts into Indebtedness that satisfies the requirements set forth in this definition); (iii) such Refinancing Term Loan Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, (x) on the stated final maturity date as permitted pursuant to the preceding clause (ii), (y) upon the occurrence of an event of default, asset sale or a change in control or other fundamental change or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Refinanced Debt and (z) in the case of any such Refinancing Term Loan Indebtedness in the form of a bridge or other interim credit facility intended to be refinanced or replaced with long-term Indebtedness, upon the incurrence of such refinancing or replacement Indebtedness so long as such refinancing or replacement Indebtedness would have constituted Refinancing Term Loan Indebtedness if originally incurred to refinance such Refinanced Debt) prior to the date that is 91 days after the Latest Maturity Date in effect on the date of such extension, renewal or refinancing; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Term Loan Indebtedness shall be permitted so long as the weighted average life to maturity of such Refinancing Term Loan Indebtedness shall be no shorter than 91 days after the weighted average life to maturity of such Refinanced Debt remaining as of the date of such extension, replacement or refinancing; (iv) such Refinancing Term Loan Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of the Borrower or any Subsidiary, in each case that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Refinanced Debt) an obligor in respect of such Refinanced Debt, and, in each case, shall constitute an obligation of the Borrower or such Subsidiary to the extent of its obligations in respect of such Refinanced Debt; and (v) such Refinancing Term Loan Indebtedness shall contain terms and conditions that are not materially more favorable (when taken as a whole), as determined by the Borrower in good faith, to the investors providing such Refinancing Term Loan Indebtedness than those applicable to the existing Term Loans of the applicable Class being refinanced (other than (A) with respect to pricing, optional prepayments and redemption, (B) covenants or other provisions (i) applicable only to periods after the Latest Maturity Date or (ii) made applicable to the existing Term Loans and (C) any financial maintenance covenants described in subclause (I) of Section 2.22(a)), on the date such Refinancing Term Loans are incurred and, in any event, any Refinancing Term Loan will not contain mandatory prepayment provisions that are more favorable to the lenders in respect thereof than the mandatory prepayment provisions applicable to the Incremental Term Lenders hereunder.
 “Refinancing Term Loans” shall mean one or more Classes of Term Loans incurred by the Borrower under this Agreement pursuant to a Refinancing Facility Agreement; provided that such Indebtedness constitutes Refinancing Term Loan Indebtedness in respect of Term Loans (including portions of Classes of Incremental Term Loans).

 “Refinancing Term Maturity Date” means, with respect to Refinancing Term Loans of any Class, the scheduled date on which such Refinancing Term Loans shall become due and payable in full hereunder, as specified in the applicable Refinancing Facility Agreement.
 “Register” has the meaning set forth in Section 9.04(b)(iv).
 “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, trustees, employees, agents, managers, representatives, controlling persons and advisors of such Person and of such Person’s Affiliates.
 “Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.
 “Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure, outstanding Term Loans and unused Commitments at such time.
 “Required Revolving Lenders” means, subject to Section 2.19, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Article VII or the Commitments terminating or expiring, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and unused Revolving Commitments at such time; provided that, solely for purposes of declaring the Loans to be due and payable pursuant to Article VII, the unused Revolving Commitment of each Lender shall be deemed to be zero and (b) for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, Lenders having Revolving Exposures representing more than 50% of the sum of the Aggregate Revolving Exposure.
 “Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
 “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of, or any other return of capital with respect to, any Equity Interests in the Borrower or any Subsidiary (other than any dividend or other distribution payable solely in Equity Interests of the Borrower (other than Disqualified Equity Interests) or options to purchase Equity Interests of the Borrower (other than Disqualified Equity Interests)), excluding, however, payments in respect of the Convertible Senior Debt or other debt instruments convertible into Equity Interests of the Borrower made prior to or in connection with the conversion thereof into such Equity Interests.

 “Reuters” has the meaning set forth in the definition of “Exchange Rate”.
 “Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.
 “Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07, (b) increased or established from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Incremental Facility Amendment pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.  The initial aggregate amount of the Lenders’ Revolving Commitments is $750,000,000.
 “Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the Dollar Equivalent of the outstanding principal amount of such Lender’s Revolving Loans and (b) such Lender’s LC Exposure, in each case at such time.
 “Revolving Lender” means a Lender with a Revolving Commitment or Revolving Exposure.
 “Revolving Lender Parent” means, with respect to any Revolving Lender, any Person in respect of which such Lender is a subsidiary.
 “Revolving Loan” means a Loan made pursuant to Section 2.01.
 “Revolving Maturity Date” means June 5, 2024.
 “S&P” means S&P Global Ratings, a business unit of Standard & Poor’s Financial Services, LLC, and any successor to its rating agency business.
 “Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).
 “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

 “Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
 “SEC” means the United States Securities and Exchange Commission.
 “Section 956 Impact” means any incremental tax liability resulting or anticipated to result from the application of Section 956 of the Code taking into account repatriation of funds, foreign tax credits and other relevant factors.
 “Secured Cash Management Obligations” means the due and punctual payment and performance of any and all obligations of the Borrower and each Subsidiary (whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) arising in respect of Cash Management Services that (a) are owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date or (b) are owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred; provided that the Borrower has elected by giving notice to the Administrative Agent in accordance with the provisions of the Collateral Agreement to treat such obligations as “Secured Cash Management Obligations”.
 “Secured Hedging Obligations” means the due and punctual payment and performance of any and all obligations of the Borrower and each Subsidiary arising under each Hedging Agreement that (a) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (b) is entered into after the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into.  Notwithstanding the foregoing, in the case of any Excluded Swap Guarantor, “Secured Hedging Obligations” shall not include Excluded Swap Obligations of such Excluded Swap Guarantor.
 “Secured Parties” means, collectively, (a) each Lender, (b) the Administrative Agent, (c) each Issuing Bank, (d) each provider of Cash Management Services the obligations under which constitute Secured Cash Management Obligations, (e) each counterparty to any Hedging Agreement the obligations under which constitute Secured Hedging Obligations, and (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under this Agreement or any other Loan Document and (g) the successors and assigns of each of the foregoing.
 “Securities Act” means the United States Securities Act of 1933.
 “Securitization” means any transaction or series of transactions entered into by Foreign Subsidiaries pursuant to which such Foreign Subsidiaries sell, convey or otherwise transfer to a Securitization Vehicle Securitization Assets of such Foreign Subsidiaries (or grants a security interest in such Securitization Assets transferred or purported to be transferred to such Securitization Vehicle), and which Securitization Vehicle finances the acquisition of such Securitization Assets (i) with proceeds from the issuance of Third Party Interests, (ii) with Sellers’ Retained Interests or (iii) with proceeds from the sale or collection of Securitization Assets previously purchased by such Securitization Vehicle.

 “Securitization Assets” means any accounts receivable owed to a Foreign Subsidiary (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, all proceeds of such accounts receivable and other assets (including contract rights) that are of the type customarily transferred in connection with securitizations of accounts receivable and that are sold, transferred or otherwise conveyed by such Foreign Subsidiary to a Securitization Vehicle in connection with a Securitization permitted by Section 6.05.
 “Securitization Vehicle” means a Person that is a direct wholly owned Subsidiary of a Foreign Subsidiary formed for the purpose of effecting one or more Securitizations to which such Foreign Subsidiary transfers Securitization Assets and that, in connection therewith, issues Third Party Interests; provided that such Securitization Vehicle shall engage in no business other than the purchase of Securitization Assets pursuant to Securitizations permitted by Section 6.05, the issuance of Third Party Interests or other funding of such Securitizations and any activities reasonably related thereto.
 “Security Documents” means the Collateral Agreement, the IP Security Agreements and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.03 or 5.13 to secure the Obligations.
 “Sellers’ Retained Interests” means the debt or equity interests held by a Foreign Subsidiary in a Securitization Vehicle to which Securitization Assets have been transferred in a Securitization permitted by Section 6.05, including any such debt or equity received in consideration for the Securitization Assets transferred.
 “Series” means, with respect to any Class of Commitments or Loans, hereunder, or any notes or other debt securities, Commitments or Loans or notes or other debt securities having substantially identical terms and conditions.
 “Specified Swap Obligation” means, with respect to any Subsidiary Loan Party, an obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of §1a(47) of the Commodity Exchange Act.
 “Specified Transaction” means, with respect to any period, any Investment, Disposition, incurrence or repayment of Indebtedness or making of any Restricted Payment that, in any case, by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.

 “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
 “Sterling” or “£” means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.
 “Subordinated Indebtedness” of any Person means any Indebtedness of such Person that is subordinated in right of payment to any other Indebtedness of such Person.
 “Subsequent Maturity Date” has the meaning set forth in Section 2.04(c).
 “subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other Person (i) of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
 “Subsidiary” means any subsidiary of the Borrower.
 “Subsidiary Loan Party” means each Subsidiary that is a party to the Collateral Agreement.
 “Supplemental Perfection Certificate” means a certificate in the form of Exhibit G-2 or any other form approved by the Administrative Agent in its reasonable discretion.
 “Supported QFC” has the meaning assigned to it in Section 9.18.

 “Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
 “Term Commitment” means an Incremental Term Commitment or a Refinancing Term Commitment.

 “Term Lender” means a Lender with an Incremental Term Commitment, a Refinancing Term Commitment or an outstanding Term Loan.
 “Term Loan” means an Incremental Term Loan or a Refinancing Term Loan.
 “Term Maturity Date” means an Incremental Term Maturity Date or a Refinancing Term Maturity Date.
 “Test Period” means, in respect of any date, the period of four consecutive fiscal quarters of the Borrower most recently ended on or before such date.
 “Third Party Interests” means, with respect to any Securitization, notes, bonds or other debt instruments, beneficial interests in a trust, undivided ownership interests in receivables or other securities issued for cash consideration by the relevant Securitization Vehicle to banks, financing conduits, investors or other financing sources (other than the Borrower and the Subsidiaries) the proceeds of which are used to finance, in whole or in part, the purchase by such Securitization Vehicle of Securitization Assets in a Securitization.  The amount of any Third Party Interests at any time shall be deemed to equal the aggregate principal, stated or invested amount of such Third Party Interests that are outstanding at such time.
 “Total Consideration” means, with respect to any acquisition, the total amount (but without duplication) of (a) cash paid in connection with such acquisition, plus (b) Indebtedness payable to the seller or any Affiliate thereof in connection with such acquisition, plus (c) the amount of Indebtedness assumed in connection with such acquisition.
 “Total Indebtedness” means, as of any date, the sum of the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but without giving effect to any election to value any Indebtedness at “fair value”, as described in Section 1.04(a), or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness).
 “Transaction Costs” means the fees and expenses incurred in connection with the Transactions on the Effective Date.
 “Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit under this Agreement.
 “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

 “U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

 “U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.18.
 “U.S. Tax Certificate” has the meaning set forth in Section 2.16(f)(ii)(D)(2).
 “USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.
 “wholly-owned”, when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof.
 “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
 “Withholding Agent” means any Loan Party or the Administrative Agent.
 “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.02. Classification of Loans and Borrowings.  For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan” or “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Loan” or “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan” or “Eurocurrency Revolving Borrowing”).
SECTION 1.03. Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities.  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations.
(a)	Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that (i) if the Borrower, by notice to the Administrative Agent, shall request, with respect to any provision hereof, to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent or the Required Lenders, by notice to the Borrower, shall request such elimination), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (A) without giving effect to any election under the Financial Accounting Standards Board’s Accounting Standards Codification No. 825, Financial Instruments, or any successor thereto, or under any similar accounting standard, to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein, and (B) without giving effect to any treatment of Indebtedness under Accounting Standards Codification 470-20 or 835-30 (or any other Accounting Standards Codification or Accounting Standards Update having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. For purposes of the foregoing, any change by the Borrower in its accounting principles and standards to adopt International Financial Reporting Standards, regardless of whether required by applicable laws and regulations, will be deemed a change in GAAP.
(b)	For purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Material Acquisition or Material Disposition occurs, Consolidated EBITDA, the Leverage Ratio and the Interest Coverage Ratio shall be calculated with respect to such period and with respect to such Material Acquisition or Material Disposition on a Pro Forma Basis.
SECTION 1.05. Interest Rates; LIBOR Notification.  The interest rate on Eurocurrency Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate.  The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market.  In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.13(b) of this Agreement, such Section 2.13(b) provides a mechanism for determining an alternative rate of interest.  The Administrative Agent will notify the Borrower, pursuant to Section 2.13, in advance of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.13(b), will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

SECTION 1.06. Exchange Rates; Currency Equivalents.
(a)	Not later than 1:00 p.m., New York City time, on each Calculation Date or LC Participation Calculation Date, the Administrative Agent shall (x) determine the Exchange Rate as of such Calculation Date or LC Participation Calculation Date with respect to the applicable Designated Foreign Currency and (y) give notice thereof to the relevant Lenders, Issuing Banks and the Borrower. The Exchange Rates so determined shall become effective (i) in the case of the initial Calculation Date, on the Effective Date and (ii) in the case of each subsequent Calculation Date or LC Participation Calculation Date, on the first Business Day immediately following such Calculation Date or LC Participation Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than any provision expressly requiring the use of a current exchange rate) be the Exchange Rates employed in converting any amounts between Dollars and any Designated Foreign Currency.
(b)	Solely for purposes of Article II and related definitional provisions to the extent used therein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as determined by the Administrative Agent and notified to the applicable Lender and the Borrower in accordance with this Section. If any basket is exceeded solely as a result of fluctuations in the applicable Exchange Rate after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in the applicable Exchange Rate.

(c)	For purposes of Section 6.01, the amount of any Indebtedness denominated in any currency other than dollars shall be calculated based on the applicable Exchange Rate, in the case of such Indebtedness incurred or committed, on the date that such Indebtedness was incurred or committed, as applicable; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than dollars, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the applicable Exchange Rate on the date of such refinancing, such dollar-denominated restrictions shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the sum of (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.
(d)	For purposes of Sections 6.02, 6.04, 6.05 and 6.08, the amount of any Liens, investments, asset sales and Restricted Payments, as applicable, denominated in any currency other than Dollars shall be calculated based on the applicable Exchange Rate on the date that such Lien is incurred or such investment, asset sale or Restricted Payment is made, as the case may be.
SECTION 1.07. Status of Obligations.  In the event that the Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Loan Document Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.
SECTION 1.08. Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
SECTION 1.09. Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

ARTICLE II
The Credits

SECTION 2.01. Commitments.  Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans denominated in Dollars or any Designated Foreign Currency to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Revolving Lender’s Revolving Exposure exceeding such Revolving Lender’s Revolving Commitment, the Aggregate Revolving Exposure exceeding the Aggregate Revolving Commitment or the Aggregate Revolving Exposure denominated in Designated Foreign Currencies exceeding the Designated Foreign Currency Sublimit.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.
SECTION 2.02. Loans and Borrowings.
(a)
Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)	Subject to Section 2.13, (i) each Borrowing denominated in Dollars shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith and (ii) each Borrowing denominated in any Designated Foreign Currency shall be comprised entirely of Eurocurrency Loans. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)	At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Eurocurrency Borrowing that results from a continuation of an outstanding Eurocurrency Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(f). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 (or such greater number as may be agreed to by the Administrative Agent) Eurocurrency Borrowings outstanding.

(d)	Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue, any Eurocurrency Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.
SECTION 2.03. Requests for Borrowings.  To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (other than a request for any Borrowing denominated in a Designated Foreign Currency, which request shall be made in writing (including by electronic mail)), electronic mail or hand delivery of an executed written Borrowing Request (a) in the case of a Eurocurrency Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of any Eurocurrency Borrowing to be made on the Effective Date, such shorter period of time as may be agreed by the Administrative Agent), (b) in the case of a Eurocurrency Borrowing denominated in a Designated Foreign Currency, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing, and (c) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the day of the proposed Borrowing.  Each telephonic or electronic mail Borrowing Request shall be irrevocable and shall in the case of a telephonic request be confirmed promptly by hand delivery, electronic mail or facsimile to the Administrative Agent of a written Borrowing Request.  Each such telephonic or written Borrowing Request shall specify the following information (to the extent applicable, in compliance with Section 2.02):
(i)	whether the requested Borrowing is to be a Revolving Borrowing or a Term Borrowing of a particular Series;
(ii)	the currency and the aggregate amount of such Borrowing;
(iii)	the requested date of such Borrowing, which shall be a Business Day;
(iv)	whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;
(v)	in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(vi)
the location and number of the account of the Borrower to which funds are to be disbursed or, in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f), the identity of the Issuing Bank that made such LC Disbursement.

If no election as to the Type of a Borrowing in Dollars is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  If no currency is specified with respect to any requested Revolving Loan, the Borrower shall be deemed to have selected Dollars.  Promptly following receipt of a  Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Letters of Credit.
(a)
General.  Subject to the terms and conditions set forth herein, the Borrower may request any Issuing Bank to issue Letters of Credit for its own account or, so long as the Borrower is a joint and several co-applicant with respect thereto, the account of any Domestic Subsidiary, denominated in Dollars, Euro, Sterling or, if agreed to by the applicable Issuing Bank, any other Designated Foreign Currency and in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period.  The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the account of any Subsidiary as provided in the first sentence of this paragraph, it will be fully responsible for the reimbursement of LC Disbursements, the payment of interest thereon and the payment of fees due under Section 2.11(b) to the same extent as if it were the sole account party in respect of such Letter of Credit.  Notwithstanding anything contained in any letter of credit application furnished to any Issuing Bank in connection with the issuance of any Letter of Credit, (i) all provisions of such letter of credit application purporting to grant liens in favor of the Issuing Bank to secure obligations in respect of such Letter of Credit shall be disregarded, it being agreed that such obligations shall be secured to the extent provided in this Agreement and in the Security Documents, and (ii) in the event of any inconsistency between the terms and conditions of such letter of credit application and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control. On the Effective Date, each Existing Letter of Credit shall, without any further action by any Person, be deemed to have been issued as a Letter of Credit hereunder (without any breakage or transfer charges in connection therewith) and shall for all purposes hereof (including paragraphs (d) and (f) of this Section) be treated as and constitute a Letter of Credit.

(b)
Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit (other than any automatic renewal permitted pursuant to paragraph (c) of this Section), the Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent, reasonably in advance of the requested date of issuance, amendment, renewal or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency in which such Letter of Credit is to be denominated, the name and address of the beneficiary thereof and such other information as shall be necessary to enable the applicable Issuing Bank to prepare, amend, renew or extend such Letter of Credit.  If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any such request.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon each issuance, amendment, renewal or extension of any Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure will not exceed $30,000,000, (ii) the Aggregate Revolving Exposure will not exceed the Aggregate Revolving Commitment, (iii) the LC Exposure attributable to Letters of Credit issued by any Issuing Bank will not exceed the LC Commitment of such Issuing Bank and (iv) the Aggregate Revolving Exposure denominated in Designated Foreign Currencies will not exceed the Designated Foreign Currency Sublimit.  No Issuing Bank shall be obligated to issue commercial or trade Letters of Credit if such issuance would not be in accordance with its internal policies or procedures. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent written notice thereof required under paragraph (l) of this Section.

(c)
Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) unless otherwise consented to by the Issuing Bank and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that any Letter of Credit may contain customary automatic renewal provisions agreed upon by the Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to any right on the part of such Issuing Bank to prevent any such renewal from occurring that may be contained in such Letter of Credit; and provided further that if there exist any Incremental Revolving Commitments having a maturity date later than the Revolving Maturity Date (the “Subsequent Maturity Date”), then, so long as the aggregate LC Exposure in respect of Letters of Credit expiring after the Revolving Maturity Date will not exceed the lesser of $10,000,000 and the aggregate amount of such Incremental Revolving Commitments, the Borrower may request the issuance of a Letter of Credit that shall expire at or prior to the close of business on the earlier of (A) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five Business Days prior to the Subsequent Maturity Date.  Notwithstanding the foregoing, any Letter of Credit issued hereunder may, in the sole discretion of the applicable Issuing Bank, expire after the fifth Business Day prior to the Revolving Maturity Date (or the Subsequent Maturity Date) but on or before the date that is 90 days after the Revolving Maturity Date (or the Subsequent Maturity Date), provided that the Borrower hereby agrees that it shall provide cash collateral in an amount equal to 102% of the LC Exposure in respect of any such outstanding Letter of Credit to the applicable Issuing Bank at least five Business Days prior to the Revolving Maturity Date (or Subsequent Maturity Date, if applicable), which such amount shall be (A) deposited by the Borrower in an account with and in the name of such Issuing Bank and (B) held by such Issuing Bank for the satisfaction of the Borrower’s reimbursement obligations in respect of such Letter of Credit until the expiration of such Letter of Credit.  Any Letter of Credit issued with an expiration date beyond the fifth Business Day prior to the Revolving Maturity Date (or the Subsequent Maturity Date, as applicable) shall, to the extent of any undrawn amount remaining thereunder on the Revolving Maturity Date (or the Subsequent Maturity Date, if applicable), cease to be a “Letter of Credit” outstanding under this Agreement for purposes of the Revolving Lenders’ obligations to participate in Letters of Credit pursuant to clause (d) below.

(d)
Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or any Revolving Lender, the Issuing Bank that is the issuer thereof hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank under such Letter of Credit and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason, including after the Revolving Maturity Date (or the Subsequent Maturity Date as applicable).  Such payment by the Revolving Lenders shall be made (i) if the currency of the applicable LC Disbursement or reimbursement payment shall be in Dollars, then in Dollars and (ii) subject to paragraph (n) of this Section, if the currency of the applicable LC Disbursement or reimbursement payment shall be a Designated Foreign Currency, then in Dollars in an amount equal to the Dollar Equivalent of such LC Disbursement or reimbursement payment, calculated by the Administrative Agent using the Exchange Rate on the applicable LC Participation Calculation Date. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit, any fluctuation in currency values, the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of the ISP) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Revolving Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 4.02.

(e)
Disbursements.  The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit and shall promptly, after such examination, notify the Administrative Agent and the Borrower by telephone (confirmed by hand delivery or facsimile) of such demand for payment if such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)
Reimbursements.  If an Issuing Bank shall make an LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount in the currency of such LC Disbursement equal to such LC Disbursement not later than 3:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that, in the case of an LC Disbursement denominated in Dollars in an amount of $500,000 or more, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount, and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing.  If the Borrower fails to reimburse any LC Disbursement by the time specified above, then, (i) if the currency of the applicable LC Disbursement is a Designated Foreign Currency, the Borrower’s obligation to reimburse such LC Disbursement shall automatically and with no further action required be converted into an obligation to reimburse the Dollar Equivalent of such LC Disbursement, calculated by the Administrative Agent using the Exchange Rate on the applicable LC Participation Calculation Date, and (ii) in the case of each LC Disbursement, the applicable Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the amount and currency of the payment then due from the Borrower in respect of the applicable LC Disbursement and such Revolving Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice (and, in any event, by the next Business Day), each Revolving Lender shall pay to the Administrative Agent in Dollars its Applicable Percentage of the amount then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear.  Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for an LC Disbursement (other than the funding of an ABR Revolving Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. If the Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Designated Foreign Currency, would subject the Administrative Agent, the applicable Issuing Bank or any Revolving Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Borrower shall pay the amount of any such tax requested by the Administrative Agent, such Issuing Bank or such Revolving Lender.

(g)
Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section is absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision thereof or hereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of the ISP) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Revolving Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any other act, failure to act or other event or circumstance; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of an Issuing Bank (as determined by a court of competent jurisdiction in a final and nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(h)
Interim Interest.  If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement in full, (i) in the case of any LC Disbursement denominated in Dollars, and at all times following the conversion to Dollars of any LC Disbursement made in any Designated Foreign Currency pursuant to paragraph (f) or (n) of this Section, at the rate per annum then applicable to ABR Revolving Loans and (ii) if such LC Disbursement is made in a Designated Foreign Currency, at all times prior to its conversion to Dollars pursuant to paragraph (f) or (n) of this Section, at a rate equal to the rate reasonably determined by the applicable Issuing Bank to be the cost to such Issuing Bank of funding such LC Disbursement (which determination shall be conclusive absent manifest error) plus the Applicable Rate applicable to Eurocurrency Revolving Loans at such time; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.12(c) shall apply.  Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank for such LC Disbursement shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.

(i)
Cash Collateralization.  If any Event of Default described in clause (a), (b), (i) or (j) of Article VII shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, a Majority in Interest of the Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “Collateral Account”), an amount in cash and in the currency of such Letter of Credit equal to (i) in the case of any Letter of Credit denominated in Dollars, 102% of the LC Exposure as of such date attributable to such Letter of Credit, plus any accrued and unpaid interest thereon, and (ii) in the case of any Letter of Credit denominated in a Designated Foreign Currency 105% of the LC Exposure as of such date attributable to such Letter of Credit plus any accrued and unpaid interest thereon; provided that the (A) amounts payable in respect of any Letter of Credit denominated in a Designated Foreign Currency in respect of which the Borrower’s reimbursement obligations have been converted to obligations in Dollars as provided in paragraph (f) or (n) of this Section, and interest accrued thereon, shall be payable in Dollars and (B) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (i) or (j) of Article VII.  The Borrower also shall deposit cash collateral in Dollars in accordance with this paragraph as and to the extent required by Section 2.10(b) or 2.19.  Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement.  In addition, and without limiting the foregoing or paragraph (c) of this Section, if any LC Exposure remains outstanding after the expiration date specified in said paragraph (c), the Borrower shall promptly deposit into the Collateral Account an amount in cash and in the currency of such Letter of Credit equal to (i) in the case of any Letter of Credit denominated in Dollars, 102% of the LC Exposure as of such date attributable to such Letter of Credit, plus any accrued and unpaid interest thereon, and (ii) in the case of any Letter of Credit denominated in a Designated Foreign Currency 105% of the LC Exposure as of such date attributable to such Letter of Credit plus any accrued and unpaid interest thereon.
The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made as mutually agreed by the Administrative Agent and the Borrower and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which they have not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of a Majority in Interest of the Revolving Lenders), be applied to satisfy other obligations of the Borrower under this Agreement.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence and continuance of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.  If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.10(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Aggregate Revolving Exposure would not exceed the Aggregate Revolving Commitment and no Default shall have occurred and be continuing.

(j)
Designation of Additional Issuing Banks.  The Borrower may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), designate as additional Issuing Banks one or more Revolving Lenders that agree to serve in such capacity as provided below.  The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and shall specify the LC Commitment of such Issuing Bank, executed by the Borrower, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.

(k)
Termination of an Issuing Bank.  The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent.  Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the 10th Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero.  At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.11(b).  Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.

(l)
Issuing Bank Reports to the Administrative Agent.  Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the currency and stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date, currency and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the currency and amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(m)
LC Exposure Determination.  For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

(n)
Conversion.  In the event that the Loans become immediately due and payable on any date pursuant to Article VII, all amounts (i) that the Borrower is at the time or becomes thereafter required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Letter of Credit denominated in a Designated Foreign Currency (other than amounts in respect of which the Borrower has deposited cash collateral, if such cash collateral was deposited in the applicable currency), (ii) that the Revolving Lenders are at the time or become thereafter required to pay to the Administrative Agent (and the Administrative Agent is at the time or becomes thereafter required to distribute to the applicable Issuing Bank) pursuant to paragraph (f) of this Section in respect of unreimbursed LC Disbursements made under any Letter of Credit denominated in a Designated Foreign Currency and (iii) of each Revolving Lender’s participation in any Letter of Credit denominated in a Designated Foreign Currency under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the Dollar Equivalent, calculated using the Exchange Rate on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts.  On and after such conversion, all amounts accruing and owed to the Administrative Agent, any Issuing Bank or any Revolving Lender in respect of the obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.

SECTION 2.05. Funding of Borrowings.
(a)
Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Local Time (or in the case of any Loan denominated in a Designated Foreign Currency, noon, Local Time), to the account of the Administrative Agent most recently designated by it for such purpose for Loans denominated in the currency of such Loan by notice to the Lenders.  The Administrative Agent will make such Loans available to the Borrower by promptly remitting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request or, in the case of ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f), to the Issuing Bank specified by the Borrower in the applicable Borrowing Request.

(b)	Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or, in the case of any ABR Borrowing for which notice of such Borrowing has been given by the Borrower on the proposed date of such Borrowing in accordance with Section 2.03, prior to 1:00 p.m., Local Time, on such date) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, (A) in the case of Loans denominated in dollars, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of Loans denominated in a Designated Foreign Currency, the rate determined by the Administrative Agent to be the cost to it of funding such amount (which determination will be conclusive absent manifest error) and (ii) in the case of the Borrower, the interest rate applicable to (A) in the case of Loans denominated in Dollars, ABR Loans of the applicable Class and (B) in the case of Loans denominated in a Designated Foreign Currency, the interest rate applicable to the subject Loan pursuant to Section 2.12. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.06. Interest Elections.  (a)  Each Revolving Borrowing and Incremental Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request or as otherwise required by Section 2.03 and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period specified in the applicable Borrowing Request or as otherwise required by Section 2.03.  Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type (provided that Eurocurrency Borrowings denominated in a Designated Foreign Currency may not be converted into ABR Borrowings) or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)
To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone (other than a request pursuant to this Section with respect to a Borrowing denominated in a Designated Foreign Currency, which request shall be made in writing (including by electronic mail)), electronic mail or hand delivery of an executed written Interest Election Request by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic or electronic mail Interest Election Request shall be irrevocable and shall in the case of a telephonic request be confirmed promptly by hand delivery, electronic mail or facsimile to the Administrative Agent of a written Interest Election Request signed by the Borrower.

(c)	Each telephonic or written Interest Election Request shall specify the following information in compliance with Section 2.02

(i)
the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)	the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)	whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and
(iv)
if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)
Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)
If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall (i) in the case of a Borrowing denominated in Dollars, be converted to an ABR Borrowing, and (ii) in the case of a Eurocurrency Borrowing denominated in a Designated Foreign Currency, be continued as a Eurocurrency Borrowing for an additional Interest Period of one month.  Notwithstanding any contrary provision hereof, if an Event of Default under clause (i) or (j) of Article VII has occurred and is continuing with respect to the Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of a Majority in Interest of Lenders of any Class, has notified the Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing (or Borrowing of the applicable Class, as applicable) denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing (or Eurocurrency Borrowing of the applicable Class, as applicable) denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Eurocurrency Borrowing denominated in a Designated Foreign Currency shall be continued as a Eurocurrency Borrowing with an Interest Period of one month’s duration.

SECTION 2.07. Termination and Reduction of Commitments.
(a)	Unless previously terminated, the Revolving Commitments shall automatically terminate on the Revolving Maturity Date.

(b)
The Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each partial reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $20,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, (A) any Lender’s Revolving Exposure would exceed its Revolving Commitment of (B) the Aggregate Revolving Exposure would exceed the Aggregate Revolving Commitment.

(c)
The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying the effective date thereof.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Revolving Commitments under paragraph (b) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments of any Class shall be permanent.  Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.08. Repayment of Loans; Evidence of Debt.
(a)
The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date.

(b)
The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the Borrower in respect of the Loans, LC Disbursements, interest and fees due or accrued hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement.

(c)
Any Lender may request that Loans of any Class made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.09. Repayment of Incremental Term Loans.  The Borrower shall repay Incremental Term Loans of any Series in such amounts and on such date or dates as shall be specified therefor in the Incremental Facility Amendment establishing the Incremental Term Commitments of such Series.
SECTION 2.10. Prepayment of Loans.
(a)
The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without penalty or premium (but subject to the provisions of Section 2.15), in accordance with the requirements of this Section.

(b)
In the event and on each occasion that (i) the Aggregate Revolving Exposure exceeds the Aggregate Revolving Commitment (other than as a result of any revaluation of the Dollar Equivalent of Revolving Loans on any Calculation Date in accordance with Section 1.06) or (ii) the Aggregate Revolving Exposure exceeds the Aggregate Revolving Commitment by $5,000,000 or more for five consecutive Business Days solely as a result of any revaluation of the Dollar Equivalent of Revolving Loans on any Calculation Date in accordance with Section 1.06, the Borrower shall prepay Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.04(i)) in an aggregate amount equal to such excess; provided that no such prepayment shall be required in relation to the foregoing clause (ii) until written notice thereof is given to the Borrower by the Administrative Agent, whereupon such prepayment shall be due three Business Days thereafter.

(c)
Prior to any prepayment of Borrowings under this Section, the Borrower shall specify the Borrowing or Borrowings to be prepaid in the notice of such prepayment delivered pursuant to paragraph (d) of this Section.

(d)
The Borrower shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid; provided that if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 together with any additional amounts required pursuant to Section 2.15.

SECTION 2.11. Fees.
(a)
The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee which shall accrue at the Applicable Rate on the daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates.  Accrued commitment fees in respect of the Revolving Commitments shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.

(b)
The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in each outstanding Letter of Credit, which shall accrue on the daily maximum amount then available to be drawn under such Letter of Credit at the Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans, during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Bank attributable to Letters of Credit issued by such Issuing Bank on the daily maximum amount then available to be drawn under such Letter of Credit, during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such LC Exposure with respect to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit and other processing fees, and other standard costs and charges, of such Issuing Bank relating to the Letters of Credit as from time to time in effect.  In addition, if, as contemplated by Section 2.04(c), any Letter of Credit is cash collateralized and remains outstanding after the Revolving Maturity Date (or Subsequent Maturity Date, as the case may be), the Borrower will pay a fee (an “LC Fee”) to the Issuing Bank in respect of such Letter of Credit which shall accrue at the Applicable Rate that would be used to determine the interest rate applicable to Eurocurrency Revolving Loans (assuming such Loans were outstanding during such period) on the daily amount of the LC Exposure attributable to such Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Revolving Maturity Date (or Subsequent Maturity Date, as the case may be) but excluding the date on which such Issuing Bank ceases to have any LC Exposure in respect of such Letter of Credit.  Participation fees, fronting fees and other fees payable to an Issuing Bank in respect of its Letters of Credit accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees (other than LC Fees) shall be payable on the date on which the Revolving Commitments terminate and any such fees, including LC Fees, accruing after the date on which the Revolving Commitments terminate shall be payable on demand and, in the case of LC Fees and fronting fees accruing after the Revolving Maturity Date (or Subsequent Maturity Date, as applicable), on the date on which the relevant Issuing Bank ceases to have LC Exposure in respect of the Letter of Credit in respect of which such fees are payable.  Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees, LC Fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)	The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(d)
All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders entitled thereto.  Fees paid shall not be refundable under any circumstances.

SECTION 2.12. Interest.
(a)	The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)	The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)
Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (A) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (B) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.  Payment or acceptance of the increased rates of interest provided for in this paragraph (c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent, any Issuing Bank or any Lender.

(d)
Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of a Revolving Loan, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)
All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13. Alternate Rate of Interest.

(a)	If prior to the commencement of any Interest Period for a Eurocurrency Borrowing of any Class:
(i)
the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate (including, without limitation, because the LIBO Screen Rate is not available or published on a current basis), for the applicable currency and such Interest Period; or

(ii)
the Administrative Agent is advised by a Majority in Interest of the Lenders of such Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Eurocurrency Borrowing for such Interest Period;

then the Administrative Agent shall give notice (which may be by telephone or electronic mail) thereof to the Borrower and the Lenders of such Class as promptly as practicable and, until the Administrative Agent notifies the Borrower and the Lenders of such Class that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing of such Class to, or continuation of any Borrowing of such Class as, a Eurocurrency Borrowing shall be ineffective, (B) any affected Eurocurrency Borrowing that is requested to be continued shall (x) if denominated in Dollars, be continued as an ABR Borrowing or (y) otherwise, be repaid on the last day of the then-current Interest Period applicable thereto, and (C) any Borrowing Request for an affected Eurocurrency Borrowing shall (x) in the case of a Borrowing denominated in Dollars, be deemed a request for an ABR Borrowing or (y) in all other cases, be ineffective (and no Lender shall be obligated to make a Loan on account thereof) and (D) any Borrowing Request for a Eurocurrency Borrowing of such Class shall be treated as a request for an ABR Borrowing.

(b)	If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate unless agreed to by all Lenders in accordance with Section 9.02); provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within ten days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders of each Class stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 2.13(b), only to the extent the LIBO Screen Rate for the applicable currency and such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurocurrency Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.
SECTION 2.14. Increased Costs.

(a)	If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii)
impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)	subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan), to increase the cost to such Lender, Issuing Bank or other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender, Issuing Bank or other Recipient, the Borrower will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered.

(b)	If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements or liquidity has had or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(c)	A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)	Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(e)	Notwithstanding any other provision of this Section, no Lender shall demand compensation for any increased cost or reduction pursuant to this Section in respect of any Change in Law described in the proviso to the definition of the term “Change in Law” if it shall not be the general policy or practice of such Lender to demand such compensation in similar circumstances from similarly-situated borrowers (it being understood that this paragraph (e) shall not (i) require any Lender to breach any confidentiality agreement or to disclose any information otherwise required to be held in confidence by it or (ii) limit the discretion of any Lender to waive the right to demand such compensation in any given case).

SECTION 2.15. Break Funding Payments.  In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert or continue any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto, (d) the failure to prepay any Eurocurrency Loan on a date specified therefor in any notice of prepayment given by the Borrower (whether or not such notice may be revoked in accordance with the terms hereof) or (e) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18 or pursuant to Section 2.20(e), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market.  A certificate of any Lender delivered to the Borrower and setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 2.16. Taxes.
(a)	Withholding of Taxes; Gross-Up. Each payment by a Loan Party under this Agreement or any other Loan Document, whether to the Administrative Agent, any Lender or Issuing Bank or any other Person to which any such payment is owed (each of the foregoing being referred to as a “Recipient”), shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such withheld Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.

(b)	Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)	Evidence of Payment. As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority pursuant to this Agreement, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)	Indemnification by the Loan Parties. The Loan Parties shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with this Agreement (including amounts paid or payable under this paragraph) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this paragraph shall be paid within 20 days after the Recipient delivers to any Loan Party a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing in reasonable detail the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.
(e)	Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with this Agreement (including any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this paragraph shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
(f)	Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under this Agreement shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (A) through (E) of paragraph (f)(ii) and paragraph (f)(iii) below) shall not be required if in the Lender’s judgment such completion, execution or submission would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.16(f). If any form or certification previously delivered pursuant to this Section 2.16(f) expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so. Notwithstanding any other provision of this paragraph, a Lender shall not be required to deliver any form pursuant to this paragraph that it is not legally able to deliver.

(ii)
Without limiting the generality of the foregoing, each Lender shall, if it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as is reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly completed and executed copies of whichever of the following is applicable:

(A)	in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States of America is a party (1) with respect to payments of interest under this Agreement, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C)
in the case of a Foreign Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States of America, IRS Form W-8ECI;

(D)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, both (1) IRS Form W‑8BEN or W-8BEN-E and (2) a certificate substantially in the form of Exhibit I-1, Exhibit I-3 or Exhibit I-4 (each, a “U.S. Tax Certificate”), as applicable, to the effect that such Lender is not (x) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (y) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (z) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code;

(E)
in the case of a Foreign Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender), (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided that if such Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate substantially in the form of Exhibit I-2 on behalf of such partners; or

(F)
any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax, together with such supplementary documentation as shall be necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii)
If a payment made to a Lender under this Agreement would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 2.16(f)(iii), the term “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)	Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including additional amounts paid pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such Recipient, shall repay to such Recipient the amount paid to such Recipient pursuant to the prior sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will any Recipient be required to pay any amount to any indemnifying party pursuant to this paragraph if such payment would place such Recipient in a less favorable position (on a net after-Tax basis) than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)	Issuing Bank. For purposes of Sections 2.16(e) and 2.16(f), the term “Lender” shall include each Issuing Bank.

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
(a)	The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent, except that payments required to be made directly to any Issuing Bank shall be so made, payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.
(b)	If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied towards payment of the amounts then due hereunder ratably among the parties entitled thereto, in accordance with the amounts then due to such parties.
(c)	Except to the extent that this Agreement provides for payments to be disproportionately allocated to or retained by a particular Lender or group of Lenders (including in connection with the payment of interest or fees at different rates and the repayment of principal amounts of Loans at different times as a result of Extension Permitted Amendments effected under Section 2.21), each Lender agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any Person that is an Eligible Assignee (as such term is defined from time to time). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)	Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)	If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent or any Issuing Bank, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender pursuant to Sections 2.04(d), 2.04(f), 2.05(b), 2.17(c), 2.17(d) and 9.03(c), in each case in such order as shall be determined by the Administrative Agent in its discretion.
(f)	In the event that any financial statements delivered under Section 5.01(a) or Section 5.01(b), or any Compliance Certificate delivered under Section 5.01(c), shall prove to have been materially inaccurate resulting in a publicly filed restatement with the SEC (other than as a result of the retrospective adoption of a new accounting standard required or permitted under GAAP) (regardless of whether any Commitments are in effect or any amounts are outstanding hereunder when such inaccuracy is discovered), and such inaccuracy shall have resulted in the payment of any interest or fees at rates lower than those that were in fact applicable for any period (based on the actual Leverage Ratio), the Borrower shall pay to the Administrative Agent, for distribution to the Lenders (or former Lenders) as their interests may appear, the accrued interest or fees that should have been paid but were not paid as a result of such misstatement.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders.
(a)	If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any Indemnified Taxes or any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable out of pocket costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.
(b)	If (i) any Lender requests compensation under Section 2.14, (ii) the Borrower is required to pay any Indemnified Taxes or any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender has become a Defaulting Lender, (iv) any Lender has declined to become an Extending Lender in connection with an Extension Offer made to it pursuant to Section 2.21, or (v) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders or all the Lenders of the affected Class) and with respect to which the Required Lenders (or, in circumstances where Section 9.02 does not require the consent of the Required Lenders, a Majority in Interest of the Lenders of the affected Class) shall have granted their consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from a failure to provide a consent, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of a particular Class) to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, of each Issuing Bank), which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and, if applicable, participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (in the case of such principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments and (D) in the case of any such assignment and delegation resulting from the failure to provide a consent (including by becoming an Extending Lender), the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.19. Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:
(a)	commitment fees shall cease to accrue on the unused amount of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.11(a);
(b)
the Revolving Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;

(c)	if any LC Exposure exists at the time such Revolving Lender becomes a Defaulting Lender then:
(i)
all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (with the term “Applicable Percentage” meaning, with respect to any Lender for purposes of reallocations to be made pursuant to this paragraph (c), the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at the time of such reallocation calculated disregarding the Revolving Commitments of the Defaulting Lenders at such time) but only to the extent that the sum of all Non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s LC Exposure does not exceed the sum of all Non-Defaulting Lenders’ Revolving Commitments; provided that no reallocation under this clause (i) shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation;

(ii)
if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of the Issuing Banks the portion of such Defaulting Lender’s LC Exposure that has not been reallocated in accordance with the procedures set forth in Section 2.04(i) for so long as such LC Exposure is outstanding;

(iii)
if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)
if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.11(a) and 2.11(b) shall be adjusted to give effect to such reallocation; and

(v)
if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)
so long as such Revolving Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be fully covered by the Revolving Commitments of the Non-Defaulting Lenders and/or cash collateral provided by the Borrower in accordance with Section 2.19(c), and participating interests in any such issued, amended, reviewed or extended Letter of Credit will be allocated among the Non-Defaulting Lenders in a manner consistent with Section 2.19(c)(i) (and such Defaulting Lender shall not participate therein).

In the event that (x) a Bankruptcy Event with respect to a Revolving Lender Parent shall have occurred following the date hereof and for so long as such Bankruptcy Event shall continue or (y) any Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit, unless such Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Revolving Lender satisfactory to such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, and each Issuing Bank each agree that a Defaulting Lender has adequately remedied all matters that caused such Revolving Lender to be a Defaulting Lender, then the LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Commitment and on such date such Revolving Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Loans in accordance with its Applicable Percentage; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Revolving Lender was a Defaulting Lender; provided further that, except as otherwise expressly agreed by the affected parties, no change hereunder from a Defaulting Lender to a Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Revolving Lender’s having been a Defaulting Lender.
SECTION 2.20. Incremental Facilities.
(a)	The Borrower may on one or more occasions, by written notice to the Administrative Agent, request (i) during the Revolving Availability Period, the establishment of Incremental Revolving Commitments, (ii) prior to the Latest Maturity Date, the establishment of Incremental Term Commitments, and (iii) prior to the Latest Maturity Date, the incurrence of Incremental Equivalent Debt (together with Incremental Term Commitments and Incremental Term Loans and Incremental Revolving Commitments and Incremental Revolving Loans made thereunder, “Incremental Extensions of Credit”), in an aggregate amount for all such Incremental Extensions of Credit not in excess of the sum of (A) the Incremental Fixed Amount plus (B) such additional amount as would not cause the Leverage Ratio, computed on a Pro Forma Basis, after giving effect to such Incremental Facility or issuance of Incremental Equivalent Debt and the use of proceeds thereof, as of the last day of the Test Period most recently ended prior to the effective date of the relevant Incremental Facility Amendment or issuance of Incremental Equivalent Debt in respect of which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, as of the last day of the most recent Test Period contained in the financial statements referred to in Section 3.04), to exceed, 2.00 to 1.00 (it being understood and agreed that, if the applicable incurrence test in clause (B) is satisfied on a Pro Forma Basis after giving effect to any Incremental Extension of Credit, such Incremental Extension of Credit may be incurred under clause (B) regardless of whether there is capacity under clause (A)); provided that for purposes of such pro forma calculation, (x) for purposes of clause (B), if the proceeds of the relevant Incremental Extension of Credit will be applied to finance a Permitted Acquisition or the irrevocable redemption or repayment of Indebtedness, compliance with the Leverage Ratio on a Pro Forma Basis will, at the option of the Borrower, be determined as of the date on which the binding agreement for such Permitted Acquisition is entered into or the date of irrevocable notice of redemption or repayment, as applicable, and (y) the Revolving Commitments (including, if applicable, any Incremental Revolving Commitments that would become effective in connection with the requested Incremental Facility) and other Incremental Extensions of Credit shall be assumed to be fully funded. Each Class of Incremental Term Loans and Incremental Revolving Commitments and shall be in an integral multiple of $5,000,000 and be in an aggregate principal amount that is not less than $50,000,000; provided that such amount may be less than $50,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Incremental Extensions of Credit set forth above.

(b)	The effectiveness of each Incremental Facility Amendment will be subject to the conditions that (i) at the time of each such request and upon the effectiveness of each Incremental Facility Amendment or incurrence of such Incremental Equivalent Debt, no Event of Default has occurred and is continuing or shall result therefrom (provided that in the event the proceeds of any Incremental Extensions of Credit are used to finance any Permitted Acquisition or other Investment permitted hereunder, such condition precedent set forth in this clause (i) may be waived or limited as agreed between the Borrower and the Lenders providing such Incremental Extension of Credit, without the consent of any other Lenders), (ii) the representations and warranties of the Borrower and each other Loan Party, as applicable, set forth in the Loan Documents would be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects) on and as of the date of, and immediately after giving effect to, the incurrence of such Incremental Extension of Credit (provided that in the event the proceeds of any Incremental Extension of Credit are used to finance any Permitted Acquisition or other Investment permitted hereunder, such condition precedent set forth in this clause (ii) may be limited to (x) customary specified representations and warranties with respect to the Borrower and its Subsidiaries and (y) customary specified acquisition agreement representations with respect to the Person to be acquired), (iii) after giving effect to such Incremental Extension of Credit and the application of the proceeds therefrom (and assuming that the full amount of such Incremental Extension of Credit shall have been funded on such date), the Borrower shall be in compliance on a Pro Forma Basis with the covenants contained in Sections 6.12 and 6.13 recomputed as of the last day of the most recently ended Test Period of the Borrower in respect of which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, as of the last day of the most recent Test Period contained in the financial statements referred to in Section 3.04) (provided that in the event the proceeds of any Incremental Extension of Credit are used to finance any Permitted Acquisition or the irrevocable redemption or repayment of Indebtedness, such condition precedent set forth in this clause (iii) shall be required to be satisfied, at the Borrower’s election, as of the date on which the binding agreement for such Permitted Acquisition is entered into or the irrevocable redemption or repayment of Indebtedness, rather than the date of effectiveness, of the applicable Incremental Extension of Credit; provided further that if the Borrower has made the election to measure such compliance on the date on which such a binding agreement for such Permitted Acquisition is entered into or the date of irrevocable notice of redemption or repayment, as applicable, then in connection with the calculation of any financial ratio with respect to any covenant set forth in Article VI, in each case on or following such date and prior to the date on which such acquisition is consummated or the related binding agreement is terminated or such redemption or repayment is made, such financial ratio shall be calculated on a Pro Forma Basis assuming such acquisition, repayment or redemption and any other pro forma events in connection therewith (including the incurrence of Indebtedness and such Incremental Extension of Credit) have been consummated, except to the extent such calculation would result in a lower Leverage Ratio or a higher Interest Coverage Ratio than would apply if such calculation was made without giving effect to such acquisition, the irrevocable redemption or repayment of Indebtedness and other pro forma events in connection therewith or the incurrence of Indebtedness or any Incremental Extension of Credit on a Pro Forma Basis) and (iv) the Borrower shall have delivered a certificate of a Financial Officer to the effect set forth in clauses (i), (ii) and (iii) above, together with reasonably detailed calculations demonstrating compliance with clause (B) of paragraph (a) of this Section and clause (iii) above, (iv), upon the effectiveness of any Incremental Facility, all fees and expenses and cost reimbursements owing in respect of such Incremental Facility to the Administrative Agent and the Incremental Lenders with respect to such Incremental Facility shall have been paid and (v), upon the effectiveness of any Incremental Facility, the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as required by the relevant Incremental Facility Amendment and generally consistent with those delivered on the Effective Date under Section 4.01 other than changes to such legal opinions resulting from a Change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent.

(c)	The terms and conditions of any Incremental Facility and the Loans and other extensions of credit to be made thereunder shall be on terms and conditions and pursuant to documentation to be determined by the Borrower and the Lenders providing such Incremental Facility and shall be set forth in the applicable Incremental Facility Amendment; provided that (i) to the extent such terms and documentation are not consistent with the terms and conditions of this Agreement, such terms and conditions shall be reasonably satisfactory to the Administrative Agent (except to the extent applicable only to periods after the Latest Maturity Date) and (ii) any Incremental Facility shall not have a final maturity date earlier than (but may have a maturity date later than) the Latest Maturity Date at the time of incurrence of such Incremental Facility. Notwithstanding anything to the contrary herein, each Incremental Facility and all extensions of credit thereunder shall be secured by the Collateral on a pari passu basis with the other Loan Document Obligations.
(d)	Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Extension of Credit but shall not constitute an offer to any Lender of an opportunity to participate in each Incremental Extension of Credit unless otherwise specified by the Borrower in such notice. Any additional bank, financial institution, existing Lender or other Person that elects to extend commitments in respect of any Incremental Facility shall be reasonably satisfactory to the Borrower and, in the case of any Incremental Revolving Commitments, the Administrative Agent and each Issuing Bank (such approval not to be unreasonably withheld). Each Incremental Facility will be implemented pursuant to an Incremental Facility Amendment that will constitute an amendment to this Agreement and, as appropriate, the other Loan Documents, which shall be executed by the Borrower, each Incremental Lender party thereto and the Administrative Agent (but will not require the consent of any other Lenders). No Lender shall be obligated to provide any Incremental Extension of Credit unless it so agrees, nor shall any Lender have a right to participation in any Incremental Extension of Credit. Commitments in respect of any Incremental Facility will become Commitments (or in the case of any Incremental Revolving Commitment to be provided by an existing Revolving Lender, an increase in such Lender’s Revolving Commitment) under this Agreement upon the effectiveness of such Incremental Facility Amendment. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement or to any other Loan Document as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section (including to provide for voting provisions applicable to the Incremental Lenders comparable to the provisions of Section 9.02(b)).

(e)	On the date of effectiveness of any Incremental Revolving Commitments, each Revolving Lender shall assign to each Incremental Revolving Lender holding such Incremental Revolving Commitment, and each such Incremental Revolving Lender shall purchase from each Revolving Lender, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans and participations in Letters of Credit outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participations in Letters of Credit will be held by all the Revolving Lenders (including such Incremental Revolving Lenders) ratably in accordance with their Applicable Percentages after giving effect to the effectiveness of such Incremental Revolving Commitment. Any assignment pursuant to this paragraph (e) by an existing Revolving Lender of any portion of a Eurocurrency Revolving Loan will be treated as a prepayment of such assigned portion and shall be subject to compensation by the Borrower pursuant to the provisions of Section 2.15 if the date of the effectiveness of the related Incremental Revolving Commitments occurs other than on the last day of the Interest Period relating thereto.
(f)	Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Amendment, each Lender holding an Incremental Term Commitment of any Series shall make a loan to the Borrower in an amount equal to such Incremental Term Commitment on the date specified in such Incremental Facility Amendment.
(g)	The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Borrower referred to in Section 2.20(a) and of the effectiveness of any Incremental Commitments or Incremental Equivalent Debt, in each case advising the Lenders of the details thereof and, in the case of effectiveness of any Incremental Revolving Commitments, of the Applicable Percentages of the Revolving Lenders after giving effect thereto and of the assignments required to be made pursuant to Section 2.20(e).

SECTION 2.21. Extension Offers.
(a)	The Borrower may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, an “Extension Offer”) to all the Lenders of one or more Classes (each Class subject to such an Extension Offer, an “Extension Request Class”) to make one or more Extension Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Extension Permitted Amendment and (ii) the date on which such Extension Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days or more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Extension Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Extension Request Class that accept the applicable Extension Offer (such Lenders, the “Extending Lenders”) and, in the case of any Extending Lender, only with respect to such Lender’s Loans and Commitments of such Extension Request Class as to which such Lender’s acceptance has been made.

(b)	An Extension Permitted Amendment shall be effected pursuant to an Extension Agreement executed and delivered by the Borrower, each applicable Extending Lender and the Administrative Agent; provided that no Extension Permitted Amendment shall become effective unless (i) no Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (or, in the case of the representations and warranties qualified as to materiality, in all respects) on and as of such earlier date, and (iii) the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as required by the relevant Extension Agreement and generally consistent with those delivered on the Effective Date under Section 4.01 of the Existing Credit Agreement other than changes to such legal opinions resulting from a Change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Agreement. Each Extension Agreement may, without the consent of any Lender other than the applicable Extending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Loans and/or Commitments of the accepting Lenders as a new “Class” of loans and/or commitments hereunder; provided that, in the case of any Extension Offer relating to Revolving Commitments or Revolving Loans, except as otherwise agreed to by each Issuing Bank, (i) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit as between the commitments of such new “Class” and the remaining Revolving Commitments shall be made on a ratable basis as between the commitments of such new “Class” and the remaining Revolving Commitments and (ii) the Revolving Availability Period and the Revolving Maturity Date, as such terms are used in reference to Letters of Credit, may not be extended without the prior written consent of each Issuing Bank.

SECTION 2.22. Refinancing Facilities.

(a)	The Borrower may, on one or more occasions, by written notice to the Administrative Agent, request the establishment of Refinancing Term Loan Indebtedness or Refinancing Revolving Commitments (provided that at no time shall there be more than a total of four Classes of revolving credit commitments outstanding hereunder). Such notice shall not constitute an offer to any Lender of an opportunity to participate in such refinancing unless otherwise specified by the Borrower in such notice. Each such notice shall specify the date (each, a “Refinancing Closing Date”) on which the Borrower proposes that such Refinancing Term Loan Indebtedness shall be made or on which such Refinancing Revolving Commitments shall become effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent. Such notice shall set forth, with respect to any Refinancing Term Loan Indebtedness established thereby in the form of Refinancing Term Loans or with respect to any Refinancing Revolving Commitments (and the Refinancing Revolving Loans of the same Class), to the extent applicable, the following terms thereof: (A) the designation of such Refinancing Term Loans or Refinancing Revolving Commitments and Refinancing Revolving Loans, as applicable, as a new “Class” for purposes hereof, (B) the stated termination and maturity dates applicable to the Refinancing Term Loans or Refinancing Revolving Commitments and Refinancing Revolving Loans, as applicable, of such Class, (C) in the case of Refinancing Term Loans, amortization applicable thereto and the effect thereon of any prepayment of such Refinancing Term Loans, (D) the interest rate or rates applicable to the Refinancing Term Loans or Refinancing Revolving Loans, as applicable, of such Class, (E) the fees applicable to the Refinancing Term Loans or Refinancing Revolving Commitments and Refinancing Revolving Loans, as applicable, of such Class, (F) in the case of Refinancing Term Loans, any original issue discount applicable thereto, (G) the initial Interest Period or Interest Periods applicable to Refinancing Term Loans or Refinancing Revolving Loans, as applicable, of such Class, (H) any voluntary or mandatory commitment reduction or prepayment requirements applicable to Refinancing Term Loans or Refinancing Revolving Commitments and Refinancing Revolving Loans, as applicable, of such Class (which prepayment requirements, in the case of any Refinancing Term Loans, may provide that such Refinancing Term Loans may participate in any mandatory prepayment on a pro rata basis with any Class of existing Term Loans, but may not provide for prepayment requirements that are materially more favorable (as determined by the Borrower in good faith) to the Lenders holding such Refinancing Term Loans than to the Lenders holding such Class of Term Loans) and any restrictions on the voluntary or mandatory reductions or prepayments of Refinancing Term Loans or Refinancing Revolving Commitments and Refinancing Revolving Loans, as applicable, of such Class and (I) any financial maintenance covenant with which the Borrower shall be required to comply (provided that any such financial maintenance covenant for the benefit of any Class of Refinancing Lenders shall also be for the benefit of all other Lenders in respect of all Loans and Commitments outstanding at the time that the applicable Refinancing Facility Agreement becomes effective).

(b)	The Refinancing Commitments will be effected pursuant to one or more Refinancing Facility Agreements, which shall be consistent with the provisions set forth in clause (a) above, executed and delivered by the Borrower, each Refinancing Lender providing such Refinancing Commitment, and the Administrative Agent; provided that no Refinancing Commitments shall become effective unless:
(i)	no Event of Default shall have occurred and be continuing on the Refinancing Closing Date;
(ii)	on the Refinancing Closing Date, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respect (or, in the case of the representations and warranties qualified as to materiality, in all respects) on and as of such earlier date;

(iii)
the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as required by the relevant Refinancing Facility Agreement and generally consistent with those delivered on the Effective Date under Section 4.01 of the Existing Credit Agreement other than changes to such legal opinions resulting from a Change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent;

(iv)
each Refinancing Revolving Lender and each Refinancing Term Lender shall be an Eligible Assignee and, if not already a Revolving Lender, each Refinancing Revolving Lender (A) shall be reasonably acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld) and (B) shall be approved by each Issuing Bank (such approval not to be unreasonably withheld);

(v)
substantially concurrently with the incurrence of any Refinancing Term Loan Indebtedness, the Borrower shall repay or prepay then outstanding Incremental Term Loans of the Class or Classes being refinanced (together with any accrued but unpaid interest thereon and any prepayment premium with respect thereto) in an aggregate principal amount equal to the Net Proceeds of such Refinancing Term Loan Indebtedness; and

(vi)
substantially concurrently with the effectiveness of any Refinancing Revolving Commitments, the Borrower shall reduce then outstanding Revolving Commitments in an aggregate amount equal to the aggregate amount of such Refinancing Revolving Commitments and shall make any prepayments of the outstanding Revolving Loans required pursuant to Section 2.10 in connection with such reduction, and any such reduction of the Revolving Commitments shall be made ratably among the Revolving Lenders in accordance with their individual Revolving Commitments.

(c)	Any Lender or any other Eligible Assignee approached by the Borrower to provide all or a portion of the Refinancing Term Loan Indebtedness or the Refinancing Revolving Commitments may elect or decline, in its sole discretion, to provide any Refinancing Term Loan Indebtedness or Refinancing Revolving Commitments, as the case may be.
(d)	Each Refinancing Facility Agreement shall be binding on the Lenders, the Loan Parties and the other parties hereto and may effect amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect provisions of this Section, including any amendments necessary to treat such Refinancing Term Loans or Refinancing Revolving Commitments (and the Refinancing Revolving Loans of the same Class) as a new “Class” of commitments or loans hereunder. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Facility Agreement.

ARTICLE III

Representations and Warranties
The Borrower represents and warrants to the Lenders on the Effective Date and on each other date on which representations and warranties are made or deemed made hereunder that:
SECTION 3.01. Organization; Powers.  The Borrower and each Subsidiary is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority and all material Governmental Approvals required for the ownership and operation of its properties and the conduct of its business as now conducted and as proposed to be conducted (except, in the case of any Subsidiary that is not a Material Subsidiary, for failures to comply with the foregoing that, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Effect) and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.
SECTION 3.02. Authorization; Enforceability.  The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action of each Loan Party.  This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03. Governmental Approvals; Absence of Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority, except (i) such as have been or substantially contemporaneously with the initial effectiveness of this Agreement on the Effective Date will be obtained or made and are (or will so be) in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) those consents, approvals, registrations, filings or other actions, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect, (b) will not violate in any material respect any applicable Requirements of Law, (c) will not violate the charter, by-laws or other organizational documents of the Borrower or any Subsidiary that is a Material Subsidiary, (d) will not violate or result (alone or with notice or lapse of time, or both) in a default under any indenture or other material agreement or material instrument binding upon the Borrower or any Subsidiary or any of their assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Borrower or any Subsidiary, or give rise to a right of, or result in, any termination, cancellation, acceleration or right of renegotiation of any obligation thereunder, in each case (i) other than under agreements governing Indebtedness, including the Existing Credit Agreement, that will be repaid on the Effective Date and (ii) except to the extent such violation, default or right would not reasonably be expected to have a Material Adverse Effect and (e) except for Liens created or permitted under the Loan Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary.

SECTION 3.04. Financial Condition; No Material Adverse Change.  (a)  The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and related statements of operations, comprehensive income, stockholders’ equity and cash flows (i) as of and for the fiscal year ended December 31, 2018, audited by and accompanied by the opinion of Ernst & Young LLP, and (ii) as of and for the fiscal quarter ended March 30, 2019, certified by its Financial Officer. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject in the case of the financial statements referred to in clause (ii) to changes resulting from normal year-end adjustments and the absence of certain footnotes.
(b)	Since December 31, 2018, there has been no event or condition that has resulted, or would reasonably be expected to result, in a material adverse change in the business, assets, operations, performance or condition (financial or otherwise) of the Borrower and the Subsidiaries, taken as a whole.

SECTION 3.05. Properties.
(a)	The Borrower and each Subsidiary has good title to, or valid leasehold interests in, all its property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and defects in title that would not reasonably be expected to result in a Material Adverse Effect.
(b)	The Borrower and each Subsidiary owns, or is licensed or otherwise permitted to use, all patents, trademarks, copyrights, licenses, technology, software, domain names, confidential proprietary databases and other Intellectual Property that is necessary for the conduct of its business as currently conducted, and proposed to be conducted, and without conflict with the rights of any other Person, except to the extent any such conflict, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Borrower and the Subsidiaries, no patents, trademarks, copyrights, licenses, technology, software, domain names, or other Intellectual Property used by the Borrower or any Subsidiary in the operation of its business as currently conducted infringes upon the Intellectual Property rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Except for the Disclosed Matters, no claim or litigation regarding any patents, trademarks, copyrights, licenses, technology, software, domain names, confidential proprietary databases or other Intellectual Property owned, leased or licensed by the Borrower or any Subsidiary is pending against, or, to the knowledge of the Borrower or any Subsidiary, threatened in writing against, the Borrower or any Subsidiary that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. As of the Effective Date, each patent, trademark, copyright, license, technology, software, domain name, or other Intellectual Property that, individually or in the aggregate, is material to the business of the Borrower and the Subsidiaries is owned or licensed or otherwise permitted to be used, as the case may be, by the Borrower or a Subsidiary.

      SECTION 3.06.          Litigation and Environmental Matters.
(a)	Except for the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against the Borrower or any Subsidiary or, to the knowledge of the Borrower or any such Subsidiary based on written notice received by it, threatened against or affecting the Borrower or any such Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.
(b)	Except for the Disclosed Matters and except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07. Compliance with Laws and Agreements.  The Borrower and each Subsidiary is in compliance with all Requirements of Law, applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to comply with any such laws, orders, indentures, agreements or other instruments, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.08.  Investment Company Status.  None of the Borrower or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.09. Taxes.  The Borrower and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except where (a)(i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP with respect thereto or (b) the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10. Employee Benefit Plans; Labor Matters.
(a)	Each Plan is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No ERISA Events have occurred or are reasonably expected to occur that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The present value of all benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, individually or in the aggregate, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plan or of all underfunded Plans (as applicable) by an amount that, if required to be paid as of such date by the Borrower or its ERISA Affiliates, would reasonably be expected to have a Material Adverse Effect.

(b)	As of the Effective Date, there are no strikes or lockouts against or affecting the Borrower or any Subsidiary pending or, to their knowledge, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries are not in violation in any material respect or in respect of any material amount under the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law relating to such matters, except to the extent such violation would not reasonably be expected to have a Material Adverse Effect. All material payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages, have been paid or accrued as liabilities on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement under which the Borrower or any Subsidiary is bound, except to the extent such violation would not reasonably be expected to have a Material Adverse Effect.
(c)	None of the Borrower or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA).

SECTION 3.11. Subsidiaries and Joint Ventures; Disqualified Equity Interests.
(a)	Schedule 3.11A to the Disclosure Letter sets forth, as of the Effective Date, the name and jurisdiction of organization of, and the percentage of each class of Equity Interests owned by the Borrower or any Subsidiary in, (i) each Subsidiary and (ii) each joint venture in which the Borrower or any Subsidiary owns any Equity Interests, and identifies each Material Subsidiary and each Subsidiary that would be a Material Subsidiary but for the fact that it is an Excluded Subsidiary. The Equity Interests in each Material Subsidiary have been duly authorized and validly issued and are fully paid and, in the case of each Material Domestic Subsidiary, non-assessable. Except as set forth on Schedule 3.11A to the Disclosure Letter, as of the Effective Date, there is no existing option, warrant, call, right, commitment or other agreement to which any Subsidiary is a party requiring, and there are no Equity Interests in any Subsidiary outstanding that upon exercise, conversion or exchange would require, the issuance by such Subsidiary of any additional Equity Interests or other securities exercisable for, convertible into, exchangeable for or evidencing the right to subscribe for or purchase any Equity Interests in such Subsidiary.
(b)	Schedule 3.11B to the Disclosure Letter sets forth, as of the Effective Date, all outstanding Disqualified Equity Interests, if any, in the Borrower or any Subsidiary, including the number, date of issuance and the record holder of such Disqualified Equity Interests.

SECTION 3.12. Solvency.  Immediately after the consummation of the Transactions to occur on the Effective Date, and giving effect to the rights of subrogation and contribution under the Collateral Agreement, (a) the fair value of the assets of the Borrower and the Subsidiaries, taken as a whole, will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the assets of the Borrower and the Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Borrower and the Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) the Borrower and the Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged, as such business is conducted at the time of and is proposed to be conducted following the Effective Date.  For purposes of this Section, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
SECTION 3.13. Disclosure.  Neither the Confidential Information Memorandum nor any of the reports, financial statements, certificates or other information furnished in writing or formally presented by or on behalf of the Borrower or any Subsidiary to the Administrative Agent, any Arranger or any Lender in connection with the negotiation of this Agreement or any other Loan Document, included herein or therein or furnished hereunder or thereunder (as modified or supplemented by other information so furnished) when taken as a whole contains or will contain, when furnished, any material misstatement of fact or omits or will omit, when furnished, to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that (a) with respect to forecasts or projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time made and at the time so furnished and, if such forecasts or projected financial information was furnished prior to the Effective Date, as of Effective Date (it being understood that (i) such forecasts and projections are subject to significant uncertainties and contingencies, (ii) no assurance can be given that any particular projection or forecast will be realized, (iii) whether or not such projections or forecasts are in fact achieved will depend upon future events, some of which are not within the control of the Borrower and (iv) actual results may vary from such projections and forecasts, and such variances may be material) and (b) no representation is made with respect to general economic or industry data.
SECTION 3.14. Collateral Matters.
(a)	The Collateral Agreement, upon execution and delivery thereof by the parties thereto, creates in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the certificates representing the Collateral (as defined therein) constituting certificated securities (as defined in the Uniform Commercial Code) are delivered to (and maintained by) the Administrative Agent in the State of New York, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior to the rights of any other Person, and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Collateral (as defined therein) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, prior and superior to the rights of any other Person, except to the extent permitted by this Agreement in respect of rights secured by Liens permitted under Section 6.02.

(b)	Upon the recordation of the IP Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Intellectual Property in which a security interest may be perfected by filing in the United States of America, in each case prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in Intellectual Property acquired by the Loan Parties after the Effective Date).
(c)	Each Security Document, other than any Security Document referred to in the preceding paragraphs of this Section, upon execution and delivery thereof by the parties thereto and the making of the filings and taking of the other actions provided for therein, will be effective under applicable law to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral subject thereto, and will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Collateral subject thereto, prior and superior to the rights of any other Person, except for Liens permitted under Section 6.02.
SECTION 3.15. Federal Reserve Regulations.  None of the Borrower or any Subsidiary is engaged principally, or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock.  No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation (including on the part of any Lender) of any of the regulations of the Board of Governors, including Regulations U and X.  Not more than 25% of the value of the assets of the Borrower and the Subsidiaries subject to any restrictions on the sale, pledge or other disposition of assets under this Agreement or any other Loan Document will at any time be represented by margin stock.
SECTION 3.16. Anti-Corruption Laws and Sanctions.  The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and, to the knowledge of the Borrower, agents with applicable Anti-Corruption Laws and Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with applicable Anti-Corruption Laws and Sanctions in all material respects.  None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Borrowing or Letter of Credit, use of proceeds, Transaction or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

SECTION 3.17. Insurance.  Schedule 3.17 to the Disclosure Letter sets forth a description of all insurance maintained by or on behalf of the Borrower and the other Loan Parties as of the Effective Date.
SECTION 3.18. EEA Financial Institutions.  None of the Loan Parties is an EEA Financial Institution.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date.  The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):
(a)
The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission) that such party has signed a counterpart of this Agreement.

(b)
The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Effective Date) of Pepper Hamilton LLP, counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.

(c)
The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(d)
The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the chief executive officer or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(e)	The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including reasonable fees, charges and disbursements of counsel) required to be paid or reimbursed by any Loan Party under the Engagement Letter or any Loan Document (including the Existing Credit Agreement).

(f)
The Collateral and Guarantee Requirement shall have been satisfied.  The Administrative Agent shall have received a completed Perfection Certificate, dated the Effective Date and signed by an executive officer or a Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted under Section 6.02 or have been, or substantially contemporaneously with the initial funding of Loans on the Effective Date will be, released.

(g)	The Lenders shall have received the financial statements, opinions and certificates referred to in Section 3.04.
(h)
The principal of and accrued and unpaid interest on all outstanding loans and letter of credit disbursements under the Existing Credit Agreement, and all accrued and unpaid fees and cost reimbursements payable under the Existing Credit Agreement (excluding, for the avoidance of doubt, any such amounts under any Existing Letters of Credit), shall have been (or, substantially simultaneously with the effectiveness of this Agreement and the making of Loans hereunder on the Effective Date, shall be) paid in full, and the Administrative Agent shall have received evidence reasonably satisfactory to it of such payment and the release of all guarantees and collateral securing obligations thereunder.  Immediately after giving effect to the Transactions, neither the Borrower nor any Subsidiary shall have outstanding any shares of preferred stock or other preferred Equity Interests or any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents, (ii) Indebtedness set forth on Schedule 6.01 to the Disclosure Letter and (iii) preferred Equity Interests in Foreign Subsidiaries issued in compliance with Section 6.01(b) hereof to other Foreign Subsidiaries.

(i)
The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, as to the solvency of the Loan Parties as of the Effective Date on a consolidated basis after giving effect to the Transactions, in form and substance reasonably satisfactory to the Administrative Agent.

(j)
The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act that shall have been requested in writing (which may be e-mail) at least 10 days prior to the Effective Date, and a Beneficial Ownership Certification from the Borrower and each other Loan Party, if any, that is a “legal entity customer” under the Beneficial Ownership Regulation.

(k)
The Administrative Agent shall have received evidence that the insurance required by Section 5.08 is in effect, together with endorsements naming the Administrative Agent, for the benefit of the Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.08.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived in accordance with Section 9.02) at or prior to 5:00 p.m., New York City time, on June 5, 2019 (and, in the event such conditions shall not have been so satisfied or waived, the Commitments shall terminate at such time).
SECTION 4.02. Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing (but not a conversion or continuation of an outstanding Borrowing), and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:
(a)
The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects, as applicable) on and as of such prior date.

(b)
At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(c)	The Borrower shall make a Borrowing Request in accordance with Section 2.03 or request a Letter of Credit in accordance with Section 2.04 hereto.
On the date of any Borrowing (but not a conversion or continuation of an outstanding Borrowing) or the issuance, amendment, renewal or extension of any Letter of Credit, the Borrower shall be deemed to have represented and warranted that the conditions specified in paragraphs (a) and (b) of this Section have been satisfied and that, after giving effect to such Borrowing, or such issuance, amendment, renewal or extension of a Letter of Credit, the Aggregate Revolving Exposure (or any component thereof) shall not exceed the maximum amount thereof (or the maximum amount of any such component) specified in Section 2.01 or 2.04(b).

ARTICLE V

Affirmative Covenants

Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated or shall have been backstopped or cash collateralized (in each case, in a manner reasonably satisfactory to the relevant Issuing Bank) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
SECTION 5.01. Financial Statements and Other Information.  The Borrower will furnish to the Administrative Agent, which shall furnish to each Lender and Issuing Bank:
(a)
within 90 days after the end of each fiscal year of the Borrower (or, so long as the Borrower shall be subject to periodic reporting obligations under the Exchange Act, by the date that the Annual Report on Form 10-K of the Borrower for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its audited consolidated balance sheet and related statements of operations, comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the prior fiscal year, all audited by and accompanied by the opinion of Ernst & Young LLP or another independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis as of the end of and for such year in accordance with GAAP and accompanied by a narrative report describing the financial position, results of operations and cash flows of the Borrower and the consolidated Subsidiaries;

(b)
within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or, so long as the Borrower shall be subject to periodic reporting obligations under the Exchange Act, by the date that the Quarterly Report on Form 10-Q of the Borrower for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its consolidated balance sheet and related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the prior fiscal year, all in reasonable detail, certified by a Financial Officer of the Borrower as presenting fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP, subject to normal year-end adjustments and the absence of certain footnotes;

(c)
on the date of delivery of financial statements under clause (a) or (b) above, a completed Compliance Certificate signed by a Financial Officer of the Borrower, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations, demonstrating compliance with Section 6.12 and Section 6.13 and computing each of the Interest Coverage Ratio and the Leverage Ratio as of the last day of the fiscal period covered by such financial statements, (iii) stating whether any material change in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of the Borrower most recently theretofore delivered under clause (a) or (b) above (or, prior to the first such delivery, referred to in Section 3.04) and, if any such change has occurred, specifying the effect of such change on the financial statements (including those for the prior periods) accompanying such certificate, (iv) certifying that all notices required to be provided under Sections 5.03 and 5.04 have been provided, (v) in the case of any delivery of financial statements under clause (a) above, setting forth reasonably detailed calculations as of the last day of the fiscal year covered by such financial statements with respect to which Subsidiaries are Material Subsidiaries based on the information contained in such financial statements and identifying each Subsidiary, if any, that has automatically been designated a Material Domestic Subsidiary in order to satisfy the condition set forth in the definition of the term “Material Domestic Subsidiary” and (vi) identifying, as of the last day of the most recent fiscal quarter covered by such financial statements, each Person that has become a Domestic Subsidiary during such fiscal quarter and specifying whether that Subsidiary is an Excluded Subsidiary;

(d)
promptly after any request therefor by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Borrower or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan as of the date that the Administrative Agent or a Lender makes a request for such documents from the Borrower, the Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and

(e)
promptly after any request therefor, such other non-privileged information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, including information regarding any Loan Party, in order to comply with ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation, as the Administrative Agent or any Lender may reasonably request.

Information required to be delivered pursuant to clause (a) or (b) of this Section shall be deemed to have been delivered if such information (including, in the case of certifications required pursuant to clause (b) above, the certifications accompanying any such quarterly report pursuant to Section 302 of the Sarbanes-Oxley Act of 2002), or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov.  Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.  For the avoidance of doubt, the management discussion and analysis contained in any Form 10-Q or Form 10-K filed by the Borrower will satisfy the requirement to provide a narrative report describing the financial position, results of operations and cash flows of the Borrower and the consolidated Subsidiaries.
SECTION 5.02. Notices of Material Events.  The Borrower will furnish to the Administrative Agent, which will furnish to each Issuing Bank and each Lender, prompt written notice, after obtaining knowledge thereof, of the following:
(a)	the occurrence of any Default;
(b)
the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of the Borrower, affecting the Borrower or any Subsidiary, or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by the Borrower to the Administrative Agent, that in each case would reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of any Loan Document;

(c)	the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;
(d)	any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such Beneficial Ownership Certification;
(e)
the occurrence of any event that has resulted in any material portion of the Article 9 Collateral (as defined in the Collateral Agreement) owned or held by any Loan Party being damaged, destroyed or subject to condemnation; and

(f)	any other development that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Additional Subsidiaries.  If any Material Subsidiary is formed or acquired after the Effective Date, or if any then existing Subsidiary becomes a Material Subsidiary after the Effective Date, the Borrower will, as promptly as practicable, and in any event within 30 days (or, in the case of any such acquired Material Subsidiary, 60 days, or, in any case, such longer period as the Administrative Agent may agree to in writing), notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Material Domestic Subsidiary) and with respect to any Equity Interests in or Indebtedness of such Subsidiary owned by any Loan Party.

SECTION 5.04. Information Regarding Collateral.
(a)	Without limiting the effect of Section 9.14, the Borrower will furnish to the Administrative Agent prompt (and in any event within 20 Business Days of the occurrence thereof) written notice of any change in (i) the legal name of any Loan Party, as set forth in its organizational documents, (ii) the jurisdiction of organization or the form of organization of any Loan Party (including as a result of any merger or consolidation), (iii) the location of the chief executive office of any Loan Party or (iv) the organizational identification number, if any, or, with respect to any Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the federal taxpayer identification number of such Loan Party.
(b)	Without limiting the effect of Section 9.14, at the time of delivery of financial statements pursuant to Section 5.01(a) or (b), the Borrower shall deliver to the Administrative Agent a completed Supplemental Perfection Certificate, signed by a Financial Officer of the Borrower, (i) setting forth the information required pursuant to the Supplemental Perfection Certificate and indicating any changes in such information from the most recent Supplemental Perfection Certificate delivered pursuant to this Section (or, prior to the first delivery of a Supplemental Perfection Certificate, from the Perfection Certificate delivered on the Effective Date) or (ii) certifying that there has been no change in such information from the most recent Supplemental Perfection Certificate delivered pursuant to this Section (or, prior to the first delivery of a Supplemental Perfection Certificate, from the Perfection Certificate delivered on the Effective Date).

SECTION 5.05. Existence; Conduct of Business.  The Borrower and each Subsidiary will do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and exercise commercially reasonable efforts to preserve, renew and keep in full force and effect those licenses, permits, privileges, and franchises (other than Intellectual Property) that are material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted by Section 6.05. The Borrower and the Subsidiaries will exercise commercially reasonable efforts in accordance with industry standard practices to preserve, renew and keep in full force and effect their Intellectual Property licenses and rights, and their patents, copyrights, trademarks and trade names, in each case material to the conduct of their business, except where the failure to take such actions, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any Disposition permitted by Section 6.05.

SECTION 5.06. Payment of Taxes.  The Borrower and each Subsidiary will pay, discharge or otherwise satisfy, as the same shall become due and payable, its Tax obligations before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 5.07. Maintenance of Properties.  The Borrower and each Subsidiary will keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 5.08. Insurance.  The Borrower and each Subsidiary will maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations.  Each such policy of liability or casualty insurance maintained by or on behalf of Loan Parties will (in the case of policies in effect on the Effective Date, within 30 days after the Effective Date (or such later date as may be agreed to by the Administrative Agent, in its discretion)) (a) in the case of each liability insurance policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder, (b) in the case of each casualty insurance policy, contain a lender’s loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the lender’s loss payee thereunder and (c) to the extent available from the applicable insurance provider, provide for at least 30 days’ (or 10 days’ for non-payment) (or such shorter number of days as may be agreed to by the Administrative Agent) prior written notice to the Administrative Agent of any cancellation of such policy.
SECTION 5.09. Books and Records; Inspection and Audit Rights.  The Borrower and each Subsidiary will keep proper books of record and account in which full, true and correct entries in all material respects in conformity with GAAP and applicable law are made of all material dealings and transactions in relation to its business and activities.  The Borrower and each Subsidiary will permit the Administrative Agent or, if an Event of Default shall have occurred and be continuing, any Lender, and any agent designated by any of the foregoing, upon reasonable prior notice, during regular business hours (a) to visit and inspect its properties (provided that, unless an Event of Default shall have occurred or be continuing, such visits and inspections shall be limited to one such visit and inspection per calendar year conducted by the Administrative Agent on behalf of the Lenders), (b) to examine and make extracts from its books and records and (c) to discuss its operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested (provided that no such discussion with any such independent accountants shall be permitted unless the Borrower shall have received reasonable notice thereof and a reasonable opportunity to participate therein).  Notwithstanding anything else set forth herein to the contrary, in no event shall the Borrower or any of the Subsidiaries be required to allow any such Person to inspect or examine, or be required to discuss, any records, documents or other information (x) with respect to which the Borrower or any of the Subsidiaries has obligations of confidentiality (whether pursuant to law, contract or otherwise) (it being understood that the Borrower or any of the Subsidiaries shall, following a reasonable request from the Administrative Agent, use commercially reasonable efforts to request consent from an applicable contractual counterparty to disclose such information (but shall not be required to incur any cost or expense or pay any consideration of any type to such party in order to obtain such consent)) or (y) that is subject to attorney-client privilege.

SECTION 5.10. Compliance with Laws.
(a)	The Borrower and each Subsidiary will comply with all Requirements of Law, including Environmental Laws and ERISA, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(b)	The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and Sanctions.

SECTION 5.11. Use of Proceeds and Letters of Credit.  (a)  The proceeds of the Revolving Loans will be used on and after the Effective Date for repayment of principal, interest, and other fees and obligations outstanding under the Existing Credit Agreement, if any, working capital and other general corporate purposes of the Borrower and the Subsidiaries and other transactions not prohibited by this Agreement, including Permitted Acquisitions.  Letters of Credit will be used by the Borrower and the Subsidiaries for general corporate purposes.
(b)	The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and, to the knowledge of the Borrower, agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country (unless otherwise permissible under Sanctions), to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto

SECTION 5.12. Further Assurances.  Without limiting the effect of Section 9.14, the Borrower and each other Loan Party will, and will cause each other Material Domestic Subsidiary to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times or otherwise to effectuate the provisions of the Loan Documents, all at the expense of the Loan Parties.  The Borrower will provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

ARTICLE VI

Negative Covenants

Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated (or shall have been backstopped or cash collateralized in a manner reasonably satisfactory to the relevant Issuing Bank) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
SECTION 6.01. Indebtedness.  (a) None of the Borrower or any Subsidiary will create, incur, assume or permit to exist any Indebtedness, except:
(i)	Indebtedness created under the Loan Documents (including Incremental Facilities);
(ii)	Indebtedness existing on the Effective Date and set forth on Schedule 6.01 to the Disclosure Letter and Refinancing Indebtedness in respect thereof;
(iii)
Indebtedness of the Borrower to any Subsidiary or any Subsidiary to the Borrower or any other Subsidiary; provided that (A) such Indebtedness shall not have been transferred to any Person other than the Borrower or any Subsidiary, (B) any such Indebtedness owing by any Loan Party to any Subsidiary that is not a Loan Party shall be unsecured and subordinated in right of payment to the Loan Document Obligations in accordance with the provisions of the Global Intercompany Note, (C) any such Indebtedness owing by any Subsidiary that is not a Loan Party to any Loan Party shall be incurred in compliance with Section 6.04;

(iv)
Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided that (A) the Indebtedness so Guaranteed is permitted by this Section (other than clause (ii)), (B) Guarantees by any Loan Party of such Indebtedness of any Subsidiary that is not a Subsidiary Loan Party shall be incurred in compliance with Section 6.04, (C) Guarantees permitted under this clause (iv) shall be subordinated to the Obligations of the applicable Subsidiary to the same extent and on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations;

(v)
Indebtedness of the Borrower or any Subsidiary (A) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Finance Lease Obligations, provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets or (B) assumed in connection with the acquisition of any fixed or capital assets or secured by a Lien on such assets prior to the acquisition thereof, and Refinancing Indebtedness in respect of any of the foregoing; provided that the aggregate outstanding principal amount of Indebtedness incurred in reliance on this clause (v) shall not at any time of incurrence exceed the greater of (x) $110,000,000 and (y) 10% of Consolidated Tangible Net Worth as of the last day of the fiscal quarter, if any, of the Borrower most recently ended for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b);

(vi)
Permitted Acquired Debt; provided that the aggregate outstanding principal amount of Indebtedness incurred in reliance on this clause (vi) shall not at any time of incurrence exceed the greater of (x) $110,000,000 and (y) 10% of Consolidated Tangible Net Worth as of the last day of the fiscal quarter, if any, of the Borrower most recently ended for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b); provided, however, that Permitted Acquired Debt shall be permitted to be incurred notwithstanding the foregoing limitations if after giving effect to the acquisition of the obligor in respect thereof or the assumption by any Subsidiary of such Permitted Acquired Debt (A) the Borrower shall be in compliance on a Pro Forma Basis with the financial covenants under Sections 6.12 and 6.13 for the most recent Test Period prior to such time for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, for the most recent Test Period contained in the financial statements referred to in Section 3.04) and (B) such Permitted Acquired Debt is repaid within 90 days after the closing of the related acquisition;

(vii)
Indebtedness of Foreign Subsidiaries; provided that the aggregate outstanding principal amount of Indebtedness incurred in reliance on this clause (vii) shall not at any time of incurrence exceed the greater of (x) $110,000,000 and (y) 10% of Consolidated Tangible Net Worth as of the last day of the fiscal quarter, if any, of the Borrower most recently ended for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b);

(viii)
Indebtedness of the Borrower or Subsidiaries in respect of Cash Management Services incurred in the ordinary course of business; provided that, except in the case of Indebtedness in respect of Cash Management Services consisting of credit card and other card services, such Indebtedness shall be repaid in full within 15 Business Days of the incurrence thereof;

(ix)
(A) Indebtedness in respect of letters of credit, surety and performance bonds, bank guarantees, appeal bonds, performance and completion guarantees and similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business and only to backstop or support obligations customarily requiring such instruments to be provided and (B) Indebtedness of the type referred to in clause (f) of the definition thereof securing judgments, decrees, attachments or awards that do not constitute an Event of Default under clause (a) of Article VII;

(x)
Indebtedness of the Borrower or any Subsidiary in the form of purchase price adjustments, earn-outs, indemnification obligations, non-competition agreements or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition or any other Investment permitted by Section 6.04;

(xi)
Incremental Equivalent Debt; provided that the aggregate principal amount of such Incremental Equivalent Debt issued in accordance with this clause (xi) shall not exceed the amount permitted under Section 2.20 and the conditions that apply to issuance of such Incremental Equivalent Debt set forth in Section 2.20 shall be satisfied;

(xii)
Refinancing Term Loan Indebtedness or Refinancing Revolving Commitments; provided that the Net Proceeds from such Indebtedness are applied to make the prepayments or reductions, as applicable, required under Section 2.22, and the requirements with respect to such Indebtedness or Commitments set forth in Section 2.22 shall be satisfied;

(xiii)
Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(xiv)	Foreign Jurisdiction Deposits;
(xv)
Indebtedness in the form of (x) Guarantees of loans and advances permitted by Section 6.04(b)(xi) and (y) reimbursements owed to officers, directors, consultants and employees in the ordinary course of business;

(xvi)
Permitted Subordinated Indebtedness, provided that, after giving effect to the incurrence thereof, the Borrower shall be in compliance with the covenants set forth in Section 6.12 and Section 6.13 on a Pro Forma Basis and Refinancing Indebtedness in respect thereof;

(xvii)
Permitted Senior Unsecured Indebtedness, provided that, immediately before and after giving effect to the incurrence thereof, the Borrower shall be in compliance with the covenants set forth in Section 6.12 and Section 6.13 on a Pro Forma Basis (provided that, for purposes of pro forma compliance with Section 6.12, the maximum permitted Leverage Ratio shall be deemed to be decreased by 0.25 to 1.00 from the otherwise then applicable level) and Refinancing Indebtedness in respect thereof;

(xviii)
all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xvii) above and clause (xx) below;

(xix)
Indebtedness in respect of Third Party Interests issued by Securitization Vehicles in Securitizations permitted by Section 6.05 and Indebtedness consisting of representations, warranties, covenants and indemnities made by, and repurchase and other obligations of, a Foreign Subsidiary in connection with Securitizations permitted by Section 6.05; provided that such representations, warranties, covenants, indemnities and repurchase and other obligations are of the type customarily included in securitizations of accounts receivable intended to constitute true sales of such accounts receivable to a securitization vehicle; and

(xx)
other Indebtedness of any Loan Party; provided that the aggregate outstanding principal amount of Indebtedness incurred in reliance on this clause (xiv) shall not at any time of incurrence exceed the greater of (x) $110,000,000 and (y) 10% of Consolidated Tangible Net Worth as of the last day of the fiscal quarter, if any, of the Borrower most recently ended for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b).

(b)	Neither the Borrower nor any Subsidiary will issue any preferred stock or other preferred Equity Interests; provided that (i) the Borrower may issue preferred stock or other preferred Equity Interests that, in each case, do not constitute Disqualified Equity Interests, (ii) any Subsidiary may issue preferred stock or other preferred Equity Interests issued to and at all times held by the Borrower or a wholly-owned Subsidiary and (iii) Securitization Vehicles may issue Third Party Interests.

SECTION 6.02. Liens.
(a)
The Borrower will not, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable and royalties) or rights in respect of any thereof, except:

(i)
Liens created under the Loan Documents (including Liens securing any Incremental Facility) and any Liens on cash or deposits granted in favor of any Issuing Bank to cash collateralize any Defaulting Lender’s participation in Letters of Credit as contemplated by this Agreement;

(ii)	Permitted Encumbrances;
(iii)
any Lien on any asset of the Borrower or any Subsidiary existing on the Effective Date and set forth on Schedule 6.02 to the Disclosure Letter; provided that (A) such Lien shall not apply to any other asset of the Borrower or any Subsidiary (other than (x) assets financed by the same financing source pursuant to the same financing scheme, (y) after-acquired property that is affixed or incorporated into the property covered by such Lien and (z) proceeds and products of the property covered by such Lien) and (B) such Lien shall secure only those obligations that it secures on the date hereof and any extensions, renewals, replacements and refinancings thereof that, to the extent constituting Indebtedness, are permitted under Section 6.01 as Refinancing Indebtedness in respect thereof;

(iv)
any Lien existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any asset of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into the Borrower or a Subsidiary in a transaction permitted hereunder) after the date hereof prior to the time such Person becomes a Subsidiary (or is so merged or consolidated); provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger or consolidation), (B) such Lien shall not apply to any other asset of the Borrower or any Subsidiary (other than (w) assets financed by the same financing source pursuant to the same financing scheme, (x) after-acquired property that is affixed or incorporated into the property covered by such Lien, (y) proceeds and products of the property covered by such Lien and (z) in the case of any such merger or consolidation, the assets of any Subsidiary that is a party thereto) and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged or consolidated), and any extensions, renewals, replacements and refinancings thereof that do not increase the outstanding principal amount thereof and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01 as Refinancing Indebtedness in respect thereof;

(v)
Liens on fixed or capital assets acquired, constructed or improved (including any assets made the subject of a Finance Lease Obligation incurred) by the Borrower or any Subsidiary; provided that (x) such Liens secure only Indebtedness permitted by clause (v) of Section 6.01 and obligations relating thereto not constituting Indebtedness and (y) such Liens shall not apply to any other asset of the Borrower or any Subsidiary (other than (x) assets financed by the same financing source pursuant to the same financing scheme, (y) after-acquired property that is affixed or incorporated into the property covered by such Lien and (z) proceeds and products of the property covered by such Lien);

(vi)
in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(vii)
in the case of (A) any Subsidiary that is not a wholly-owned Subsidiary or (B) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(viii)
 Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder and Liens on cash advances in favor of the seller of any property to be acquired in an Investment pursuant to Section 6.04 to be applied against the purchase price for such Investment;

(ix)	any interest or title of a lessor under leases (other than leases constituting Finance Lease Obligations) entered into by the Borrower or any of the Subsidiaries in the ordinary course of business;
(x)	Liens deemed to exist in connection with Investments in repurchase agreements that are Cash Equivalents;
(xi)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods by the Borrower or any of the Subsidiaries in the ordinary course of business;
(xii)	Liens on cash, bank accounts and general intangibles relating thereto securing obligations for Cash Management Services in the ordinary course of business;
(xiii)
leases, licenses, subleases or sublicenses (including with respect to rights in Intellectual Property), including non-exclusive software licenses, granted to others that do not (A) interfere in any material respect with the business of the Borrower and the Subsidiaries, taken as a whole, or (B) secure any Indebtedness;

(xiv)	Liens on Collateral securing any Permitted Pari Passu Refinancing Debt or Permitted Junior Lien Refinancing Debt or Incremental Equivalent Debt;
(xv)	Liens on assets of any Foreign Subsidiary;
(xvi)
Liens on any property of (A) any Loan Party in favor of any other Loan Party, (B) any Foreign Subsidiary in favor of any Loan Party and (C) any Subsidiary that is not a Loan Party in favor of the Borrower or any other Loan Party;

(xvii)
Liens in favor of any Securitization Vehicle or any collateral agent on Securitization Assets transferred or purported to be transferred to such Securitization Vehicle in connection with Securitizations permitted by Section 6.05;

(xviii)
Liens that are contractual rights of set-off (i) relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary or (ii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business;

(xix)
in connection with the sale, disposition or transfer of all the Equity Interests in a Subsidiary or of assets in either case in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(xx)	any purchase options, calls or similar rights of a third party in respect of any joint venture permitted to be entered into pursuant to this Agreement;
(xxi)	Liens in respect of any Foreign Jurisdiction Deposit; and

(xxii)
other Liens securing Indebtedness or other obligations in an aggregate principal amount not to exceed the greater of (x) $75,000,000 and (y) 8% of Consolidated Tangible Net Worth as of the last day of the fiscal quarter, if any, of the Borrower most recently ended for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b).

(b)
Notwithstanding the foregoing, no Material Domestic Subsidiary shall create, incur, assume or permit to exist any Lien (other than any non-consensual Lien or any Lien of the type referred to in Section 6.02(a)(i), (ii), (iv), (vi), (vii), (xiv) and (xv)) on any Equity Interests that are required by the Collateral and Guarantee Requirement to be pledged as Collateral (or, in the case of Equity Interests of any Foreign Subsidiary or CFC Holdco, Equity Interests that would be required to be pledged if such Subsidiary became a Material Foreign Subsidiary) except pursuant to the Security Documents.

(c)	Notwithstanding the foregoing, the Borrower will not at any time permit to exist any Lien (other than Permitted Encumbrances and Liens under the Security Documents) on any intellectual property that has been transferred to a Foreign Subsidiary pursuant to a Permitted IP Transfer so long as such intellectual property is owned by any Foreign Subsidiary.

SECTION 6.03. Fundamental Changes; Business Activities.
(a)	The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) any Person may merge or consolidate with or into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person (other than the Borrower) may merge or consolidate with any Subsidiary in a transaction in which the surviving entity is a Subsidiary (and, if any party to such merger or consolidation is a Subsidiary Loan Party, is a Subsidiary Loan Party), (iii) any Subsidiary may merge into or consolidate with any Person (other than the Borrower) in a transaction permitted under Section 6.05 in which, after giving effect to such transaction, the surviving entity is not a Subsidiary, and (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that the assets and operations of any Material Subsidiary that is liquidated or dissolved shall be transferred to the Borrower, a Subsidiary Loan Party, or the direct holder of the Equity Interests of such Material Subsidiary in connection therewith (or, in the case of a Material Subsidiary that is an Excluded Subsidiary, to any other Subsidiary); provided that any such merger or consolidation involving a Person that is not a wholly owned Subsidiary immediately prior to such merger or consolidation shall not be permitted unless it is also permitted by Section 6.04.

(b)	None of the Borrower or any Subsidiary will engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the date hereof and businesses reasonably related, incidental, complementary or ancillary thereto or a reasonable extension or expansion thereof.

SECTION 6.04. Investments; Loans; Advances.  The Borrower will not, and will not permit any Subsidiary to, purchase, hold, acquire (including pursuant to any merger or consolidation with any Person that was not a wholly-owned Subsidiary prior thereto), make or otherwise permit to exist any Investment in any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all the assets of any other Person or of a business unit, division, product line or line of business of any other Person, except:
(a)
any Investment shall be permitted so long as at the time each such Investment is purchased, made or otherwise acquired (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Leverage Ratio at such time, calculated on a Pro Forma Basis giving effect to such Investment, is equal to or less than 2.75 to 1.00; and

(b)	in addition, any of the following Investments may be made at any time:

(i)	cash and Cash Equivalents;
(ii)
Investments existing on the date hereof and set forth on Schedule 6.04 to the Disclosure Letter and any modification, replacement, renewal, reinvestment or extension thereof; provided that (A) no Investment may be made therein or in respect thereof if such Investment would increase the outstanding amount of such Investment to an amount in excess of the amount of such Investment on the Effective Date (net of return of capital in respect thereof after the Effective Date), other than (x) to the extent required by the terms of such Investment as in effect on the Effective Date up to the amount specified for such Investment on Schedule 6.04 to the Disclosure Letter or (y) to the extent made in reliance on another paragraph of this Section 6.04 and (B) the terms of any such Investment are not otherwise modified from the terms that are in effect as of the date hereof in a manner that is materially adverse to the Lenders;

(iii)
Investments by the Borrower and the Subsidiaries in Equity Interests in their Subsidiaries; provided that (A) such subsidiaries are Subsidiaries prior to such investments, (B) any such Equity Interests held by a Loan Party shall be pledged if and to the extent required to satisfy the Collateral and Guarantee Requirement, and (C) the aggregate amount of such Investments by the Loan Parties in Subsidiaries that are not Loan Parties, taken together with the aggregate amount of loans and advances by the Loan Parties to, and Guarantees by the Loan Parties of Indebtedness of Subsidiaries that are not Loan Parties made in reliance on clauses (iv) and (v) below, but excluding all such Investments, loans, advances and Guarantees existing on the date hereof and permitted by clause (ii) above, and net of any dividends, distributions, returns of capital or payments of Indebtedness made to the Loan Parties by Subsidiaries that are not Loan Parties and release of Guarantees of Indebtedness of non-Loan Parties, shall not exceed $150,000,000; and provided further that in no event shall any Subsidiary that is a Material Domestic Subsidiary cease to be a Loan Party pursuant to this clause (iii) except as a result of a consolidation, merger or similar transaction in which the continuing or surviving Person is a Loan Party;

(iv)
loans or advances made by the Borrower or any Subsidiary to the Borrower or any Subsidiary; provided that (A) any such loans and advances made by a Loan Party shall be evidenced by the Global Intercompany Note or another promissory note, in each case, pledged pursuant to the Collateral Agreement, (B) the Indebtedness resulting therefrom is permitted by clause (iii) of Section 6.01, and (C) the amount of such loans and advances made by the Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (iii) above;

(v)
Guarantees by the Borrower or any Subsidiary of Indebtedness or other obligations of the Borrower or any Subsidiary (including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any Letter of Credit or any other letter of credit or letter of guaranty); provided that (A) a Subsidiary shall not Guarantee any Indebtedness of any Loan Party (or any Refinancing Indebtedness in respect thereof) unless (x) such Subsidiary has Guaranteed the Obligations pursuant to the Collateral Agreement and (y) any such Guarantee of Subordinated Indebtedness is subordinated to the Loan Document Obligations on terms no less favorable to the Lenders than those of the Subordinated Indebtedness, (B) any such Guarantee constituting Indebtedness is permitted by Section 6.01, and (C) the aggregate amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Parties shall be subject to the limitation set forth in clause (iii) above;

(vi)	Permitted Acquisitions (subject to the restrictions and conditions in the definition of such term with respect to Non-Compliant Subsidiaries and Non-Compliant Assets);
(vii)
Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers or as an advance that will be applied as payment for the provision of goods or services from suppliers, in each case in the ordinary course of business;

(viii)	Investments made as a result of the receipt of noncash consideration from a Disposition of any asset in compliance with Section 6.05;
(ix)
Investments by the Borrower or any Subsidiary that result solely from the receipt by the Borrower or such Subsidiary from any of its subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or securities (but not any additions thereto made after the date of the receipt thereof);

(x)
payroll, travel and similar advances to directors and employees of the Borrower or any Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses of the Borrower or such Subsidiary for accounting purposes and that are made in the ordinary course of business;

(xi)
loans or advances to directors, officers, consultants and employees of the Borrower or any Subsidiary made in the ordinary course of business; provided that the aggregate amount of such loans and advances outstanding at any time shall not exceed $5,000,000;

(xii)	Investments to the extent the consideration therefor consists of Qualified Equity Interests of the Borrower;
(xiii)	Investments in the form of Hedging Agreements permitted by Section 6.07;
(xiv)
Investments of any Person existing at the time such Person becomes a Subsidiary or consolidates or merges with the Borrower or any Subsidiary so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger and so long as each such Investment that absent this paragraph (xiv) could not be made or held without reliance on another paragraph of this Section 6.04 shall be deemed to have been made or to be held, as applicable, in reliance on such other paragraph and not in reliance on this paragraph (xiv);

(xv)	Investments resulting from pledges or deposits described in clause (c), (d) or (n) of the definition of the term “Permitted Encumbrance”;
(xvi)
receivables or other trade payables owing to the Borrower or a Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Borrower or any Subsidiary deems reasonable under the circumstances;

(xvii)
mergers and consolidations permitted under Section 6.03 that do not involve any Person other than the Borrower and Subsidiaries that are wholly owned Subsidiaries; provided that any such merger or consolidation that results in an Investment by a Loan Party in a Subsidiary that is not a Loan Party shall be deemed made in reliance on paragraph (iii) above;

(xviii)
Guarantees to insurers required in connection with worker’s compensation and other insurance coverage of business operating risks (but not any credit or financial risks) arranged in the ordinary course of business;

(xix)
Guarantees by the Borrower and the Subsidiaries, in the ordinary course of business, of obligations of Subsidiaries to suppliers, contractors, and foundries in an aggregate amount outstanding not at any time in excess of $25,000,000;

(xx)	Investments consisting of Sellers’ Retained Interests in Securitizations permitted by Section 6.05;
(xxi)	Guarantees by the Borrower and the Subsidiaries, in the ordinary course of business, of obligations of Subsidiaries not constituting Indebtedness;

(xxii)
Qualifying Round-Trip Investments, provided that any Investment made in reliance on this clause (xxii) that ceases at any time to meet the requirements for a Qualifying Round-Trip Investment will automatically cease to be permitted pursuant to this clause (xxii) and, if maintained, must be permitted by another applicable clause under this Section 6.04; and

(xiii)
other Investments in an aggregate outstanding amount not to exceed $300,000,000, subject to a cap of an aggregate principal amount of $100,000,000 in any calendar year, with up to $25,000,000 of any unused amount of such base amount from any calendar year available for use in the next succeeding calendar year following the use of the base amount permitted by this clause (xxiii) in such succeeding calendar year, but not for use in any subsequent year; provided that the permitted amount for each calendar year shall be used prior to any amount carried over from the previous calendar year.

SECTION 6.05. Asset Sales.  The Borrower will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of (including pursuant to any transfer or contribution to a Subsidiary) any asset, including any Equity Interest owned by it, nor will the Borrower permit any Subsidiary to issue any additional Equity Interests in such Subsidiary (other than to the Borrower or a Subsidiary in compliance with Section 6.04, and other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under Requirements of Law) (each, a “Disposition”), except:
(a)	Dispositions of (i) inventory, (ii) used, obsolete or surplus equipment or (iii) cash and Cash Equivalents, in each case in the ordinary course of business;
(b)
Dispositions to the Borrower or any Subsidiary; provided that any such Dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.04 (if applicable) and Section 6.09;

(c)
Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d)
Dispositions of assets to the extent that such assets constitute an Investment permitted by clause (b)(vii) or (b)(viii) of Section 6.04 or another asset received as consideration for the Disposition of any asset permitted by this Section (in each case, other than Equity Interests in a Subsidiary, unless all Equity Interests in such Subsidiary (other than directors’ qualifying shares) are sold);

(e)	Dispositions of assets subject to any casualty or condemnation proceeding (including in lieu thereof);
(f)
Dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business consistent with past practice and not as part of any accounts receivables financing transaction;

(g)	leases or subleases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Borrower or any Subsidiary;
(h)
any Permitted IP Transfer or the sale, transfer, abandonment, allowance to lapse or other disposition by the Borrower of intellectual property if the Borrower determines in good faith that such intellectual property is no longer useful in the conduct of the business of the Loan Parties, taken as a whole, or that maintenance of such intellectual property is no longer economically or commercially practical;

(i)
Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(j)
Dispositions of Equity Interests or assets purchased or otherwise acquired in connection with a Permitted Acquisition or other acquisition permitted hereunder; provided that (i) each such sale, transfer or other disposition shall have been made within 18 months of the consummation of the related Permitted Acquisition or other acquisition and (ii) the aggregate fair market value of the Equity Interests or assets sold, transferred or otherwise disposed of in reliance on this clause (j) shall not exceed $25,000,000 during any fiscal year of the Borrower;

(k)
Dispositions of assets that are not permitted by any other clause of this Section; provided that the aggregate fair value of all assets sold, transferred, leased or otherwise disposed of in reliance on this clause (k) shall not exceed during any fiscal year of the Borrower the greater of (x) $110,000,000 and (y) 10.00% of Consolidated Tangible Net Worth as of the last day of the fiscal quarter, if any, of the Borrower most recently ended for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b);

(l)
Dispositions of assets that are not permitted by any other clause of this Section; provided that 100% of the Net Proceeds therefrom are used to prepay Loans to the extent then outstanding (it being understood and agreed that (x) such Net Proceeds shall be applied first to any Term Loans outstanding and (y) to the extent of any repayment of Revolving Loans, the Revolving Commitments shall permanently be reduced by a corresponding amount); provided further that no such prepayment or reduction shall be required to the extent that such Net Proceeds are reinvested in assets used or useful in the business of the Borrower or the Subsidiaries within 180 days of the receipt thereof;

(m)	the granting of Liens not prohibited by this Agreement;
(n)
any financing transaction with respect to property built or acquired by Borrower or any Subsidiary, including sale and lease-back transactions, in each case, to the extent not prohibited by this Agreement;

(o)	any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(p)	the voluntary unwinding of any Hedging Agreements; and
(q)
any Foreign Subsidiary may sell Securitization Assets to one or more Securitization Vehicles in Securitizations; provided that (i) each such Securitization is effected on market terms, (ii) the aggregate amount of Third Party Interests in respect of all such Securitizations shall not exceed, at any time outstanding, the greater of (x) $110,000,000 and (y) 10.00% of Consolidated Tangible Net Worth as of the last day of the fiscal quarter, if any, of the Borrower most recently ended for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b), (iii) the aggregate amount of the Sellers’ Retained Interests in such Securitizations does not exceed an amount at any time outstanding that is customary for similar transactions and (iv) the proceeds to each such Securitization Vehicle from the issuance of Third Party Interests are applied substantially simultaneously with the receipt thereof to the purchase from such Foreign Subsidiary of Securitization Assets.

provided that all Dispositions made in reliance on clause (j), (k) or (l) shall be made for fair value and be for at least 75% cash consideration payable at the time of such Disposition; provided further that (i) any consideration in the form of Cash Equivalents that are disposed of for cash consideration within 180 days after such sale, transfer or other disposition shall be deemed to be cash consideration in an amount equal to the amount of such cash consideration for purposes of this proviso, (ii) any liabilities (as shown on the Borrower’s or such Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Loan Document Obligations, that are assumed by the transferee with respect to the applicable sale, transfer, lease or other disposition and for which the Borrower and all the Subsidiaries shall have been validly released by all applicable creditors in writing shall be deemed to be cash consideration in an amount equal to the liabilities so assumed and (iii) any Designated Non-Cash Consideration received by the Borrower or such Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at that time outstanding, shall not be in excess of the greater of (x) $55,000,000 and (y) 5.00% of Consolidated Tangible Net Worth as of the last day of the fiscal quarter, if any, of the Borrower most recently ended for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash consideration.
SECTION 6.06. [Reserved]
SECTION 6.07. Hedging Agreements.  The Borrower will not, and will not permit any Subsidiary to, enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than in respect of Equity Interests or Indebtedness of the Borrower or any Subsidiary) and (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness.
(a)	The Borrower will not, and will not permit any Subsidiary to, declare or make directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
(i)
the Borrower and its Subsidiaries may declare and make any Restricted Payments so long as at the time each such Restricted Payment is made (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Leverage Ratio at such time, calculated on a Pro Forma Basis giving effect to such Restricted Payment, is equal to or less than 2.50 to 1.00; and

(ii)	in addition, any of the following Restricted Payments may be declared and made at any time:
(A)	the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests permitted hereunder;
(B)
any Subsidiary may declare and pay dividends or make other distributions with respect to its capital stock, partnership or membership interests or other similar Equity Interests, or make other Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests or its Equity Interests of the relevant class, as the case may be, or otherwise in connection with a Qualifying Round-Trip Investment;

(C)	the Borrower may acquire Equity Interests upon the exercise of stock options if such Equity Interests are transferred in satisfaction of a portion of the exercise price of such options;
(D)
the Borrower may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Borrower in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in the Borrower;

(E)
the Borrower may make Restricted Payments, not exceeding $10,000,000 in the aggregate during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans or agreements approved by the Borrower’s board of directors for directors, officers or employees of the Borrower and the Subsidiaries;

(F)
the Borrower may make cash payments upon conversion of the Convertible Senior Debt (or other convertible securities with terms substantially similar to, and no less favorable to the Lenders than, those of the Convertible Senior Debt) into common stock of the Borrower in an amount not to exceed the stated principal amount of the Convertible Senior Debt (or such other convertible securities) so converted and otherwise in accordance with Section 6.08(b)(ii);

(G)
other Restricted Payments in an aggregate outstanding amount not to exceed, together with the amount of any payments made pursuant to Section 6.08(b)(ii)(G), $300,000,000, subject to a cap of $100,000,000 in any calendar year, with up to $25,000,000 of any unused amount of such base amount from any calendar year available for use in the next succeeding calendar year following the use of the base amount permitted by this clause (G) in such succeeding calendar year, but not for use in any subsequent year; provided that the permitted amount for each calendar year shall be used prior to any amount carried over from the previous calendar year; and

(b)	None of the Borrower or any Subsidiary will, directly or indirectly, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Junior Indebtedness, including by making any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, defeasance, cancellation or termination of any Junior Indebtedness prior to the scheduled maturity thereof, or make any payment in violation of any subordination terms of any Junior Indebtedness; except:

(i)
the prepayment, redemption, purchase, defeasance or other satisfaction of Junior Indebtedness shall be permitted so long as at the time thereof (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) the Leverage Ratio, calculated on a Pro Forma Basis giving effect to such prepayment, redemption, purchase, defeasance or other satisfaction of Junior Indebtedness, is equal to or less than 2.50 to 1.00; and

(ii)	the Borrower may make any of the following payments for or in respect of Junior Indebtedness (to the extent such payments are not otherwise permitted pursuant to clause (b)(i) of this Section 6.08):
(A)
regularly scheduled interest and principal payments and fees as and when due in respect of any Junior Indebtedness, and any payments or prepayments in respect of Junior Indebtedness owed by any Loan Party to the Borrower or any Subsidiary, in each case other than payments in respect of Junior Indebtedness prohibited by the subordination provisions thereof;

(B)	refinancings of Junior Indebtedness to the extent permitted under Section 6.01;
(C)	the conversion of any Junior Indebtedness to Equity Interests (other than Disqualified Equity Interests) of the Borrower;
(D)	payments of or in respect of Junior Indebtedness made solely with Equity Interests in the Borrower (other than Disqualified Equity Interests);
(E)	the prepayment, redemption, purchase, defeasance or other satisfaction of Junior Indebtedness incurred or assumed pursuant to Section 6.01(a)(vi), so long as at the time each such payment is made no Default shall have occurred and be continuing or would result therefrom

(F)	payment of interest in the form of payments in kind, accretion or similar payments;
(G)
the Borrower and the Subsidiaries may make additional cash payments of or in respect of Junior Indebtedness (unless such payments would be prohibited by the subordination provisions thereof), so long as at the time each such payment is made no Default shall have occurred and be continuing or would result therefrom, (x) in an amount not in excess of, together with the amount of any Restricted Payments made pursuant to Section 6.08(a)(ii)(G), $300,000,000, subject to a cap of an aggregate principal amount of $100,000,000 in any calendar year, with up to $25,000,000 of any unused amount of such base amount from any calendar year available for use in the next succeeding calendar year following the use of the base amount permitted by this clause (G) in such succeeding calendar year, but not for use in any subsequent year; provided that the permitted amount for each calendar year shall be used prior to any amount carried over from the previous calendar year; and

(H)
the Borrower or any Subsidiary may make other payments of Junior Indebtedness as a result of a “change of control” or Disposition so long as, in each case, any rights of the holders thereof upon such “change of control” or Disposition shall be subject to the prior repayment in full of the outstanding Loans and all other outstanding Obligations (including accrued interest, fees and other accrued Obligations) and the termination of the Commitments and the expiration, cancellation, termination or cash collateralization of any Letters of Credit in accordance with the terms of this Agreement.

(c)	For the avoidance of doubt, payments in respect of the Convertible Senior Debt or other debt convertible into Equity Interests of the Borrower (prior to or in connection with the conversion thereof into Equity Interests of the Borrower) shall not constitute Restricted Payments or payments in respect of Junior Indebtedness restricted by this Section 6.08.

SECTION 6.09. Transactions with Affiliates.  The Borrower will not, and will not permit any Subsidiary to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than those that could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly-owned Subsidiaries, (c) any Restricted Payment permitted under Section 6.08, (d) issuances by the Borrower of Equity Interests (other than Disqualified Equity Interests), (e) compensation, expense reimbursement and indemnification of, and other employment arrangements with, directors, officers and employees of the Borrower or any Subsidiary entered in the ordinary course of business, (f) payroll, travel and similar advances to directors and employees of the Borrower or any Subsidiary on customary terms and made in the ordinary course of business, (g) loans or advances to directors and employees of the Borrower or any Subsidiary on customary terms and made in the ordinary course of business, (h) transactions between or among non-Loan Parties not involving any other Affiliate and (i) transactions with wholly owned Subsidiaries or joint ventures for the purchase or sale of goods, products, parts, equipment and services entered into in the ordinary course of business.

SECTION 6.10. Restrictive Agreements.  None of the Borrower or any Subsidiary will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure any Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to the Borrower or any Subsidiary or to Guarantee Indebtedness of the Borrower or any Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by (1) Requirements of Law, (2) any Loan Document or (3) any Permitted Pari Passu Refinancing Debt, any Permitted Junior Lien Refinancing Debt, any Permitted Pari Passu Refinancing Debt, any Incremental Equivalent Debt and, in each case, any Refinancing Indebtedness in respect of any of the foregoing; provided that in each case under this clause (3) the Borrower shall have determined in good faith that such conditions and restrictions (x) are not materially more restrictive than such restrictions generally prevailing in the market for such Indebtedness at the time such Indebtedness is incurred, (y) are not materially more restrictive (when taken as a whole), than those contained in the Loan Documents and (z) will not affect the ability of the Borrower or any Subsidiary to make any payment required hereunder or the ability of the Borrower or any Subsidiary to take any action that would in the absence of such restriction or condition be required to satisfy the Collateral and Guarantee Requirement, (B) restrictions and conditions existing on the Effective Date identified on Schedule 6.10 to the Disclosure Letter (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), (C) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement, provided that such restrictions and conditions apply only to such Subsidiary and to any Equity Interests in such Subsidiary, (D) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary, or a business unit, division, product line or line of business or other assets in transaction permitted by Section 6.05, that are applicable solely pending such sale; provided that such restrictions and conditions apply only to the Subsidiary, or the business unit, division, product line or line of business or other asset, that is to be sold and such sale is permitted hereunder and (E) restrictions and conditions imposed by any agreement governing Indebtedness entered into after the Effective Date and permitted under Section 6.01; provided that in each case under this clause (E) the Borrower shall have determined in good faith that such conditions and restrictions (x) are not materially more restrictive than such restrictions generally prevailing in the market for such Indebtedness at the time such Indebtedness is incurred, (y) are not materially more restrictive (when taken as a whole), than those contained in the Loan Documents and (z) will not affect the ability of the Borrower or any Subsidiary to make any payment required hereunder or the ability of the Borrower or any Subsidiary to take any action that would in the absence of such restriction or condition be required to satisfy the Collateral and Guarantee Requirement; provided that (i) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.01 if such restrictions or conditions apply only to the assets securing such Indebtedness or (B) customary provisions in leases and other agreements restricting the assignment thereof, and (ii) clause (b) of the foregoing shall not apply to (A) restrictions and conditions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and otherwise permitted by clause (iv) of Section 6.01 (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition); provided that such restrictions and conditions apply only to such Subsidiary, and (B) restrictions and conditions imposed by agreements relating to Indebtedness of Foreign Subsidiaries permitted under Section 6.01; provided that such restrictions and conditions apply only to Foreign Subsidiaries. Nothing in this paragraph shall be deemed to modify the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” or the obligations of the Loan Parties under Section 5.03, 5.04 or 5.13 or under the Security Documents.

SECTION 6.11. Amendment of Material Documents.  The Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under (i) any agreement or instrument governing or evidencing any Junior Indebtedness (other than any refinancing of any Junior Indebtedness otherwise permitted under this Agreement that complies with the definition of Permitted Refinancing Debt) or (ii) its certificate of incorporation, bylaws or other organizational documents, in each case to the extent such amendment, modification or waiver, taken as a whole, would reasonably be expected to be adverse in any material respect to the Lenders.
SECTION 6.12. Interest Coverage Ratio.  The Borrower will not permit the Interest Coverage Ratio for any Test Period to be less than 2.00 to 1.00.
SECTION 6.13. Leverage Ratio.  The Borrower will not permit the Leverage Ratio on the last day of any fiscal quarter of the Borrower to exceed (a) 3.25 to 1.00; provided that, upon the consummation of any Qualified Acquisition, the Borrower may elect to increase the permitted Leverage Ratio by 0.25 to 1.00 at the end of and for the fiscal quarter during which such Qualified Acquisition has been completed and for each of the following three consecutive fiscal quarters; provided further that (x) the Borrower may make no more than two such elections between the Effective Date and the Maturity Date, (y) the Leverage Ratio may not exceed 3.50 to 1.00 at any time and (z) if an election shall have been made under this Section 6.12, the Borrower may not make another election unless, following the expiration or termination of the most recent prior period with an increased Leverage Ratio, the Leverage Ratio as of the last day of at least two consecutive full fiscal quarters of the Borrower shall not have exceeded 3.25 to 1.00.
SECTION 6.14. Fiscal Year.  The Borrower will not, and the Borrower will not permit any other Loan Party to, change its fiscal year to end on a date other than December 31.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:
(a)
the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)
the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)
any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any written report, certificate, financial statement or other information furnished pursuant to any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)	the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.05 (with respect to the existence of the Borrower) or 5.11 or in Article VI;
(e)
any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower (with a copy to the Administrative Agent in the case of any such notice from a Lender);

(f)
the Borrower or any Subsidiary shall fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period in respect of such failure under the documentation representing such Material Indebtedness);

(g)	any event or condition resulting from the breach of any covenant or obligation or the occurrence of any “default”, “event of default” or “termination event” (however denominated, and including in any case any event analogous to a Default or an Event of Default hereunder) occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or, in the case of any Hedging Agreement, to cause the termination thereof; provided that this clause (g) shall not apply to (A) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness, (B) any Indebtedness that becomes due as a result of a refinancing thereof permitted under Section 6.01 or (C) any requirement to prepay or offer to repurchase or prepay Material Indebtedness pursuant to customary terms thereof that are not otherwise prohibited hereby with respect to asset sale or excess cash flow prepayment requirements, borrowing base or lending commitment exposure limits, margin maintenance requirements or similar provisions; provided further that any such prepayment or repurchase requirement does not result from the breach of any covenant or obligation or the occurrence of any “event of default” or “termination event” (however denominated, and including in any case any event analogous to an Event of Default hereunder);

(h)	one or more ERISA Events shall have occurred that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;
(i)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or a Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(j)
the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted by clause (iv) of Section 6.03(a)), reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of the Borrower or any Material Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (j) or clause (i) of this Article;

(k)
one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer), shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain unpaid or undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(l)
any Lien purported to be created under any Security Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid and perfected Lien on any material Collateral, with the priority required by the applicable Security Document, except as a result of (i) a Disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) the release thereof as provided in Section 9.14 or (iii) the Administrative Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Agreement or to maintain in effect UCC financing statements, unless such failure is attributable to any failure of a Loan Party to perform its obligations under any Loan Document;

(m)
any Guarantee of a Loan Party purported to be created under any Loan Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, in full force and effect, except (i) upon the consummation of any transaction permitted under this Agreement as a result of which the Subsidiary Loan Party providing such Guarantee ceases to be a Subsidiary or (ii) as a result of the release thereof as provided in the applicable Loan Document or Section 9.14; or

(n)	a Change in Control shall occur;
then, and in every such event (other than an event with respect to the Borrower described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall become due and payable immediately and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.04(i), in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event with respect to the Borrower described in clause (i) or (j) of this Article, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent and collateral agent under the Loan Documents, and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.  In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf.  It is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.  Without limiting the generality of the foregoing, the Lenders and the Issuing Banks hereby expressly authorize the Administrative Agent to execute any and all documents (including releases and intercreditor agreements) with respect to the Collateral (including any amendment, supplement, modification or joinder with respect thereto) and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and acknowledge and agree that any such action by the Administrative Agent shall bind the Lenders.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law and (c) except as expressly set forth in the Loan

Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or wilful misconduct, as determined by a court of competent jurisdiction by a final and non-appealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.  Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from any confirmation of the Revolving Exposure or the component amounts thereof.
The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof).  The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or wilful misconduct in the selection of such sub-agents.
Subject to the terms of this paragraph, the Administrative Agent may resign at any time from its capacity as such.  In connection with such resignation, the Administrative Agent shall give notice of its intent to resign to the Lenders, the Issuing Banks and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor.  Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank.  Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date or delivering its signature page to an Assignment and Assumption or an Incremental Facility Amendment pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.
Except with respect to the exercise of setoff rights of any Lender in accordance with Section 9.08 or with respect to a Lender’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.  In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition.  Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the foregoing provisions.

In furtherance of the foregoing and not in limitation thereof, no Hedging Agreement, agreement or arrangement with respect to Cash Management Services or other agreement (other than the Loan Documents) the obligations under which constitute Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document.  By accepting the benefits of the Collateral, each Secured Party that is a party to any such Hedging Agreement or agreement or arrangement with respect to Cash Management Services, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, (i) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(a)(v) and (ii) to agree to or enter into subordination or intercreditor agreements applicable to any interests in any Securitization Vehicle or any Third Party Interests, in each case to the extent pledged under any Security Document to secure the Obligations.  The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
In case of the pendency of any proceeding with respect to any Loan Party under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)	to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.16, 2.17 and 9.03) allowed in such judicial proceeding; and
(b)	to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).

Notwithstanding anything herein to the contrary, neither the Arrangers nor any Person named on the cover page of this Agreement as a Co-Documentation Agent, Joint Lead Arranger or Joint Bookrunner shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder.
The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and none of the Borrower or any other Loan Party shall have any rights as a third party beneficiary of any such provisions.

ARTICLE IX

Miscelleaneous

SECTION 9.01. Notices.  (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
(i)
if to the Borrower, to it at 63 Lancaster Avenue, Malvern, Pennsylvania 19355, Attention of the Chief Financial Officer (email: [personal email address redacted]), with a copy to the General Counsel (email: [personal email address redacted]);

(ii)
if to the Administrative Agent, as follows: (A) if such notice relates to a Loan or Borrowing denominated in dollars, or does not relate to any particular Loan, Borrowing or Letter of Credit, to JPMorgan Chase Bank, N.A., 10 S. Dearborn St., Floor L2, Chicago, IL 60603, Mailcode IL1-0480, Attention of April Yebd (Fax No. 844-490-5663) (email: [personal email address redacted]), with a copy to JPMorgan Chase Bank, N.A., 237 Park Avenue, New York, NY 10017, Attention of Daglas Panchal (email: [personal email address redacted]), and, if with respect to any Letter of Credit or LC Disbursement, with a copy to LC Team (Fax No. 312-256-2608) (email: [personal email address redacted]), with a copy to JPMorgan Chase Bank, N.A., 237 Park Avenue, New York, NY 10017, Attention of Daglas Panchal (email: [personal email address redacted]), and (B) if such notice relates to a Loan or Borrowing denominated in a Designated Foreign Currency, to J.P. Morgan Europe Limited, Loans Agency 6th Floor, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Attention of Loans Agency (Fax No. +44 20-7777-2360) (email: [personal email address redacted]), with a copy to JPMorgan Chase Bank, N.A., 10 S. Dearborn St., Floor L2, Chicago, IL 60603, Mailcode IL1-0480, Attention of April Yebd (Fax No. 844-490-5663) (email: [personal email address redacted]);

(iii)
if to any Issuing Bank, to it at its address or email (or fax number) most recently specified by it in a notice delivered to the Administrative Agent and the Borrower (or, in the absence of any such notice, to the address (or fax number) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof); and

(iv)	if to any other Lender, to it at its address or email (or fax number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient); and notices delivered through electronic communications to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.
(b)	Notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished by electronic communications (including email and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent and the Borrower that it is incapable of receiving notices under such Article by electronic communication. Any notices or other communications to the Administrative Agent or the Borrower may be delivered or furnished by electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)	Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.
(d)	The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any communications by posting such communication on Debt Domain, IntraLinks, SyndTrak or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available”. Neither the Administrative Agent nor any of its Related Parties warrants, or shall be deemed to warrant, as to the adequacy of the Platform and each such Person expressly disclaims any liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Loan Parties, any Lender, any Issuing Bank or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise), arising out of any Loan Party’s or the Administrative Agent’s transmission of Communications through the Platform, except to the extent such damages are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of the Administrative Agent or any of its Related Parties.

SECTION 9.02. Waivers; Amendments.  (a)  No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.  No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
(b)	Except as provided in Sections 2.20, 2.21 and 2.22 and in the Collateral Agreement, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, the Administrative Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent or the waiver of any Default, Event of Default or mandatory prepayment shall not constitute an increase of any commitment), (B) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than as a result of any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.12(c), it being understood that a waiver of a Default or any change in the definition of the term “Leverage Ratio” or any component thereof shall not constitute a reduction of interest for this purpose), or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (C) postpone the scheduled maturity date of any Loan, or the date of any scheduled payment of the principal amount of any Incremental Term Loan under the applicable Incremental Facility Amendment, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (D) except as provided in Sections 2.20, 2.21 or 2.22, change Section 2.17(b) or 2.17(c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (E) except pursuant to an Incremental Facility Amendment or an Extension Permitted Amendment to reflect a new Class of Loans or Commitments hereunder, change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or “Required Revolving Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be); provided that, with the consent of the Required Lenders or the Required Revolving Lenders, as the case may be, the provisions of this Section and the definition of the term “Required Lenders” or “Required Revolving Lenders” may be amended to include references to any new Class of loans created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the existing Classes of Loans or Lenders, (F) release Guarantees constituting all or substantially all the value of the Guarantees under the Collateral Agreement, or limit the liability of Loan Parties in respect of Guarantees constituting such value, or limit its liability in respect thereof, in each case without the written consent of each Lender (except as expressly provided in Section 9.14 or the Collateral Agreement (including any such release by the Administrative Agent in connection with any sale or other disposition of any Subsidiary upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations guaranteed under the Collateral Agreement shall not be deemed to be a release or limitation of any Guarantee), (G) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (except as expressly provided in Section 9.14 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of the Security Documents) and (H) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of Collateral or payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing a Majority in Interest of each affected Class; provided further that (1) no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent, any Issuing Bank without the prior written consent of the Administrative Agent, such Issuing Bank, as the case may be and (2) any amendment, waiver or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of a particular Class (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number or percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.  Notwithstanding the foregoing, (i) no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of (x) any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (A), (B), (C) or (D) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification or (y) in the case of any vote requiring the approval of all Lenders or each affected Lender, any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, waiver or other modification becomes effective and whose Commitments terminate by the terms and upon the effectiveness of such amendment, waiver or other modification; provided that any amendment, waiver or other modification of this Agreement or any other Loan Document requiring the consent of all Lenders or of each affected Lender that affects any Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender and (ii) this Agreement may be amended to provide for Incremental Extensions of Credit in the manner contemplated by Section 2.20, Extension Permitted Amendments as provided in Section 2.21 and the incurrence of Refinancing Revolving Commitments and Refinancing Term Loans as provided in Section 2.22, in each case without any additional consents.

(c)	Notwithstanding anything herein to the contrary, the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement, the Collateral Agreement or any other Security Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement”.
(d)	The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.  (a)  The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their Affiliates, including expenses incurred in connection with due diligence, syndication and travel and the reasonable and documented fees, charges and disbursements of Cravath, Swaine & Moore LLP and, if reasonably necessary, of a single firm of local counsel in each relevant foreign jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for the foregoing retained with the Borrower’s consent (such consent not to be unreasonably withheld, conditioned or delayed), in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, including the preparation, execution and delivery of the Engagement Letter, as well as the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the reasonable and documented fees, charges and disbursements of a single firm of counsel for the foregoing and, if reasonably necessary, of a single firm of local counsel in each relevant foreign jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for the foregoing and, in the case of an actual or perceived conflict of interest where any such Person affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person (and, if reasonably necessary, of a single firm of local counsel in each relevant jurisdiction (which may be include a single firm of special counsel acting in multiple jurisdictions) for such affected Person), in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)	The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Arrangers, each Lender and Issuing Bank (each such Person, an “Indemnified Institution”), and each Related Party of any of the foregoing Persons (each Indemnified Institution and each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the reasonable and documented out-of-pocket fees, charges and disbursements of a single firm of counsel for all Indemnitees, taken as a whole, and, if reasonably necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest, where an Indemnified Institution affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnified Institution), incurred by or asserted against any Indemnitee arising out of, in connection with, based upon, or as a result of (i) the structuring, arrangement and the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Engagement Letter, this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Engagement Letter, this Agreement or the other Loan Documents of their obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan, Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (each, a “Proceeding”) and whether initiated against or by any party to the Engagement Letter, this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto and regardless of whether such claim, litigation or proceeding is brought by a third party or by the Borrower or any of the Subsidiaries) or (iv) any actual or alleged presence or Release of Hazardous Materials on, at, under or from any property currently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries; provided that, in the case of each of clause (i), (ii) and (iii) above, such indemnity shall not, as to any Indemnified Institution, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from (A) (i) the gross negligence, bad faith or willful misconduct of such Indemnified Institution or any of its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (ii) a material breach by such Indemnified Institution or one of its Related Parties of this Agreement as determined by a court of competent jurisdiction in a final and non-appealable decision or (B) the subject of a Proceeding brought by an Indemnified Institution against any other Indemnified Institution (other than any claims against any Arranger or the Administrative Agent in its capacity as such) and are found by a final, non-appealable judgment of a court of competent jurisdiction not to have resulted from an act or omission by the Borrower or its affiliates. This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)	To the extent that the Borrower fails to pay any amount required to be paid by it under paragraph (a) or (b) of this Section to the Administrative Agent (or any sub-agent thereof), any Issuing Bank or any Related Party of any of the foregoing, without relieving the Borrower of its obligation to do so, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent), such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), any Issuing Bank in connection with such capacity. For purposes of this Section, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Incremental Term Loans and unused Commitments at the time (or most recently outstanding and in effect).
(d)	To the extent permitted by applicable law, the Borrower shall not assert, or permit any of its Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) in the absence of willful misconduct or gross negligence (as determined by a court of competent jurisdiction in a final, non-appealable decision). To the extent permitted by applicable law, no party hereto shall assert, or permit any of its Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee or any other party hereto or its Affiliates on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided, however, that nothing contained in this sentence will limit the indemnity and reimbursement obligations of the Borrower set forth in this Section in the case of a claim by any third party that is not an Affiliate of the Indemnitee seeking indemnification or reimbursement.

(e)	All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Arrangers and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of any of the Administrative Agent, the Arrangers, any Issuing Bank and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)	(i) Notwithstanding anything to the contrary contained herein, neither the Borrower nor any Affiliate of the Borrower may acquire by assignment, participation or otherwise any right to or interest in any of the Commitments or Incremental Term Loans hereunder (and any such attempted acquisition shall be null and void). Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees (other than, in the case of Term Commitments or Term Loans, any “disqualified lenders” (or equivalent term) applicable with respect thereto) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)
the Borrower; provided that no consent of the Borrower shall be required (1) for an assignment (x) of a Term Commitment or a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (y) of a Revolving Commitment or a Revolving Loan to a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund in respect of a Revolving Lender and (2) if an Event of Default pursuant to clause (a), (b), (i) or (j) of Article VII has occurred and is continuing, for any other assignment; provided further that (x) in the case of an assignment of a Term Commitment or a Term Loan, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof and (y) in the case of an assignment of a Revolving Commitment or a Revolving Loan, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof;

(B)
the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment and delegation of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)	each Issuing Bank, in the case of any assignment and delegation of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its LC Exposure;
(ii)	Assignments shall be subject to the following additional conditions:
(A)
except in the case of an assignment and delegation to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment and delegation of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment and delegation (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment and delegation or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment and delegation is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of Term Loans, $500,000, unless each of the Borrower and the Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (i) or (j) of Article VII has occurred and is continuing;

(B)
each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans but not those in respect of a second Class;

(C)
the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that (i) only one such processing and recordation fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender and (ii) no such fee will be payable in respect of an assignment by any Lender that is a Lender as of the Effective Date at any time prior to the 90th day following the Effective Date;

(D)
with respect to any assignment and delegation pursuant to Section 2.18(b), the parties hereto agree that such assignment and delegation may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto; and

(E)
the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.16(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.

(iii)
Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03).  Any assignment or other transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).

(iv)
The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of and stated interest on the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and, as to entries pertaining to it, any Issuing Bank or Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)
Upon receipt by the Administrative Agent of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.16(f) (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in this Section and any written consent to such assignment and delegation required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph, and following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto.  Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.

(vi)
The words “execution”, “signed”, “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as applicable, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar State laws based on the Uniform Electronic Transactions Act.

(c)	(i) Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more Eligible Assignees (“Participants”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the Lenders. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (x) agrees to be subject to the provisions of Sections 2.17 and 2.18 as if it were an assignee under paragraph (b) of this Section and (y) shall not be entitled to receive any greater payment under Section 2.14 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, unless the sale of such participation was made with the Borrower’s prior written consent and the entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant to which it has sold a participation and the principal amounts (and stated interest) of each such Participant’s interest in the Loans or other rights and obligations of such Lender under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or other rights and obligations under any this Agreement) except to the extent that such disclosure is necessary to establish that such Loan or other right or obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d)	Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Arrangers, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated.  Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.04(d) or 2.04(f).  The provisions of Sections 2.14, 2.15, 2.16, 2.17(e) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness.  Any Loan Document may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under the Engagement Letter and any commitment advices submitted by them (but do not supersede any other provisions of the Engagement Letter (or any separate letter agreements with respect to fees payable to the Administrative Agent or any Issuing Bank) that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect).  Except as provided in Section 4.01 this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of any Loan Document by facsimile or other electronic imaging shall be effective as delivery of an originally executed counterpart of such Loan Document.
SECTION 9.07. Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency and whether or not matured) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of the Borrower against any of and all the obligations then due of the Borrower now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations of the Borrower are owed to a branch or office of such Lender, such Issuing Bank or any such Affiliate different from the branch or office holding such deposit or obligated on such Indebtedness; provided that such setoff against obligations under this Agreement shall not apply in the case of amounts owed under any Securitization by a Lender, Issuing Bank, or any of its Affiliates.  Each Lender and each Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section.  The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have.
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.  (a)  This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement, the other Loan Documents and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.
(b)	The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Bank or any Related Party of any of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of such courts and agrees that all claims in respect of any action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each party hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Lender or any Issuing Bank may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction.

(c)
Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)	Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11. Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
       SECTION 9.12. Confidentiality.  Each of the Administrative Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood and agreed that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any Hedging Agreement relating to the Borrower or any Subsidiary and its obligations hereunder or under any other Loan Document, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any Issuing Bank or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than the Borrower.  For purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or any Subsidiary or their businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate.

SECTION 9.14. Release of Liens and Guarantees.  Subject to the reinstatement provisions set forth in the Collateral Agreement, a Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise.  Upon any sale or other transfer by any Loan Party (other than to the Borrower or any other Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents shall be automatically released.  In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.  Each of the Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to effect the releases set forth in this Section.

SECTION 9.15. Conversion of Currencies.  (a)  If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b)	The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section 9.15 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.16. Certain Notices.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with such Act.
SECTION 9.17. No Fiduciary Relationship.  (a)  The Borrower, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, the Subsidiaries and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.  Additionally, the Borrower acknowledges and agrees that the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their respective Affiliates are not advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction.  The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their respective Affiliates shall have no responsibility or liability to the Borrower with respect thereto.

(b)	The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their respective Affiliates are each full service securities or banking firms engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. The Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower, the Subsidiaries and their respective Affiliates, and none of the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks or any of their respective Affiliates has any obligation to disclose any of such interests to the Borrower, the Subsidiaries or any of their respective Affiliates. With respect to any securities and/or financial instruments so held by the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their respective Affiliates or any of their respective customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. To the fullest extent permitted by law, each of Borrower hereby waives and releases any claims that it or any of its Affiliates may have against the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks or any of their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.18. Non-Public Information.  (a)  Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI.  Each Lender represents to the Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.
(b)	The Borrower, and each Lender acknowledge that, if information furnished by the Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Platform, (i) the Administrative Agent may post any information that the Borrower has indicated as containing MNPI solely on that portion of the Platform as is designated for Private Side Lender Representatives and (ii) if the Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform as is designated for Private Side Lender Representatives. The Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Borrower that is suitable to be made available to Public Side Lender Representatives, and the Administrative Agent shall be entitled to rely on any such designation by the Borrower without liability or responsibility for the independent verification thereof.

SECTION 9.19. Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
SECTION 9.20. Certain ERISA Matters.
(a)	Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)
such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)	such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)	In addition, unless either sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto);

The Administrative Agent and the Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 9.21. Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

VISHAY INTERTECHNOLOGY, INC.,

By /s/ David E. McConnell
         Name: David E. McConnell
 Title: Senior Vice President and
 Corporate Treasurer

JPMORGAN CHASE BANK, N.A., individually
and as Administrative Agent,

By  /s/ Daglas Panchal
  Name: Daglas Panchal
  Title: Executive Director

SIGNATURE PAGE TO THE
 CREDIT AGREEMENT
OF VISHAY INTERTECHNOLOGY, INC.

Name of Institution: Comerica Bank

By /s/
 Name:
 Title:

For any Lender requiring a second signature block:

By _________________________
 Name:
 Title:

SIGNATURE PAGE TO THE
 CREDIT AGREEMENT
OF VISHAY INTERTECHNOLOGY, INC.

Name of Institution: Citizens Bank, N.A.

By /s/
 Name:
 Title:

For any Lender requiring a second signature block:

By _________________________
 Name:
 Title:

SIGNATURE PAGE TO THE
 CREDIT AGREEMENT
OF VISHAY INTERTECHNOLOGY, INC.

Name of Institution: HSBC BANK USA, NATIONAL ASSOCIATION

By /s/
 Name:
 Title:

For any Lender requiring a second signature block:

By _________________________
 Name:
 Title:

SIGNATURE PAGE TO THE
 CREDIT AGREEMENT
OF VISHAY INTERTECHNOLOGY, INC.

Name of Institution: UniCredit Bank AG, New York Branch

By /s/
 Name:
 Title:

For any Lender requiring a second signature block:

By /s/
 Name:
 Title:

SIGNATURE PAGE TO THE
 CREDIT AGREEMENT
OF VISHAY INTERTECHNOLOGY, INC.

Name of Institution: Santander Bank, N.A.

By /s/
 Name:
 Title:

For any Lender requiring a second signature block:

By /s/
 Name:
 Title:

SIGNATURE PAGE TO THE
 CREDIT AGREEMENT
OF VISHAY INTERTECHNOLOGY, INC.

Name of Institution: TD BANK, N.A.

By /s/
 Name:
 Title:

For any Lender requiring a second signature block:

By _________________________
 Name:
 Title:

SIGNATURE PAGE TO THE
 CREDIT AGREEMENT
OF VISHAY INTERTECHNOLOGY, INC.

Name of Institution: MUFG Bank, LTD

By /s/
 Name:
 Title:

For any Lender requiring a second signature block:

By _________________________
 Name:
 Title:

SIGNATURE PAGE TO THE
 CREDIT AGREEMENT
OF VISHAY INTERTECHNOLOGY, INC.

Name of Institution: KBC Bank, New York Branch

By /s/
 Name:
 Title:

For any Lender requiring a second signature block:

By /s/
 Name:
 Title:

SIGNATURE PAGE TO THE
 CREDIT AGREEMENT
OF VISHAY INTERTECHNOLOGY, INC.

Name of Institution: BANK LEUMI LE-ISRAEL, B.M.

By /s/
 Name:
 Title:

For any Lender requiring a second signature block:

By /s/
 Name:
 Title: